UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

Amendment No. 1

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☑	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

DIGITAL ANGEL CORPORATION

(Name of Registrant As Specified In Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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September [ ], 2013

Dear Fellow Stockholders:

First of all, allow me to introduce myself. My name is Scott R. Silverman, and I am the new Chairman and CEO of Digital Angel Corporation (“Digital Angel”), which will soon be renamed VeriTeQ Corporation. As a result of the Share Exchange Agreement, dated June 24, 2013, among Digital Angel, VeriTeQ Acquisition Corporation (“VeriTeQ”), and the shareholders of VeriTeQ, the companies have united and will focus on the VeriTeQ business.

With over 100 patents, patents pending, and exclusive licenses, and multiple regulatory approvals from the U.S. Food and Drug Administration (“FDA”) and CE marks, which enable us to market our products in the European Union, we believe our technologies are unique and poised to take a leading role in the relevant markets in which they compete.

Prior to this transaction, VeriTeQ was a private company. Our focus was, and will continue to be, on three related business lines:

1.

Unique Device Identification (“UDI”): Our patented, FDA cleared radio frequency identification microchip can be used to identify implantable medical devices from within the body to help ensure patient safety and accurate device identification. Our microchip technology allows medical device manufacturers to comply with the FDA Proposed Rule for UDI, specifically the Direct Part Marking requirement for implantable medical devices.

2.

Radiation Dosimetry Technologies: VeriTeQ’s patented radiation dose measurement (or biodosimetry) technologies are FDA cleared and CE marked. Our DVS SmartMarker® is the world’s first FDA cleared, implantable, wireless radiation sensor, used to measure the radiation dose delivered to a patient directly from the site of the tumor during cancer treatment, and is cleared for use in breast and prostate cancer patients. Our OneDose® adhesive technology is FDA cleared for use in cancer patients being treated with external beam radiation to measure radiation dose levels at the skin surface.

3.

Data Analytics: VeriTeQ is also engaged in the development of a UDI data acquisition and push technology delivery system capable of providing real-time analytics and outcomes reports. Our Office of Medicine and Data Science is focused on linking data from disparate sources with in vivo medical devices to create complete and accurate amalgamations of patient data. The expertise offered by the Office of Medicine and Data Science can ultimately benefit the patient by providing relevant information and outcomes to medical device manufactures, thereby helping them create safer, more effective devices for patients.

 It is our belief that the transaction with Digital Angel, and, most importantly, the opportunities that lie ahead will create a new, exciting, and cutting-edge company that makes all of its stockholders proud.

Thank you,

/s/ Scott R. Silverman

Scott R. Silverman

Telephone: 561.846.7000 ● Fax: 561.846.7001

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 THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF DIGITAL ANGEL CORPORATION

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Digital Angel Corporation

220 Congress Park Drive, Suite 200

Delray Beach, Florida 33445

INFORMATION STATEMENT

(Preliminary)

September [ ], 2013

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Stockholders of Digital Angel Corporation:

This Information Statement has been filed with the Securities and Exchange Commission (the "Commission") and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.01 per share (the “Common Stock”), of Digital Angel Corporation, a Delaware corporation (the “Company”), to notify such Stockholders that on July 12, 2013, the Company received written consents in lieu of a meeting of the Stockholders from holders of shares of voting securities representing approximately 89% of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to authorize the Company’s Board of Directors (the "Board") to approve the following:

(1) to effectuate a one for thirty reverse stock split of our issued and outstanding shares of Common Stock (the “Reverse Stock Split”);

(2) to change the name of the Company to “VeriTeQ Corporation” (the “Name Change”); and

(3) to approve and adopt the Company’s 2013 Stock Incentive Plan (the “Stock Plan”).

On July 5, 2013, the Board approved the Reverse Stock Split, the Name Change and the Stock Plan, subject to Stockholder approval. The Majority Stockholders approved the Reverse Stock Split, the Name Change and the Stock Plan by written consent in lieu of a meeting on July 12, 2013. Accordingly, your consent is not required and is not being solicited in connection with the approval of the foregoing.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the Reverse Stock Split, the Name Change and the Stock Plan can become effective is twenty calendar days after this Information Statement is first sent or given to the Stockholders. In addition, the Reverse Stock Split and Name Change will not become effective until we file the Certificate of Amendment to our Certificate of Incorporation, as amended (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware after the twenty calendar day period has elapsed. A form of the Certificate of Amendment is attached to this Information Statement as Annex A.

We are furnishing this Information Statement to Stockholders in satisfaction of the notice requirement under Section 228 of the Delaware General Corporation Law (“DGCL”). No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents are afforded to Stockholders as a result of the approval of the Reverse Stock Split, the Name Change and the Stock Plan.

 ii

This Information Statement was mailed to Stockholders on or about September [___], 2013.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Date: September [___], 2013	For the Board of Directors of

DIGITAL ANGEL CORPORATION

By:	/s/ Scott S. Silverman
Scott S. Silverman
Chairman and Chief Executive Officer

iii

INTRODUCTION

Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The DGCL, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

This Information Statement contains a brief summary of the material aspects of the Reverse Stock Split, Name Change and the Stock Plan approved by the Board of the Company (“we,” “our,” or “us”) and the Majority Stockholders which hold a majority of the voting capital stock of the Company.

On June 24, 2013, we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, VeriTeQ Acquisition Corporation, a Florida corporation (“VeriTeQ”), and the shareholders of VeriTeQ (the “VeriTeQ Shareholders”). The closing (the “Closing”) of the transaction (the “VeriTeQ Transaction”) took place on July 8, 2013 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares of VeriTeQ from the VeriTeQ Shareholders in exchange for the issuance of 4,107,592 shares of Series B preferred stock, par value $10.00 (the “Series B Preferred Stock”). On July 10, 2013, the Company realized that it incorrectly issued the Series B Preferred Stock and as a result, on July 12, 2013, it exchanged the Series B Preferred Stock for 410,759 shares of our newly created Series C convertible preferred stock, par value $10.00 (the “Series C Preferred Stock”). The terms of the Series C Preferred Stock are substantially similar to the Series B Preferred Stock including the aggregate number of shares of common stock into which the Series C Preferred Stock is convertible. Each share of Series C Preferred Stock will be converted into twenty shares of our Common Stock (the “Conversion Shares”) automatically upon the effectiveness of the Reverse Stock Split (such transaction is sometimes to referred to herein as the “Share Exchange”). After giving effect to the above described automatic conversion, the Conversion Shares shall constitute approximately 88% of our issued and outstanding common shares. As a result of the Share Exchange, VeriTeQ became our wholly-owned subsidiary.

As a condition to the Share Exchange, our Majority Stockholders and the Board agreed to approve the Reverse Stock Split, the Name Change and the Stock Plan.

Accordingly, it was the Board’s opinion that the Share Exchange, the Reverse Stock Split and the Name Change would better position the Company to attract potential business candidates and are in the best interests of the Company and the Stockholders to maintain flexibility in responding to business and financing needs and opportunities. The Board approved the above actions on July 5, 2013 and the Majority Stockholders approved the above actions on July 12, 2013. Based on the terms of the VeriTeQ Transaction, VeriTeQ was the accounting acquirer and as a result, going forward as of July 8, 2013, its operating results became the historical operating results of the Company. This transaction was a tax-free reorganization, and as a result of the change in control of us resulting from the VeriTeQ acquisition, virtually all of our net operating loss carryforwards will become limited under IRC section 382.

Preferred and Common Stock

By unanimous written consent of the Board (as permitted under the DGCL), the number, designation, rights, preferences and privileges of the Series C Preferred Stock were established by the Board (as is permitted under the DGCL and by the Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”)). Each share of Common Stock has one vote and each share of Series C Preferred Stock has the equivalent of twenty votes of Common Stock.

As of July 12, 2013, after giving effect to the proposed Reverse Stock Split, there would have been issued and outstanding (i) 1,029,156 shares of Common Stock, and (ii) 410,759 shares of Series C Preferred Stock. Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Reverse Stock Split, the Name Change and the Stock Plan is 9,244,340. Pursuant to Section 228 of the DGCL, at least a majority of the voting equity of the Company, or at least 4,622,172 votes, are required to approve the Reverse Stock Split and the Name Change by written consent. The Majority Stockholders, which hold in the aggregate 410,759 shares of Series C Preferred Stock (having 8,215,184 votes) (and therefore having approximately 89% of the total voting power of all outstanding voting capital) and 15,830 shares of the Company’s Common Stock after adjusting the shares for the Reverse Stock Split, have voted in favor of the Reverse Stock Split and the Name Change thereby satisfying the requirement under Section 228 of the DGCL that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholders, the number of Series C Preferred Stock held by the Majority Stockholders, the total number of votes that the Majority Stockholders voted in favor of the Reverse Stock Split and the Name Change, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof:

Name of Majority Stockholders	Number of Shares of VeriTeQ Common Stock held	Number of Series C Preferred Stock held	Number of Votes held by such Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Scott R. Silverman	29,150,000	278,138	5,562,770	5,562,770	60%
Randolph Geissler	4,765,625	45,472	909,531	909,531	10%
PositiveID Corporation	6,285,779	59,977	1,199,532	1,199,532	13%
Blue Moon Energy Partners LLC	1,142,857	10,905	218,094	218,094	2%
Fox Hollow Holdings Inc.	214,286	2,044	40,892	40,892	*
Jason Silverman	500,000	4,771	95,416	95,416	1%
Barry M. Edelstein	208,333	1,988	39,756	39,756	*
Robert Edelstein	416,667	3,976	79,514	79,514	1%
Donald Brattain	265,625	2,534	50,690	50,690	1%
Daniel E. Penni	100,000	954	34,819	34,819	*
Total	43,049,172	410,759	8,231,014	8,231,014	89%

(1) Includes 95 and 15,735 shares of Digital Angel Common Stock held by Messrs. Geissler and Penni, respectively.

* Less than 1%

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board has fixed the close of business on August 20, 2013, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about September [___], 2013 to all Stockholders of record as of the Record Date.

Summary of the Material Terms of the Proposed Actions

The Parties	Digital Angel Corporation 220 S. Congress Ave., Suite 200 Delray Beach, FL 33445 and VeriTeQ Acquisition Corporation 220 S. Congress Ave., Suite 200 Delray Beach, FL 33445
Exchange Agreement

The parties completed the Share Exchange on July 8, 2013, pursuant to which we acquired all the outstanding shares of VeriTeQ from the VeriTeQ Shareholders in exchange for 410,759 shares of Series C Preferred Stock. Each share of Series C Preferred Stock will be converted into twenty shares of our Common Stock automatically upon the effectiveness of the Reverse Stock Split. After giving effect to the above described automatic conversion, the Conversion Shares shall constitute approximately 88% of our issued and outstanding common shares.

Reverse Stock Split	The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every thirty pre-split shares of the Common Stock outstanding.
Name Change	We are proposing to change our name to more closely reflect our business following the Share Exchange.

Board and Stockholder Approval	The Exchange Agreement was approved by our Board of Directors. The Reverse Stock Split requires and has received the approval of a majority of the outstanding shares of our Common Stock.
Regulatory Approvals	An amendment to our Certificate of Incorporation must be filed with the Secretary of State of Delaware to effect the Reverse Stock Split.
Reports, Opinions or Appraisals	No reports, opinions or appraisals materially relating to the VeriTeQ Transaction have been received from an outside party.

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Stock Split, Name Change and the Stock Plan shall not be effective until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on October [___], 2013.

Contact Information

The parties to the Exchange Agreement are:

Digital Angel Corporation (referred to herein as the “Company”)

220 Congress Park Drive, Suite 200

Delray Beach, FL 33445

561-846-7000

VeriTeQ Acquisition Corporation (referred to herein as “VeriTeQ”)

220 Congress Park Drive, Suite 200

Delray Beach, FL 33445

561-846-7000

Business Conducted

Our business, prior to the transaction with VeriTeQ

Through May 3, 2013, our business operations consisted primarily of our mobile game division, doing business as HammerCat Studio. On May 3, 2013, we sold our mobile game division to MGT Capital Investments, Inc. and have accounted for our mobile games division as discontinued operations beginning on January 1, 2013.

VeriTeQ’s business

VeriTeQ was founded in December 2011 and is engaged in the business of radio frequency identification technologies for the Unique Device Identification (“UDI”) of implantable medical devices and radiation dose measurement technologies for use in radiation therapy treatment. VeriTeQ has proprietary technology, including over 100 patents, patents pending, patent licenses, and U.S. Food and Drug Administration (“FDA”) cleared and CE marked products. VeriTeQ has two principal business lines: unique identification technologies for medical devices, and radiation dosimeters and other medical sensor applications.

On July 10, 2012, the FDA proposed a rule (the “FDA Proposed Rule”) that requires all medical devices distributed in the U.S. to carry a unique device identifier or UDI was published in the Federal Register. The FDA issued the FDA Proposed Rule in response to the passage of the FDA Safety and Innovation Act, which directed the federal agency to develop regulations that would create a UDI system for medical devices. Included in the FDA Proposed Rule is a requirement that a UDI for implantable medical devices have a “direct marking’ on the device itself rather than just labeling of disposable packaging. On November 19, 2012, an amendment to the FDA Proposed Rule shortened the time frame within which all “implantable, life-supporting, and life-sustaining” medical devices must comply with the FDA Proposed Rule to two years from the date of publication of the FDA final rules.

In October 2004, VeriTeQ’s human-implantable RFID microchip, which is the basis for the VeriTeQ’s “Q Inside” UDI technology, was cleared for use by the FDA. VeriTeQ believes that its UDI technology meets the automatic identification and data capture (“AIDC”) technology requirement of the direct marking mandate of the FDA’s Proposed Rule. The VeriTeQ UDI system consists of a passive implantable RFID microchip called “Q Inside,” a proprietary hand-held reader, and corresponding database.

Complementing its UDI technology, VeriTeQ has proprietary technologies and patents for implantable and wearable radiation dosimeters and bio-sensing technologies. Its radiation dosimeter portfolio includes previously commercialized, FDA cleared and CE marked radiation dosimeter technologies that were formerly used in numerous U.S. hospitals to measure radiation doses in vivo and on the skin surface. VeriTeQ’s OneDose® and DVS SmartMarker® technologies provide radiation oncologists, radiologists, therapists and physicists a tool to know the exact dosage of radiation delivered to a patient at the skin level and at the site of a tumor or tumor area.

VeriTeQ’s external (wearable) radiation dosimeter technology, OneDose, has FDA clearance and CE marks for use in patients being treated with external beam radiation therapy, while its implantable radiation dosimeter technology, DVS SmartMarker, has FDA clearance and CE marks for use in breast and prostate cancer patients undergoing radiation therapy.

OneDose is a proprietary, wearable radiation dosimetry technology, single-use system that is used to verify the radiation dose delivered to a patient. The OneDose system is comprised of disposable sensors that attach to the patient’s skin using a basic adhesive and hand-held scanner that reads the sensor. OneDose is the only wireless, pre-calibrated, disposable, skin surface sensor that provides instant dose delivery data, which could be fed into patient radiology reports and electronic health records.

DVS (dose verification system) SmartMarker is a proprietary, wireless, implantable radiation dosimetry technology that enables radiation oncologists to both locate tumors and verify that the accurate radiation doses have been delivered to a tumor or tumor site. The VeriTeQ DVS SmartMarker technology is comprised of an implantable dosimeter and a hand-held scanner that reads the data gathered by the implanted chips. Like OneDose, the DVS SmartMarker could be used to populate patient radiology reports and electronic health records.

VeriTeQ has over 100 patents, patent applications and patent licenses that protect its intellectual property in the United States and internationally. In addition to the UDI and dosimeter related patents, VeriTeQ also has patents which protect its RFID reader and microchip technologies. VeriTeQ’s RFID reader and microchip technologies could protect differentiated technical characteristics in UDI, radiation dosimetry and biosensor enabled products.

VeriTeQ’s OneDose and DVS SmartMarker systems are protected by a portfolio of patents including broad foundational patents. In addition to its foundational patents, VeriTeQ has a number of patents that protect more specific applications of its technology such as those that cover VeriTeQ’s OneDose and DVS SmartMarker products. As additional applications for VeriTeQ’s technologies are developed, VeriTeQ will pursue further patent protection.

VeriTeQ has a team of seven employees who support all business development and corporate functions at the Company. Though FDA cleared and CE marked, VeriTeQ’s dosimetry technologies are not currently on the commercial market.

VeriTeQ’s products are manufactured by third parties. Its Q Inside product is manufactured by Raytheon in Malaga, Spain. VeriTeQ’s radiation dosimeter products were previously manufactured by Bourns, Inc., a Riverside, California-based company.

Competition

As it relates to UDI applications for implantable medical devices that adhere to the FDA Proposed Rule for a UDI System, VeriTeQ believes that the Q Inside is the only FDA cleared technology that serves as a direct marking with AIDC features and, therefore, meets the AIDC requirements for implantable medical devices under the FDA Proposed Rule.

Several competing technologies to VeriTeQ’s OneDose exist that support radiation dose monitoring via the surface of a patient’s skin. However, OneDose is unique in terms of the combination of its ease-of-use and ability to automatically archive patient dosage data. OneDose is a disposable, pre-calibrated technology that can wirelessly report radiation dose delivery on demand in real time.

VeriTeQ’s DVS SmartMarker is the only FDA cleared and CE marked implantable radiation dosimeter technology able to measure radiation dose at the tumor site. VeriTeQ is unaware of any alternate technology that can be used to both locate the patient’s tumor and confirm delivery of the prescribed radiation dosage.

Government Regulation

VeriTeQ’s business is subject to regulation by governmental agencies in the U.S., including the FDA, and in the European Union, including the European Commission.

Properties

VeriTeQ’s principal executive offices are located at 200 Congress Park Drive, Suite 200, Delray Beach, FL 33445. Following the Closing of the Share Exchange, we moved our principal executive offices to VeriTeQ’s principal executive offices location. Our combined offices are adequate for our current needs.

Legal Proceedings

Neither VeriTeQ nor the Company is a party to any pending legal proceeding of which it is aware.

Regulatory Approval

No federal or state regulatory requirements must be complied with nor is any approval required be obtained in connection with the transactions contemplated by the Share Exchange, with the exception of the following: the Name Change; the Reverse Stock Split; and the adoption of the Company’s 2013 Stock Plan must be approved as disclosed pursuant to this Information Statement on Schedule 14C and an amendment to the Company’s Certificate of Incorporation must be filed with the Secretary of State of Delaware to effect the Name Change and the Reverse Stock Split.

Reports, Opinions and Appraisals

No reports, opinions or appraisals materially relating to the VeriTeQ Transaction have been received from an outside party.

Past Contacts, Transactions or Negotiations

In the first quarter of 2013, Mr. Daniel Penni, who was then our chairman and chief executive officer, began to develop transaction possibilities for the purpose of finding businesses that would add more revenue and ultimately earnings than our mobile gaming business.

On March 25, 2013, Mr. Penni contacted Mr. Scott Silverman, CEO of VeriTeQ, as part of that effort.  Mr. Penni discussed the possibility of an acquisition and requested information about VeriTeQ, which was a private company with limited information available.  Mr. Penni, Mr. Silverman and Mr. Randolph Geissler, VeriTeQ’s president, had a phone call on April 1, 2013 to discuss the possibility.  The parties executed a non-disclosure agreement.  On April 5, 2013,  Mr. Penni and Mr. Silverman met in VeriTeQ’s offices to discuss the possibility of a transaction.  We conducted initial due diligence on the operations, intellectual property and financial condition of VeriTeQ.  At the same time, VeriTeQ reviewed information about us.

On April 10, 2013, Messrs. Silverman and Penni met to outline a possible deal structure.  A term sheet was circulated on April 11, 2013.  On April 16, 2013 due diligence began on legal, accounting, operational and intellectual property matters.  Due diligence continued, throughout April 2013.  In early May 2013, draft agreements were circulated and negotiations continued.  On May 22, 2013, Mr. Silverman met with Joseph Grillo, one of our board members at the time and our former chief executive officer.  Negotiations continued on the terms, including the rate of exchange, extent of assets and liabilities of each company and treatment of outstanding options.  The negotiations concluded and the Share Exchange Agreement and ancillary transaction documents were signed on June 24, 2013.

In addition, following our former directors’ approval of the Exchange Agreement, VeriTeQ approached us for a small, short-term bridge loan or equity investment. In light of the many conditions to closing, our former board decided not to make the loan or investment. Our then interim chief executive officer and president and chairman of our board at the time, and current director, Daniel E. Penni, agreed to make a $25,000 equity investment in VeriTeQ. As a result of such investment, Mr. Penni acquired 100,000 shares of VeriTeQ’s common stock, which were converted into 954 shares of our Series C preferred stock on July 12, 2013.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Digital Angel

Three-Months Ended June 30, 2013 Compared to Three-Months Ended June 30, 2012

Revenue and Gross Profit

We reported no revenue or gross profit from continuing operations for the quarters ended June 30, 2013 and 2012. We did not generate revenue from our mobile game applications through the sale of the business on May 3, 2013, as the games were under development.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $0.4 million and $0.5 million for the quarters ended June 30, 2013 and 2012, respectively. The $0.1 million decrease in selling, general and administrative expenses was due to the decrease in corporate expenses due to lower consulting costs, primarily related to Mr. Grillo’s consulting fees in 2012, and reduced other professional fees in 2013, offset by acquisition costs related to the VeriTeQ Transaction in the second quarter of 2013.

Severance and Separation Expenses

We reversed approximately $0.4 million in severance expense during the quarter ended June 30, 2013. The accrued severance and separation expense balances at December 31, 2012 related to Mr. Grillo’s severance associated with a change of control provision in his employment agreement. Mr. Grillo is our former chief executive officer. Effective April 11, 2013, Mr. Grillo entered into a letter agreement with us wherein Mr. Grillo waived his rights to receive a third year non-compete payment under the terms of his employment agreement with us. As a result, the accrued severance balance at December 31, 2012 was reversed during the second quarter of 2013.

Other Income (Expense), Net

We had other income (expense) of approximately $1,000 in the second quarter of 2013 and nil for the second quarter of 2012.

Income Taxes

We did not have an income tax provision or benefit for the three-months ended June 30, 2013 and 2012, respectively. Differences in the effective income tax rate from the statutory federal income tax rate arise from state taxes (benefits) net of federal tax effects, and the increase or reduction of valuation allowances related to net operating loss carry forwards and other deferred tax assets. As of June 30, 2013, we have provided a valuation allowance to fully reserve our net operating loss carryforwards and our other existing net deferred tax assets, primarily as a result of our continuing losses and our current projections of future taxable income. As a result of fully reserving our deferred tax assets, we did not record a benefit related to our net losses during the three-months ended June 30, 2013 and 2012. Going forward, as a result of the VeriTeQ Transaction, which resulted in a change in control of us under Section 382 of the Internal Revenue Code, our existing U.S. net operating loss carryforwards have become severely limited.

Loss from Continuing Operations

During the quarters ended June 30, 2013 and 2012, we reported a loss from continuing operations of $16,000 and $0.5 million, respectively. The decrease in the loss for 2013 compared to 2012 relates primarily to the reversal of the $0.4 million in accrued severance expenses in 2013, and the decrease in selling, general and administrative expenses of approximately $0.1 million.

Six-Months Ended June 30, 2013 Compared to Six-Months Ended June 30, 2012

Revenue and Gross Profit

We reported no revenue or gross profit from continuing operations for the six-months ended June 30, 2013 and 2012. We did not generate revenue from our mobile game applications through the sale of the business on May 3, 2013, as the games were under development.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $0.7 million and $1.0 million for the six-months ended June 30, 2013 and 2012, respectively. The $0.3 million decrease in selling, general and administrative expenses was due to the decrease in corporate expenses due to reduced other professional fees, lower audit fees, and lower consulting and legal fees in the first half of 2013, offset by acquisition costs related to the VeriTeQ Transaction in the first six-months of 2013.

Severance and Separation Expenses

We reversed approximately $0.4 million in severance expense during the six-months ended June 30, 2012, compared to $0.3 million of severance expense in the six-months ended June 30, 2012. The accrued severance and separation expense balances at December 31, 2012 related to Mr. Grillo’s severance associated with a change of control provision in his employment agreement. Mr. Grillo is our former chief executive officer. Effective April 11, 2013, Mr. Grillo entered into a letter agreement with us wherein Mr. Grillo waived his rights to receive a third year non-compete payment under the terms of his employment agreement with us. As a result, the accrued severance balance at December 31, 2012 was reversed during the second quarter of 2013. Approximately one month of the related severance was recorded in the first six-months of 2012.

Other Income (Expense), Net

We had other income (expense), net of approximately $1,000 in the first six-months of 2013 and nil for the first six-months of 2012.

Income Taxes

We did not have an income tax provision or benefit for the six-months ended June 30, 2013 and 2012, respectively. Differences in the effective income tax rate from the statutory federal income tax rate arise from state taxes (benefits) net of federal tax effects, and the increase or reduction of valuation allowances related to net operating loss carry forwards and other deferred tax assets. As of June 30, 2013, we have provided a valuation allowance to fully reserve our net operating loss carryforwards and our other existing net deferred tax assets, primarily as a result of our continuing losses and our current projections of future taxable income. As a result of fully reserving our deferred tax assets, we did not record a benefit related to our net losses during the six-months ended June 30, 2013 and 2012. Going forward, as a result of the VeriTeQ Transaction, which resulted in a change in control of us under Section 382 of the Internal Revenue Code, our existing U.S. net operating loss carryforwards have become severely limited.

Loss from Continuing Operations

During the six-months ended June 30, 2013 and 2012, we reported a loss from continuing operations of approximately $0.4 million and $1.4 million, respectively. The decrease in the loss for 2013 compared to 2012 relates primarily to the decrease in severance expenses of approximately $0.7 million, and lower selling, general and administrative expenses of approximately $0.3 million.

Changing Prices for Inflation

We believe that our results of operations are not materially impacted by moderate changes in the inflation rate. Inflation and changing prices did not have a material impact on our operations in 2013 and 2012.

Year Ended December 31, 2012 Compared to year Ended December 31, 2011

Revenue and Gross Profit

We reported no revenue or gross profit from continuing operations for the years ended December 31, 2012 and 2011. We did not generate revenue from our mobile game applications through the sale of the business on May 3, 2013.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $1.8 million and $2.2 million for years ended December 31, 2012 and 2011, respectively. The $0.4 million decrease in selling, general and administrative expenses was due primarily to $0.6 million decrease in corporate expenses mainly due to run off of directors and officers insurance coverage incurred in 2011 related to the sale of Destron, less salary and personnel related costs in 2012, lower audit fees in 2012, partially offset by an increase in other professional fees associated with strategic advisory services. The decrease in corporate expenses was partially offset by approximately $0.2 million of general and administrative expenses for the mobile game division in 2012.

Severance and Separation Expenses

We incurred approximately $0.3 million and $1.0 million of severance and separation expenses during the years ended December 31, 2012 and 2011, respectively. The severance expense was associated with a change of control provision in Mr. Grillo’s, our former CEO, employment agreement, which was triggered by the sale of Destron in 2011. Approximately one month of the related severance was recorded in 2012 and three months was recorded in 2011.

Development Expenses

Development expenses for the development of our mobile games were approximately $0.3 million in 2012. We began the development of our mobile games in August 2012.

Other Income (Expense), Net

We did not have any other income (expense) in the year ended December 31, 2012 as compared to $2.3 million in the year ended December 31, 2011. The amount in 2011 was primarily a result of the revaluation of warrants to fair value, which resulted in income of approximately $2.1 million in 2011, and approximately $0.2 million of income associated with the reversal of liabilities for which the statute of limitations had expired and for which we no longer had a legal obligation to pay.

Interest Expense

Interest expense was approximately $7,000 and $3.4 million for the years ended December 31, 2012 and 2011, respectively. The decrease was primarily due to interest expense associated with debentures that we issued in February 2011 and redeemed on July 22, 2011. Approximately $2.5 million of the interest expense in 2011 related to the value of the Series A and B warrants that we issued in connection with the debentures, $0.5 million was due to the prepayment of the debentures and approximately $0.2 million resulted from debt issue costs for the debentures. We redeemed the debentures and repurchased the Series A and B warrants with a portion of the proceeds from the sale of Destron.

Income Taxes

We had an income tax benefit of $53,000 and $0.1 million for the years ended December 31, 2012 and 2011, respectively, related to the changes in the estimate for uncertain tax positions. Differences in the effective income tax rates from the statutory federal income tax rate arise from the increase or reduction of valuation allowances related to net operating loss carry forwards and other deferred tax assets. As of December 31, 2012, we have provided a valuation allowance to fully reserve our net operating loss carryforwards and our other existing net deferred tax assets, primarily as a result of our recurring losses and our current projections of future taxable loss.

Loss from Continuing Operations

During the years ended December 31, 2012 and 2011, we reported a loss from continuing operations of approximately $2.4 million and $4.3 million, respectively. The decrease in the loss for 2012 compared to 2011 relates primarily to the decrease in interest expense of $3.4 million in 2012, reduced severance expense in 2012 of approximately $0.7 million, and lower selling, general and administrative expenses of approximately $0.5 million. These decreases were partially offset by a decrease in other income of approximately $2.3 million in 2012, and development expenses of approximately $0.3 million in 2012 related to the mobile games division.

Changing Prices for Inflation

We believe that our results of operations are not materially impacted by moderate changes in the inflation rate. Inflation and changing prices did not have a material impact on our operations in 2012 and 2011.

Liquidity and Capital Resources

As of June 30, 2013, cash totaled $0.9 million, an increase of $0.2 million, from $0.7 million at December 31, 2012.

Net cash used in operating activities totaled approximately $1.1 million in the first six-months of 2013 and $4.2 million in the first six-months of 2012. In 2013 and 2012, net cash used in operating activities was used primarily to fund selling, general and administrative expenses and by discontinued operations.

Adjustments to reconcile operating losses to net cash used in operating activities included the following:

•	Accounts payable decreased to $0.1 million at June 30, 2013 from $0.2 million at December 31, 2012. We anticipate accounts payable to increase going forward as a result of the VeriTeQ Transaction.
•

Accrued expenses decreased to $0.2 million at June 30, 2013, from $0.7 million at December 31, 2012. The $0.5 million decrease was primarily due to the reversal of two accrued liabilities totaling approximately $0.4 million during the second quarter of 2013, as more fully discussed in Note 3 included elsewhere in this Information Statement.  We expect accrued expenses to increase going forward as a result of the VeriTeQ Transaction.

Investing activities provided cash of $1.7 million and approximately $25,000 in the first six-months of 2013 and 2012, respectively. In 2013, cash was provided by the funds received from the settlement of the Destron Transaction escrow and the sales of DARC and the mobile games division. In 2012, cash was provided primarily by discontinued operations.

Financing activities used cash of $0.3 million and provided cash of approximately $0.1 million in the first six-months of 2013 and 2012, respectively. In 2013, cash was used primarily by discontinued operations. In 2012, cash was provided primarily by discontinued operations.

As of December 31, 2012, cash totaled $0.7 million, a decrease of $5.6 million, from $6.3 million at December 31, 2011.

Net cash used in operating activities totaled $6.0 million in 2012 and $10.7 million in 2011. In 2012, cash was used primarily by the net loss. In 2011, cash was used primarily by the net loss and payments of accounts payable and accrued obligations.

Adjustments to reconcile operating losses to net cash used in operating activities included the following:

•	Accounts payable decreased to $0.2 million at December 31, 2012 from $0.1 million at December 31, 2011. We anticipate accounts payable to decrease going forward.
•

Accrued expenses decreased to $0.7 million at December 31, 2012, from $1.4 million at December 31, 2011, due primarily to the payment of accrued severance expense of approximately $1.0 million during 2012.

Investing activities provided cash of $0.2 million and $22.2 million in 2012 and 2011, respectively. In 2012 and 2011, cash was primarily provided by discontinued operations. The cash provided by discontinued operations in 2011 was primarily from the sales of Destron and SARBE.

Financing activities provided cash of $0.3 million and used cash of approximately $5.4 million during 2012 and 2011, respectively. In 2012, cash was provided primarily by discontinued operations. In 2011, cash was used primarily by discontinued operations and to repurchase warrants.

Liquidity

As of June 30, 2013, we had a working capital deficiency of approximately $2.1 million. However, included in current liabilities of discontinued operations were approximately $0.7 million of liabilities associated with subsidiaries we closed in 2001 and 2002 that were not guaranteed by us and that we believe we will not be required to pay. In addition, approximately $2.3 million of existing liabilities of discontinued operations are related to Signature which are subject to its liquidation. We initiated the formal liquidation of Signature in March 2013.

In March 2013, we sold DARC and received net proceeds of £110,000, (approximately $160,000, net of transaction fees), representing the £150,000 cash down payment from the sale offset by £40,000 used to satisfy a portion of Signature’s outstanding liabilities. Beginning on June 1, 2013, under the terms of the Purchase Agreement, we are to receive eighteen monthly payments of approximately £9,000 each. The purchase price also included the assumption by the Buyers of approximately £175,000 ($266,000) under an invoice discount facility and £67,000 ($102,000) of certain existing consulting and severance obligations. In addition, on March 26, 2013, we received $1.25 million from the settlement of the Destron Transaction escrow and on May 3, 2013, we sold the assets of our game division for a cash payment of $137,000 and 50,000 shares of MGT common stock valued at approximately $0.2 million on the closing date. On July 8, 2013, we closed the VeriTeQ Transaction as more fully discussed above under the section titled Overview and also in Note 9 to our accompanying unaudited condensed consolidated financial statements.

Our goal is to achieve profitability and to generate positive cash flows from operations. Our capital requirements depend on a variety of factors, including but not limited to, the cash that will be required to fund VeriTeQ’s business operations; our ability to collect the deferred purchase price from the sale of DARC; the cash proceeds we will generate upon the sale of the MGT common stock we received from the sale of our mobile game business; and potential obligations that we could face in connection with the liquidation of Signature, which is in process. Failure to raise capital to fund VeriTeQ’s operations and to generate positive cash flow from such operations will have a material adverse effect on our financial condition, results of operations and cash flows.

Our historical sources of liquidity have included proceeds from the sale of businesses and assets, the sale of common stock and preferred shares and proceeds from the issuance of debt. In addition to these sources, other sources of liquidity may include the raising of capital through additional private placements or public offerings of debt or equity securities, as well as joint ventures. However, going forward some of these sources may not be available, or if available, they may not be on favorable terms. If we were unable to obtain the funds necessary to fund VeriTeQ’s operations, it would have a material adverse effect on our financial condition, results of operations and cash flows and could result in our inability to continue operations as a going concern. These conditions indicate that there is substantial doubt about our ability to continue operations as a going concern, as we may be unable to generate the funds necessary to pay our obligations in the ordinary course of business. The accompanying financial statements do not include any adjustments related to the recoverability and classification of asset carrying amounts and classification of liabilities that may result from the outcome of this uncertainty.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following table sets forth certain historical, unaudited pro forma condensed combined and pro forma condensed combined equivalent financial information and reflects (where appropriate amounts have been adjusted to reflect the proposed 30-for-1 reverse stock split):

Digital Angel and VeriTeQ: the historical Digital Angel net loss from continuing operations and book value per share of Digital Angel common stock and the historical VeriTeQ net loss and book value per share of VeriTeQ common stock;

Combined Company Pro Forma Data: the unaudited pro forma combined company net loss after giving effect to the Exchange Agreement on an acquisition basis as if the transaction had been completed and the Series C Preferred Stock had been converted into common stock at the beginning of the respective periods; and

VeriTeQ Pro Forma Equivalent Data: the unaudited pro forma VeriTeQ equivalent share data, including net loss and book value per share of VeriTeQ common stock was calculated by multiplying the Combined Company Pro Forma Data by the exchange ratio of .19083 shares of VeriTeQ common stock for each share of Digital Angel common stock.

You should read the table below in conjunction with the financial statements of Digital Angel and VeriTeQ and the related notes thereto beginning on pages 46 and 85, respectively, of this Schedule 14C. You also are urged to read the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 16.

	As of and For the Six-Months Ended June 30, 2013	As of and For the Year Ended December 31, 2012
Digital Angel Historical Data (as adjusted for the proposed 30-for-1 reverse stocksplit):
Basic and diluted net loss from continuing operations per common share	$(0.35)		$(2.31)
Book value per share	$(1.93)		$(2.44)

VeriTeQ Historical Data:
Basic and diluted net loss per common share	$(0.07)		$(0.05)
Book value per share	$(0.03)		$(0.00)

Combined Company Pro Forma Data (as adjusted for the proposed 30-for-1 reverse stocksplit):
Basic and diluted net loss per common share	$(0.35)		$(0.43)
Book value per share	$(0.03)	$	N/A

VeriTeQ Pro Forma Equivalent Data (as adjusted for the proposed 30-for-1 reverse stocksplit):
Basic and diluted net loss per share of VeriTeQ common stock	$(0.07)		$(0.08)
Book value per share of VeriTeQ common stock	$(0.00)	$	N/A

Management’s Discussion and Analysis of Financial Condition and Results of Operations of VeriTeQ

Six-Months Ended June 30, 2013 Compared to Six-Months Ended June 30, 2012

VeriTeQ is a development stage company and has not yet generated revenue. During 2012, VeriTeQ acquired the assets related to its implantable medical device identification and radiation dose measurement technologies for the healthcare industry. Each of the acquisitions is more fully discussed in the footnotes to the VeriTeQ financial statements included elsewhere in this Information Statement.

Selling, General and Administrative Expense

VeriTeQ’s selling, general and administrative expense was $2.1 million for the six-months ended June 30, 2013, including $0.1 million of transaction expenses related to the Exchange Agreement and $0.9 million of non-cash compensation expense associated with stock options and a restricted stock grant. Selling, general and administrative expense was $0.6 million for the six months ended June 30, 2012. The $1.5 million increase in selling, general and administrative expense was due primarily to an increase in non-cash compensation expense, increased efforts in commercializing the UDI products, legal costs associated with the purchase of the radiation dosimeter technology assets in December 2012 and transaction expenses related to the Exchange Agreement.

Amortization Expense

VeriTeQ incurred $0.3 million and $0.1 million of amortization expense for the six-months ended June 30, 2013 and 2012, respectively. The expense related to patents, customer relationship and trademarks resulting from two acquisitions during 2012.

Interest Expense

VeriTeQ’s interest expense was $0.4 million and $13 thousand for the six-months ended June 30, 2013 and June 30, 2012, respectively. The interest expense relates to VeriTeQ’s notes payable issued during the 2013 period for working capital and during the 2012 period for an acquisition and working capital. Included in interest expense for the six-months ended June 30, 2013 is approximately $0.3 million of accretion of debt discount associated with warrants that were issued in connection with notes payable and $0.1 million associated with the accretion of debt discount associated with the beneficial conversion feature of notes payable,

Net Loss

During the six-months ended June 30, 2013 and 2012, VeriTeQ reported a net loss of $2.9 million and $0.4 million, respectively. The increase in the loss for 2013 compared to 2012 related primarily to the increase in non-cash compensation expense, increased efforts in commercializing the UDI products, legal costs associated with the acquisition of the radiation dosimeter technology assets in December 2012 and increases in amortization and interest expense.

Year Ended December 31, 2012 Compared to December 14, 2011 (Inception) to December 31, 2011

Selling, General and Administrative Expenses

VeriTeQ’s selling, general and administrative expense was $2.1 million for the year ended December 31, 2012. Selling, general and administrative expense was $18 thousand for the period from December 14, 2011 (Inception) to December 31, 2011. The 2012 selling, general and administrative expense was the result of efforts in commercializing the UDI products and legal costs associated with the acquisition of the radiation dosimeter technology assets in December 2012, and non-cash compensation expense of $0.4 million associated with stock options granted during 2012.

Amortization Expense

VeriTeQ incurred $0.2 million of amortization expense for the year ended December 31, 2012. The expense related to technology, customer relationship and trademarks resulting from two acquisitions during 2012.

Interest Expense

VeriTeQ’s interest expense was $0.1 million for the year ended December 31, 2012. The interest expense relates to VeriTeQ’s notes payable issued during 2012 for acquisitions and working capital. Included in interest expense for the year ended December 31, 2012 is the accretion of debt discount of $31 thousand associated with warrants that were issued in connection with notes payable and the accretion of debt discount of $31 thousand associated with beneficial conversion features of notes payable.

Benefit for Income Taxes

VeriTeQ realized a deferred income tax benefit of $0.8 million for the year ended December 31, 2012. The benefit resulted from the utilization of deferred tax liability associated with the PAH acquisition to reduce the valuation allowance for the deferred tax assets for the net operating loss and other book/tax timing differences recorded at December 31, 2012.

Net Loss

The net loss was $1.6 million for the year ended December 31, 2012 compared to a loss of $18 thousand the period from December 14, 2011 (Inception) to December 31, 2011. The loss for 2012 resulted from the increased efforts in commercializing the UDI products, legal costs associated with the acquisition of the radiation dosimeter technology assets in December 2012 and increases in non-cash compensation, amortization and interest expense, which were partially offset by the benefit for income taxes.

Other Elements of VeriTeQ’s Financial Condition

Changing Prices for Inflation

VeriTeQ believes that its results of operations are not materially impacted by moderate changes in the inflation rate. Inflation and changing prices did not have a material impact on its operations from December 14, 2011 (Inception) to June 30, 2013.

Liquidity and Capital Resources

As of June 30, 2013, VeriTeQ’s cash totaled $1,000 compared to $0.2 million at December 31, 2012.

Net cash used in operating activities totaled approximately $0.2 million in the first six-months of 2013 and $0.1 million in the first six-months of 2012. Cash was used primarily to fund losses.

Net cash used in investing activities was $10 thousand in the first six-months of 2013. No cash was used or provided by investing activities in the first six-months of 2012.

Net cash provided by financing activities totaled approximately $0.1 million in the first six-months of 2013 and $0.1 million in the first six-months of 2012. Cash was provided primarily by the increase of notes payable and the issuance of common stock to investors.

Adjustments to reconcile operating losses to net cash used in operating activities included the following:

VeriTeQ’s accounts payable increased to $0.4 million at June 30, 2013 from $0.1 million at December 31, 2012. The increase is due primarily to transaction expenses associated with the Exchange Agreement, as well as higher legal fees, among other items. We expect accounts payable to increase going forward as a result of expanded efforts to commercialize the UDI products and radiation dosimeter products.

VeriTeQ’s accrued expenses increased to $1.6 million at June 30, 2013 from $1.1 million at December 31, 2012. The increase is due primarily to higher accrued payroll costs as certain employees were deferring their salaries and bonuses as well as an increase in legal costs associated with patent review and maintenance.

VeriTeQ’s liability to related party under shared services agreement increased to $0.3 million at June 30, 2013 from $0.1 million at December 31, 2012. The increase is due to services provided during the six-months ended June 30, 2013. VeriTeQ terminated the shared services agreement effective July 8, 2013.

Liquidity

VeriTeQ is in the development stage, has incurred operating losses since its inception and has a working capital deficit of approximately 2.5 million as of June 30, 2013. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from this uncertainty.

The transaction with Digital Angel improved VeriTeQ’s liquidity, but financing will be required to meet liquidity needs. VeriTeQ does not know whether financing will be available. If it is available, VeriTeQ does not know if the terms of any financing will be favorable or even acceptable.

VeriTeQ’s goal is to achieve profitability and to generate positive cash flows from operations. Its capital requirements depend on a variety of factors, including but not limited to the cash that will be required to fund VeriTeQ’s business operations and to service its debt. Failure to raise capital to fund VeriTeQ’s operations and to generate positive cash flow from such operations will have a material adverse effect on its financial condition, results of operations and cash flows and could result in its inability to continue operations as a going concern. These conditions indicate that there is substantial doubt about its ability to continue operations as a going concern, as it may be unable to generate the funds necessary to pay its obligations in the ordinary course of business.

Historically, VeriTeQ’s sources of liquidity included private investments, issuance of debt and a shared services agreement with a related party.

UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS INTRODUCTION

The accompanying unaudited pro forma condensed combined financial statements reflect the combined financial position of Digital Angel and VeriTeQ as of June 30, 2013, and the results of their condensed combined operations for the six-months ended June 30, 2013 and the year ended December 31, 2012 after giving effect to the acquisition of VeriTeQ, as more fully described below. The unaudited pro forma condensed combined balance sheet is based on the historical balance sheet of Digital Angel and gives effect to the acquisition of VeriTeQ as if it had occurred on June 30, 2013. The unaudited pro forma condensed combined statement of operations for the six-months ended June 30, 2013 and for the year ended December 31, 2012 gives effect to the acquisition as if it has occurred on January 1, 2012.

The pro forma adjustments reflecting the consummation of the acquisition are based upon the purchase method of accounting and upon the assumptions set forth in the disclosures hereto. On July 8, 2013, the closing date of the Share Exchange, the issued and outstanding shares of VeriTeQ’s common stock were converted into the right to receive 4,107,592 shares of Digital Angel’s Series B Preferred Stock. On July 10, 2013, Digital Angel realized that it incorrectly issued the Series B Preferred Stock and as result, on July 12, 2013, it exchanged the Series B Preferred Stock for 410,759 shares of its newly created Series C Preferred Stock. The terms of the Series C Preferred Stock are substantially similar to the Series B Preferred Stock, including the aggregate number of shares of common stock into which the Series C Preferred Stock is convertible. Each share of Series C Preferred Stock will be converted into twenty shares of Digital Angel’s common stock automatically upon the effectiveness of a proposed 30-for-1 reverse stock split. In addition, all outstanding stock options to purchase shares of VeriTeQ common stock, whether or not exercisable or vested, will be converted into options to acquire shares of Digital Angel’s common stock and all outstanding warrants to purchase shares of VeriTeQ’s common stock will be converted into warrants to purchase shares of Digital Angel’s common stock. As a result of the Share Exchange, VeriTeQ became a wholly-owned subsidiary of Digital Angel, and VeriTeQ’s shareholders owned on July 12, 2013 approximately 89% of Digital Angel’s outstanding common stock.

Given VeriTeQ’s shareholders’ ownership in Digital Angel as a result of the Share Exchange, VeriTeQ is considered to be the acquiror for accounting purposes and the transaction is accounted for in the financial statements of Digital Angel as a reverse acquisition of Digital Angel by VeriTeQ under the accounting rules for business combinations. Accordingly, the accompanying unaudited pro forma condensed combined financial statements reflect Digital Angel’s assets and liabilities at fair value to the extent they are deemed to have been acquired for accounting purposes.

The unaudited pro forma condensed financial statements were prepared in accordance with the regulations of the SEC. The pro forma adjustments reflecting the completion of the Share Exchange are based upon the reverse acquisition method of accounting in accordance with GAAP and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements.

The historical financial data has been adjusted to give pro forma effect to events that are (i) directly attributable to the Share Exchange; (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Share Exchange and certain other adjustments.

The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achievable with respect to the combined companies.

The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Share Exchange been consummated on the dates, or at the beginning of the periods for which the consummation of the transaction is being given effect. For purposes of preparing the combined financial statements, Digital Angel will establish a new basis for its assets and liabilities based upon the fair values thereof, and the value of the Digital Angel’s shares issued in consideration of the Share Exchange. For purposes of these pro forma financial statements, the value of Digital Angel’s common shares was calculated based on the closing price of Digital Angel’s common stock on July 8, 2013. In addition, the Share Exchange creates a new measurement date for the valuation of the options to acquire shares of VeriTeQ common stock, which will be converted into options to acquire shares of Digital Angel common stock. The new measurement date is the closing date of the transaction which was July 8, 2013. This new measurement did not result in a non-cash compensation charge because the value of the modified options did not exceed the value of the options before the modification. A final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in the pro forma condensed combined financial information have been made solely for purposes of developing such pro forma condensed combined financial information. VeriTeQ will undertake a study to determine the fair value of certain of Digital Angel's assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the Share Exchange actually occurred on the dates presented. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in the financial conditions and in operating results between the dates of the pro forma financial information data and the July 8, 2013 closing date.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2013

	Digital Angel Corporation Historical June 30, 2013	VeriTeQ Acquisition Corporation Historical June 30, 2013	Pro Forma Adjustments		Pro Forma Combined June 30, 2013
	(In Thousands)
ASSETS
Current Assets
Cash and cash equivalents	$934	$1	$-		$935
Short-term investments, available-for-sale	258	--			258
Other assets	192	--			192
Current assets of discontinued operations	61	--	(61)	(A)	--
Total Current Assets	1,445	1	(61)		1,385
Property and equipment, net	1	--			1
Goodwill	--	--	62	(A)	62
Intangible Assets, net	--	7,315			7,315
Other assets	72	10			82
	$1,518	$7,326	$1		$8,845
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Notes payable and current maturities of long-term debt	$--	$175	$-		$175
Accounts payable and accrued expenses	283	2,013			2,296
Deferred gain on sale of business	197	--			197
Other current liabilities	--	273			273
Current liabilities of discontinued operations	3,026	--	(3,026)	(A)	--
Total Current Liabilities	3,506	2,461	(3,026)		2,941
Long-term debt	--	2,178			2,178
Royalty obligations	--	3,965			3,965
Total Liabilities	3,506	8,604	(3,026)		9,084
Commitments and contingencies	--	--	--		--
Stockholders' Deficit
Common stock	309	430	(647)	(C)	92

Addition paid-in capital	591,433	2,767	62	(A)
			(593,685)	(B)
			2,965	(A)
			(104)	(A)	3,438

Accumulated deficit	(593,685)	(4,475)	593,685	(B)
			647	(C)	(3,828)
Accumulated other comprehensive loss	125	--	(66)	(A)	59
Noncontrolling interest	(170)	--	170	(A)	--
Total Stockholders' Deficit	(1,988)	(1,278)	3,027		(239)
	$1,518	$7,326	$1		$8,845

The unaudited pro forma condensed combined balance sheet at June 30, 2103 gives effect to the financial position as if the Share Exchange of Digital Angel and VeriTeQ occurred on June 30, 2013.

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AT JUNE 30, 2013 ARE AS FOLLOWS:

(A)	To reflect the purchase price of Digital Angel

	Value of Digital Angel’s common stock outstanding on July 8, 2013, the transaction date (30,875 shares at $0.047 per share)	$926
	Value of Digital Angel’s outstanding stock options (all outstanding stock options were fully vested	9
	Total Purchase Price	$935

	Historical book value of Digital Angel	(1,988)
	Estimated adjustment of the fair value of discontinued operations assets and liabilities, net (based on the estimated settlement of the discontinued operations liabilities)	2,965
	Estimated adjustment of the fair value of other comprehensive income and minority interest	(104)
	Goodwill acquired	$62

	Allocation of purchase price
	Cash	$934
	Short-term investments	258
	Other assets (short and long-term receivable)	264
	Fixed assets	1
	Liabilities assumed (based on the estimated settlement of the discontinued operations liabilities)	(480)
	Goodwill	62
	Elimination of accumulated other comprehensive income and minority interest related to discontinued operations	(104)
	Total Purchase Price	$935

(B)	To eliminate the historical accumulated deficit of Digital Angel	$(593,685)

(C)

To record the issuance of Digital Angel common stock upon the conversion of the Series C Preferred Stock and to adjust the par value of Digital Angel common stock for the proposed 30-for-1 reverse stock split

	Common shares to be issued upon conversion of Series C Preferred Stock	8,215
	Par value per share	$0.01
	Total par value for Digital Angel common stock to be issued to VeriTeQ shareholders	$82
	Remove current par value of Digital Angel common stock	(309)
	Add back par value of Digital Angel common stock post reverse stock split (30,875/30*$0.01)	10
	Less VeriTeQ’s common stock par value	(430)
	Net adjustment to par value	$(647)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six-Months Ended June 30, 2013

	Digital Angel Corporation Historical Six-Months Ended June 30, 2013	VeriTeQ Acquisition Corporation Historical Six-Months Ended June 30, 2013	Pro Forma Adjustments			Pro Forma Combined Six-Months Ended June 30, 2013
	(In thousands, except per share data)

Operating expenses:
Selling, general and administrative expenses	$706	$2,109				$2,815
Severance and separation expense reversal	(350)	--				(350)
Depreciation and amortization	1	297			(A)	298
Total operating loss	(357)	(2,406)		--		(2,763)
Other income	1	--				1
Interest expense	--	(446)		--		(446)
Loss from continuing operations before income taxes	(356)	(2,852)		--		(3,208)
Provision for income taxes	--	--		--		--
Loss from continuing operations	$(356)	$(2,852)	$			$(3,208)
Loss from continuing operations per common share--basic	$(0.01)					$(0.35)
Loss from continuing operations per common share--diluted	$(0.01)					$(0.35)
Weighted average number of common shares outstanding--basic	30,875			(29,846)	(B)
				8,215	(C)	9,244
Weighted average number of common shares outstanding--diluted	30,875			(29,846)	(B)
				8,215	(C)	9,244	(H)

The unaudited pro forma condensed combined statement of operations for the six-months ended June 30, 2013 gives effect to the combined results of operations for the period as if the Share Exchange had occurred on January 1, 2013.

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX-MONTHS ENDED JUNE 30, 2013 ARE AS FOLLOWS:

(A)

The Share Exchange will be accounted for under the Business Combination Topic of the Codification. For purposes of this presentation, it is assumed that the excess of fair value of Digital Angel’s assets and liabilities is goodwill. In accordance with the Business Combination Topic of the Codification, Section 80-30, goodwill is not amortized, but will be tested for impairment at least annually.

(B)	Represents the adjustment of the historical weighted-average shares of Digital Angel common stock outstanding on June 30, 2013 for the impact of the proposed 30-for-1 reverse stock split.

(C)

The number of shares of Digital Angel common stock to be issued upon conversion of Digital Angel’s Series C Preferred Stock that was issued in exchange for the outstanding shares of VeriTeQ’s common stock and as adjusted for the proposed 30-for-1 reverse stock split. For purposes of this pro forma presentation, the Digital Angel common stock to be issued upon conversion of the Series C Preferred Stock was deemed to be outstanding for the entire pro forma period.

(D)

The diluted potential common shares were not included in the computation of diluted loss per share because to do so would have been anti-dilutive. The dilutive potential common shares consist of the number of Digital Angel stock options outstanding as of June 30, 2013, which have been adjusted for the proposed 30-for-1 reverse stock split and the number of VeriTeQ stock options, warrants and shares issuable per the terms of a convertible note as of June 30, 2013, which have been adjusted by the transaction’s exchange ratio and the proposed 30-for-1 reverse stock split aggregating 5,339 shares.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

	Digital Angel Corporation Historical Year Ended December 31, 2012	VeriTeQ Acquisition Corporation Historical Year Ended December 31, 2012	Pro Forma Adjustments		Pro Forma Combined Year Ended December 31, 2012
	(In thousands, except per share data)

Operating expenses:
Selling, general and administrative expenses	$1,756	$2,064			$3,820
Severance expense	346	--			346
Development expenses	295	--			295
Depreciation and amortization	2	208	--	(E)	210
Total operating expenses	2,399	2,272	--		4,671
Interest expense	7	133			140
Loss before income taxes	(2,406)	(2,405)	--		(4,811)
Benefit for income taxes	53	800			853
Net loss from continuing operations	$(2,353)	$(1,605)	$--		$(3,958)

Earnings per common share--basic	$(0.08)				$(0.43)
Earnings per share--diluted	$(0.08)				$(0.43)
Weighted average number of common shares outstanding--basic	30,533		(29,515)	(F)
			8,215	(G)	9,233
Weighted average number of common shares outstanding--diluted	30,533		(29,515)	(F)
			8,215	(G)	9,233	(H)

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 gives effect to the combined results of operations for the period as if the Share Exchange had occurred on January 1, 2012.

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2012 ARE AS FOLLOWS:

(E)

The Share Exchange will be accounted for under the Business Combination Topic of the Codification. For purposes of this presentation, it is assumed that the excess of fair value of Digital Angel’s assets and liabilities is goodwill. In accordance with the Business Combination Topic of the Codification, Section 80-30, goodwill is not amortized, but will be tested for impairment at least annually.

(F)	Represents the adjustment of the historical weighted-average shares of Digital Angel common stock outstanding on December 31, 2012 for the impact of the proposed 30-for-1 reverse stock split.

(G)

The number of shares of Digital Angel common stock to be issued upon conversion of Digital Angel’s Series C Preferred Stock that was issued in exchange for the outstanding shares of VeriTeQ’s common stock and as adjusted for the proposed 30-for-1 reverse stock split. For purposes of this pro forma presentation, the Digital Angel common stock to be issued upon conversion of the Series C Preferred Stock was deemed to be outstanding for the entire pro forma period.

(H)

The diluted potential common shares were not included in the computation of diluted loss per share because to do so would have been anti-dilutive. The dilutive potential common shares consist of the number of Digital Angel stock options and restricted stock outstanding as of December 31, 2012, which have been adjusted for the proposed 30-for-1 reverse stock split and the number of VeriTeQ stock options, warrants and shares issuable per the terms of a convertible note as of December 31, 2012, which have been adjusted by the transaction’s exchange ratio and the proposed 30-for-1 reverse stock split aggregating 4,475 shares.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Shares of VeriTeQ common stock are not publicly traded.

Holders of Common Stock

Prior to the Share Exchange, there were 10 registered shareholders of VeriTeQ. As of September 4, 2013, there were 1,167 registered shareholders of Digital Angel’s common stock.

Dividends

We and VeriTeQ have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize available funds for development of our business.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS

This Information Statement contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these statements by forward-looking words such as “may,” “expect,” “is expected to,” “anticipate,” “aim,” “contemplate,” “believe,” “estimate,” “intend,” “hope,” “plan” “is/are likely to” and “continue” or similar words. You should read statements that contain these words carefully because they: discuss future expectations; contain projections of future results of operations or financial condition; or state other “forward-looking” information.

Forward-looking statements in this Information Statement may include, for example, the following statements about the Company and VeriTeQ:

●	the benefits of the Exchange Agreement;

●	the impact on our stock price as a result of the Exchange Agreement;

●	the impact on our stock price as a result of the reverse stock split; and

●	the future viability and competitiveness of VeriTeQ’s technology.

These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties (including those described below) that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements. Some of these risks and uncertainties are beyond our control.

The information in this Information Statement is as of the date of this Information Statement. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. We also may make additional disclosures in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we may file from time to time with the SEC. Please also note that we provided a cautionary discussion of risks and uncertainties in our Annual Report on Form 10-K for the year ended December 31, 2012. These are factors that could cause our actual results to differ materially from expected results and they should be reviewed carefully. Other factors besides those listed could also adversely affect us.

Risks Relating to Business and Financial Condition

Because our auditor has issued a going concern opinion regarding our Company and VeriTeQ, there is an increased risk associated with an investment in our Company.

Immediately prior to the completion of the Exchange Agreement with VeriTeQ and the owners of VeriTeQ, the Company had no revenue from operations. Following the completion of the Exchange Agreement, that remains the case. As a result, in order to continue as a going concern, we need to both generate revenue and engage in financing transactions. The failure to do either one of those would make it unlikely that we could continue as a going concern.

We are introducing new products without a record of sales in the marketplace, and if we are not successful in launching some of our products, we may need to cease ongoing business operations.

We have yet to generate revenue for the products we are introducing. If our products fail to gain market acceptance, we will be unable to achieve revenues and remain in business. Notwithstanding the need for our products in the marketplace, products like ours do not yet exist, and may not be accepted.

There can be no assurance that the products we intend to offer will be accepted by the marketplace and we may never operate profitably, even in the long term. Operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered in commercializing new products and services. If the business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in us.

Our failure to raise additional capital to complete our work in introducing our products and launch an effective marketing campaign could reduce our ability to compete successfully and adversely affect our results of operations.

We will need to raise additional funds to achieve our future strategic objectives, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our security holders may experience significant dilution of their ownership interests and the value of shares of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

●	develop and enhance our existing products and services;

●	continue to expand our technology development, sales and/or marketing efforts;

●	hire, train and retain employees; or

●	respond to competitive pressures or unanticipated working capital requirements.

Our inability to do any of the foregoing could reduce our ability to compete successfully and adversely affect our results of operations.

We are a very small company with limited resources compared to some of our potential competitors and we may not be able to compete effectively and increase market share.

The success of a biotechnology business, like ours, is dependent upon its patents, but also on reaching the market quickly, safely and effectively. Notwithstanding patent protections, it is possible that another biotechnology company could develop a non-infringing product that meets the same needs that are addressed by our products. A larger, better capitalized or better connected biotechnology company could be able to innovate more quickly and reach the market using far more resources. As a result, a competitor could reach the market first, blocking us from some or all of the market for our products.

Because we are small, we may have challenges in selling our products that a well-known brand would not have and our ability to negotiate financing sources and customers may be more difficult than if we were a larger entity.

As a new company, we do not have a reputation that bigger, well established companies have. Particularly in the biotechnology market, in which trust in product quality is important, the absence of a proven reputation could make selling our products more difficult. On the other hand, if our products are well received in the market, we may have challenges associated with rapid growth, such as needing capital for inventory and personnel, and needing time to adequately retain and train personnel.

We will need to raise additional debt or equity financing, and we may have difficulty negotiating favorable or market-rate terms because we are small and the risk of engaging in a financing transaction with us is higher than it would be with a well-established entity. Similarly, we will need to sell our products, almost exclusively to organizations that are much larger than we are. They often will have enhanced strength in any negotiations because they are not dependent on our products as much as we would be dependent on them.

Our commercial success depends significantly on our ability to develop and commercialize our products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing on the proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and use of our website and services. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our services, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing our products or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

We have pledged some of our intellectual property, and may pledge more in the future, in connection with financing transactions. If we are unable to pay amounts due in connection with those transactions, we may lose some of our intellectual property, which may hurt our ability to sell our products.

Under the terms of our agreement with SNC Holdings Corp., certain intellectual property purchased thereunder, including intellectual property related to our dosimeter products, would revert to SNC Holdings Corp. if we are unable to meet our obligations. The loss of that intellectual property could mean that we would not be able to launch and maintain our dosimeter products.

Our success depends on continuing to hire and retain qualified personnel, including our directors and officers and our technical personnel. If we are not successful in attracting and retaining these personnel, our business will suffer.

Our success depends substantially on the performance of our management team and key personnel. We believe our Chairman and CEO is extremely important in connection with our ability to communicate with bankers, development partners and potential investors. Our President is extremely important in connection with the further development of our products and will be extremely important in generating revenue from those products. Our future success will depend on our ability to attract, integrate, motivate and retain qualified technical, sales, operations, and managerial personnel, as well as our ability to successfully implement a plan for management succession. We believe that retaining qualified personnel is particularly difficult for companies that do not yet have revenue, and we may not be able to continue to attract and retain key personnel. In addition, if we lose the services of any of our management team or key personnel and are not able to find suitable replacements in a timely manner, our business could be disrupted and we may incur increased operating expenses.

If we are unable to manage our growth effectively, our business, financial condition and results of operations may be adversely affected.

We intend to develop a customer base, expand our product offerings and pursue market opportunities. The expansion of our operations and employee base is expected to place a significant strain on our management, operational and financial resources. There can be no assurance that our current management or sales, marketing and support or technical personnel will be able to support our future operations or to identify, manage and exploit potential market and technological opportunities. If we are unable to manage growth effectively, such inability could have a material adverse effect on our business, financial condition and results of operations.

Our products are subject to regulatory approval, and failure to obtain such approval may adversely affect us.

Our products are regulated by the FDA in the United States, and analogous agencies in other countries. Failure to obtain, or timely obtain, approvals from the regulating agencies would delay or prevent our entry into the market with our products. Application to, and compliance with, these agencies can be costly, and may require resources that would detract from our other efforts, such as sales or marketing.

We may be involved in legal claims which could materially adversely affect us.

Claims or disputes against the Company may arise in the future. Results of legal proceedings are subject to significant uncertainty and, regardless of the merit of the claims, litigation may be expensive, time-consuming, disruptive to our operations and distracting to management.

Biotechnology devices are subject to products liability claims, and such claims, regardless of merit, could be disruptive and costly, and may exceed any insurance we have in connection with products liability. Although our management considers the likelihood of such an outcome to be remote, if one or more of these legal matters were resolved against us for amounts in excess of management’s expectations, our results of operations could be materially adversely affected. Further, such outcome could result in significant compensatory, punitive or trebled monetary damages, disgorgement of revenue or profits, remedial corporate measures or injunctive relief against us, all of which could have a material impact on our business, intellectual property, results of operations or cause us financial harm.

Risks Relating to Our Securities

Because the focus of our business has changed, some of our current investors may choose to sell their investment.

Prior to the transaction with VeriTeQ, we were engaged in development of mobile games. It is possible that some of our stockholders purchased our stock because of that industry, and it is possible that some of them are not inclined to invest in a biotechnology company. If they sell, this could adversely affect our stock price.

If a market for our common stock does not develop, stockholders may be unable to sell their shares.

Our common stock is publicly traded under the symbol “DIGA” on the OTC Markets Group, an electronic inter-dealer quotation medium for equity securities. Our stock did not have an active trading market for the entire year preceding our transaction with VeriTeQ. Very recently, our stock has traded, but fewer than 100,000 shares per day have traded, representing value of less than $5,000 of trading volume. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Because our Chairman and CEO owns a substantial percentage of our Series C Preferred Stock, he may be able to exercise greater control over the decisions of the stockholders.

Mr. Scott Silverman, our Chairman and CEO, holds 278,138 shares of Series C Preferred Stock, representing approximately 60% of the voting rights of the Company. As such, Mr. Silverman will have greater influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of substantially all of our assets, and also the power to prevent or cause change of control. Until Mr. Silverman’s voting rights are below 50% of the voting rights outstanding, your ownership in our common stock will not affect the outcome on any corporate transactions or other matters.

Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Investors may experience in attempting to liquidate such securities.

ACTION I -- REVERSE STOCK SPLIT

GENERAL

The Board approved a resolution to effectuate a one for thirty reverse stock split.  Under the Reverse Stock Split, every thirty (30) shares of our Common Stock will be automatically converted into one share of our Common Stock, without any change in the par value per share. No fractional shares will be issued in connection with the foregoing combination.

We anticipate that the effective date of the Reverse Stock Split will be October [___], 2013.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE TREATMENT OF FRACTIONAL SHARES, AS EXPLAINED BELOW UNDER THE CAPTION “FRACTIONAL SHARES.”

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING STOCKHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board believes that, among other reasons, the number of outstanding shares of our Common Stock have contributed to a lack of investor interest in the Company and has made it difficult to attract new investors and potential business candidates.  As a result and as a covenant to the Share Exchange, the Board has proposed the Reverse Stock Split as one method to attract business opportunities in the Company and to be able to issue the Conversion Shares under the Share Exchange.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company. An example of a reverse split is the following. A company has 10,000,000 shares of common stock outstanding. Assume the market price is $.01 per share. Assume that the company declares a 1 for 5 reverse stock split. After the reverse split, that company will have 1/5 as many shares outstanding, or 2,000,000 shares outstanding. The stock will have a market price of $0.05. If an individual investor owned 10,000 shares of that company before the split at $.01 per share, he will own 2,000 shares at $.05 after the split. In either case, his stock will be worth $100. He is no better off before or after, except that such company hopes that the higher stock price will make that company look better. There is no assurance that that company's stock will rise in price after a reverse split.

We believe that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

The Reverse Stock Split will affect all of our Stockholders uniformly and will not affect any Stockholder's percentage ownership interests in the Company or proportionate voting power.

Upon effectiveness of the Reverse Stock Split, each share of Series C Preferred Stock held by the VeriTeQ Shareholders will automatically be converted into twenty shares of our Common Stock.

The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 32,124,685 shares of Common Stock as of September 4, 2013 to 1,070,823 shares. The Reverse Stock Split will affect the shares of Common Stock outstanding.  The number of authorized shares of Common Stock will not be affected.  The following chart depicts the capitalization structure of the Company, both, pre- and post-split, assuming the conversion into Common Stock of all Series C Preferred Stock:

Following the Reverse Stock Split

Post-Reverse Stock Split
	Number of Shares Owned	Percentage of Ownership	Number of Fully- Diluted Shares Owned	Percentage of Ownership
VeriTeQ Shareholders (1)	8,215,184	88%	11,222,387	91%
Company Stockholders	1,070,823	12%	1,145,477	9%
Total	9,286,007	100%	12,367,864	100%

(1)The VeriTeQ Shareholders received 410,759 shares of Series C Preferred Stock. These are convertible into 8,215,184 shares of Common Stock prior to the Reverse Stock Split. Pursuant to the terms of the Certificate of Designations Preferences And Rights of the Series C Convertible Preferred Stock, upon the effectiveness of the Reverse Stock Split, the Series C Preferred Stock will automatically convert into 8,215,184 shares of Common Stock

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Stock Split will not change the proportionate equity interests of our Stockholders, nor will the respective voting rights and other rights of Stockholders be altered, except for possible immaterial changes. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE DIFFICULT THE REMOVAL OF MANAGEMENT.

The effective increase in our authorized shares could potentially be used by management to thwart a take-over attempt. The over-all effects of this proposal might be to render it more difficult or discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s securities and the removal of incumbent management.  The proposal could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to Stockholders.  Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent Stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

As discussed below, the reason the Reverse Stock Split is being proposed is as a condition to the Share Exchange.  This proposal is not the result of management’s knowledge of an effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.  It was done as a way to attract potential investors and conduct a future financing transaction.

Neither the Company’s Certificate of Incorporation nor its Amended and Restated Bylaws presently contain any provisions having anti-takeover effects and this proposal is not a plan by management to adopt a series of amendments to the Company’s Certificate of Incorporation or Amended and Restated Bylaws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The advantage of the Reverse Stock Split will be to permit the Company to satisfy the conditions of the Share Exchange to convert the Series C Preferred Stock to Common Stock.  This is the main purpose for the Reverse Stock Split and if the Reverse Stock Split is not completed, the Company would not be able to issue additional shares sufficient to perform under the Share Exchange.  The main disadvantage to the Reverse Stock Split is that it may have an anti-takeover effect and discourage any potential mergers or tender offers.

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

There can be no assurance that the total market capitalization of our common stock (the aggregate value of all Common Stock at the then market price) after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our Common Stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split.

There can be no assurance that the market price per new share of our Common Stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our Common Stock outstanding before the Reverse Stock Split. For example, based on the closing price of our Common Stock on August September 4, 2013 of $0.04 per share and a Reverse Stock Split ratio of 1-for-30, we cannot assure you that the post-split market price of our Common Stock would be $1.20 (that is, $0.04 × 30) per share or greater. In many cases, the market price of a Company’s shares declines after the Reverse Stock Split.

Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

The proposed Reverse Stock Split may decrease the liquidity of our stock.

The liquidity of our capital stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that will be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, the proposed Reverse Stock Split may increase the number of Stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such Stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales.

Following the Reverse Stock Split, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Common Stock may not improve.

While our Board believes that a higher stock price may help generate greater/broader investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.

As discussed above, the Reverse Stock Split was the subject of a unanimous vote by the Board approving the Reverse Stock Split.  There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a Reverse Stock Split.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

The main purpose of completing this Reverse Stock Split is to increase the amount of shares available in order to have the ability to issue shares and attract investors.  The Company has entered into the Share Exchange whereby it has agreed to effectuate this Reverse Stock Split.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

We anticipate the Reverse Stock Split will become effective on October [__], 2013, which we will refer to as the “Effective Date.” Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Our transfer agent, Registrar & Transfer Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a Stockholder until that Stockholder has surrendered the Stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

Stockholders will not receive fractional shares in connection with the proposed Reverse Stock Split. Instead, we will pay to each registered Stockholder, in cash, the value of any fractional share interest in our Common Stock arising from the Reverse Stock Split. Those registered Stockholders who hold their shares of our Common Stock in certificated form will receive a cash payment for their fractional interest, if applicable, following the surrender of their pre-Reverse Stock Split stock certificates for post-Reverse Stock Split shares. The amount of the cash payment will equal the product obtained by multiplying (a) the number of shares of Common Stock held by such Stockholder that would otherwise have been exchanged for such fractional share interest, by (b) the volume weighted average price of our Common Stock as reported on The OTC Market, or other principal market of our Common Stock, as applicable, on the Effective Date. This cash payment may be subject to applicable U.S. federal, state and local income taxes. We do not anticipate that the aggregate cash amount paid for fractional shares will be material to us.

No transaction costs will be assessed on Stockholders for the cash payment. Stockholders will not be entitled to receive interest for the period of time between the Effective Date and the date payment is made for their fractional share interest in our Common Stock. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional share interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, Stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

SUMMARY OF REVERSE STOCK SPLIT

Below is a brief summary of the Reverse Stock Split:

●

The issued and outstanding Common Stock shall be reduced on the basis of one post-split share of the Common Stock for every thirty pre-split shares of the Common Stock outstanding. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

●

Stockholders of record of the Common Stock as of October [__], 2013 shall have their total shares reduced on the basis of one post-split share of Common Stock for every thirty pre-split shares outstanding.

●	As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of 32,124,685 shall be consolidated to a total of 1,079,823 issued and outstanding shares
●	The Company’s authorized number of Common Stock shall remain at 50,000,000 shares of the Common Stock.
●	The Series C Preferred Stock shall automatically convert into 8,215,184 shares of Common Stock.

ACTION II -- NAME CHANGE
AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

The Board has determined that in light of the Share Exchange and acquisition of VeriTeQ, our principal business now consists of radio frequency identification, technologies for implantable medical device identification and dosimeter technologies for use in radiation therapy treatment.  Accordingly, it would be in the best interests of the Company to change our corporate name from Digital Angel Corporation to VeriTeQ Corporation.

Purpose of the Name Change

On July 5, 2013 and July 12, 2013, respectively, the Company’s Board and the Majority Stockholders approved a resolution authorizing the Company to amend the Certificate of Incorporation to change the Company’s name to VeriTeQ Corporation.  The Board believes that the name change better reflects the nature of the Company’s anticipated operations.  The Company had operated under the name Digital Angel Corporation which reflected the Company’s prior business of providing consumer applications and mobile games for tablets, smartphones and other mobile devices, and two-way communications equipment.  As a result of the Share Exchange, VeriTeQ became our wholly-owned subsidiary and the operations of its subsidiaries became that of the Company.

Amended Certificate of Incorporation

Upon the effectiveness and on the date that is twenty days following the mailing of this Information Statement, the Board shall have the Certificate of Amendment filed with the State of Delaware in order to effect the Name Change.

ACTION III -- APPROVAL AND ADOPTION OF THE DIGITAL ANGEL CORPORATION 2013 STOCK INCENTIVE PLAN

The Stock Plan was adopted by our Board on July 5, 2013 and our Majority Stockholders on July 12, 2013. The complete text of the Stock Plan is set forth in Annex B to this Information Statement, and Stockholders are urged to review it together with the following information, which is qualified in its entirety by reference to Annex B.

The Stock Plan is designed so that incentive stock option awards granted pursuant to its terms would generally be subject to the favorable tax treatment provided to recipients of incentive stock options under Section 422 of the Internal Revenue Code of 1986. The Stock Plan also is designed so that stock option and certain restricted and other cash and stock awards granted pursuant to its terms would generally not be subject to the tax deduction limits of Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) prevents a publicly held corporation from claiming tax deductions for annual compensation in excess of $1,000,000 to certain of its senior executives. The executives subject to the limitations of Section 162(m) include any individual who, as of the last day of the corporation’s taxable year, is the corporation’s chief executive officer or among the three highest compensated officers other than the chief executive officer. Compensation is exempt from this limitation if it is qualified “performance-based compensation.”

The Company obtained Stockholder approval of the material terms of the Stock Plan to qualify incentive stock awards under the Stock Plan for favorable tax treatment and to achieve application of the qualified performance-based compensation exception to the Section 162(m) deduction limitation. Approval of the Stock Plan ensures that we are able to receive tax deductions for the full amount of performance-based compensation paid to officers and other employees in the form of stock options, certain restricted stock awards and other types of stock-based payments under the Stock Plan. One of the requirements for performance-based compensation is that the corporation’s stockholders must approve the material terms of the performance-based compensation. The material terms that must be approved include (1) the employees eligible to receive the performance-based compensation, (2) the objectives under which the performance-based compensation will be determined, and (3) the maximum amount of performance-based compensation that could be paid to any executive in a fiscal year.

The following is a summary of the material terms of the Stock Plan.

Description of the Stock Plan, Subject to Stockholder Approval

The following summary of the Stock Plan is qualified in its entirety by the terms of the Stock Plan, which are attached to this Information Statement as Annex B.

Purpose.

The purposes of the Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and consultants and to promote the long-term success of its business and to link participants’ directly to stockholder interests through increased stock ownership.

Awards.

The Stock Plan provides for awards of incentive stock options, nonqualified stock options, restricted stock awards, performance units, performance shares, stock appreciation rights, cash awards and other stock based awards. The Board may adopt plans applicable to particular subsidiaries. With limited exceptions, the rules of such plans may take precedence over other provisions of the Stock Plan, but may not offer the material terms of the Stock Plan.

Stock Subject to the Stock Plan.

Under the Stock Plan, the aggregate number of shares of Common Stock that may be subject to awards under the Stock Plan, subject to adjustment upon a change in capitalization, is 5,000,000 shares, which is approximately 41% of the fully diluted shares outstanding. Such shares of Common Stock may be authorized, but unissued, or reacquired shares of Common Stock. Shares of Common Stock that were subject to Stock Plan awards that expire or become unexercisable without having been exercised in full shall become available for future awards under the Stock Plan.

Administration.

The Stock Plan may be administered by the Compensation Committee, or a committee designated by the Board consisting of only “outside directors,” or the Committee. The Board may require that the Committee be constituted to comply with Rule 16b-3 of the Exchange Act, Section 162(m) of the Code, or both. Subject to the provisions of the Stock Plan, the Committee has the power to determine the terms of each award granted, including the exercise price, the number of shares subject to the award and the exercisability thereof.

Eligibility.

The Stock Plan provides that the Committee may grant awards to our affiliates’ employees and consultants, including non-employee directors. Currently, we and our affiliates have approximately 6 employees and 4 non-employee directors who would be potentially eligible for awards under the Stock Plan. The Committee may grant incentive stock options only to employees. A grantee who has received a grant of an award may, if he is otherwise eligible, receive additional award grants. The Committee selects the grantees and determines the number of shares of Common Stock to be subject to each award. In making such determination, the Committee shall take into account the duties and responsibilities of the employee or consultant, the value of his services, his potential contribution to our success, the anticipated number of years of future service and other relevant factors. The Committee may not grant to any employee, in any fiscal year, stock options to purchase more than 1,000,000 shares of Common Stock.

Maximum Term and General Terms and Conditions of Awards.

The maximum term of any stock option granted under the Stock Plan generally may not exceed ten years.

Each award granted under the Stock Plan is evidenced by a written agreement between the grantee and us and is subject to the following general terms and conditions:

(a)     Termination of Employment or Consulting Relationship. If a grantee’s continuous status as an employee or consultant terminates (other than upon the grantee’s death, disability, Retirement, Termination for Cause, or Termination by Employer Not for Cause (each defined below)), the grantee may exercise his unexercised option or stock appreciation right, but only within such period of time as is determined by the Committee (with such determination being made at the time of grant and not exceeding three months in the case of an incentive stock option) and only to the extent that the grantee was entitled to exercise it at the date of such termination (but in no event may the option or stock appreciation right be exercised later than the expiration of the term of such award as set forth in the award agreement). A grantee’s restricted stock award shall be forfeited, to the extent it is forfeitable immediately before the date of such termination, or settled by delivery of the appropriate number of unrestricted shares, to the extent it is nonforfeitable. A grantee’s performance shares or performance units with respect to which the performance period has not ended as of the date of such termination shall terminate.

(b)     Disability. If a grantee’s continuous status as an employee or consultant terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), unless otherwise provided by the Award Agreement, such termination shall have no effect on the grantee’s outstanding awards. The grantee’s outstanding awards shall continue to vest and remain outstanding and exercisable until they expire in accordance with their terms. However, in the case of an incentive stock option, any option not exercised within 12 months after the date of such termination will be treated as a nonqualified stock option.

(c)     Death. If a grantee’s continuous status as an employee or consultant terminates as a result of the grantee’s death, unless otherwise provided by the Award Agreement, such termination shall have no effect on the grantee’s outstanding awards. The grantee’s outstanding awards shall continue to vest and remain outstanding and exercisable until they expire in accordance with their terms. However, in the case of an incentive stock option, any option not exercised within 12 months after the date of such termination will be treated as a nonqualified stock option.

(d)     Termination for Cause. If a grantee’s continuous status as an employee or consultant is terminated for Cause, or grantee violates any of the terms of their employment after they have become vested in any of their rights under the Stock Plan, the grantee’s full interest in such rights shall terminate on the date of such termination of employment and all rights thereunder shall cease. Cause shall mean gross negligence, willful misconduct, flagrant or repeated violations of our policies, rules or ethics, a material breach by the grantee of any employment agreement between the grantee and us, intoxication, substance abuse, sexual or other unlawful harassment, disclosure of confidential or proprietary information, engaging in a business competitive with our business, or dishonest, illegal or immoral conduct.

(e)     Termination by Employer Not for Cause. If a grantee’s continuous status as an employee or consultant is terminated by the employer without Cause (Termination by Employer Not for Cause), then, unless otherwise provided by the Award Agreement, such termination shall have no effect on grantee’s outstanding awards. Grantee’s awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an incentive stock option, any option not exercised within 3 months of the date of termination of employment due to Termination by Employer Not For Cause will be treated as a nonqualified stock option. In the case of a grantee who is a director, the grantee’s service as a director shall be deemed to have been terminated without Cause if the grantee ceases to serve in such a position solely due to the failure to be reelected or reappointed, as the case may be, and such failure is not a result of an act or omission which would constitute Cause.

(f)     Retirement of Grantee. If a grantee’s continuous status as an employee or consultant terminates after the grantee’s attainment of age 65 (Retirement), then, unless otherwise provided by the Award Agreement, such termination shall have no effect on grantee’s outstanding awards. The grantee’s awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an incentive stock option, any option not exercised within 3 months of the termination of grantee’s continuous status as an employee or consultant due to Retirement will be treated as a nonqualified stock option.

(g)     Nontransferability of Awards. Generally, an award granted under the Stock Plan is not transferable by the grantee, other than by will or the laws of descent and distribution, and is exercisable during the grantee’s lifetime only by the grantee. In the event of the grantee’s death, an option or stock appreciation right may be exercised by a person who acquires the right to exercise the award by bequest or inheritance.

Terms and Conditions of Options.

Each option granted under the Stock Plan is subject to the following terms and conditions:

(a)     Exercise Price. The Committee determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. As a general rule, the exercise price of an option must be no less than 100% of the fair market value of the Common Stock on the date the option is granted. The Stock Plan provides exceptions for certain options granted in connection with our acquisition of another corporation or granted as inducements to an individual’s commencing employment with us.

(b)     Exercise of the Option. Each award agreement specifies the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Committee. An option is exercised by giving written notice of exercise to us, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to us.

(c)     Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option is determined by the Committee and set forth in the award agreement. Such form of consideration may vary for each option, and may consist of any combination of cash, cashless exercise, and as permitted by the Committee, promissory note, other shares of our Common Stock, or any other legally permissible form of consideration as may be provided in the Stock Plan and the Award Agreement.

(d)     Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to a grantee’s incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonqualified options.

(e)     Other Provisions. The award agreement may contain such other terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Committee. Shares of Common Stock covered by options which have terminated and which were not exercised prior to termination will be returned to the Stock Plan.

Stock Appreciation Rights.

The Committee may grant stock appreciation rights in tandem with an option or alone and unrelated to an option. Tandem stock appreciation rights shall expire no later than the expiration of the related option. Stock appreciation rights may be exercised by the delivery to us of a written notice of exercise. The exercise of a stock appreciation right will entitle the grantee to receive the excess of the fair market value of a share of Common Stock on the exercise date over the exercise price for each share of Common Stock with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right will be in shares of Common Stock. No employee shall be granted, in any fiscal year, stock appreciation rights with respect to more than 500,000 shares of Common Stock.

Restricted Stock Awards.

The Committee may grant awards of restricted shares of Common Stock in such amount and upon such terms and conditions as the Committee specifies in the award agreement. The Committee may or may not grant awards of performance-based restricted stock.

Restricted Stock Other Than Performance-Based Restricted Stock.

Restricted stock other than performance-based restricted stock may be granted to employees and consultants and may be subject to one or more contractual restrictions applicable generally or to a grantee in particular, as established at the time of grant and as set forth in the related restricted stock agreement. The restricted stock agreement sets forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the grantee’s interest in the restricted shares will be forfeited. As soon as practicable after a grant has become effective, the shares will be registered to or for the benefit of the grantee, but subject to any forfeiture conditions established by the Committee. The restricted stock agreement states whether the grantee has the right to receive any cash dividends paid with respect to the restricted shares. If the grantee has no right to receive cash dividends, the Award Agreement may give the grantee the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Common share dividends declared on the restricted shares after grant but before the shares are forfeited or become nonforfeitable are treated as part of the grant of the related restricted shares. A grantee has the right to vote the restricted shares after grant until they are forfeited or become nonforfeitable.

Restricted shares may vest in installments or in lump sum amounts upon satisfaction of the stipulated conditions. If the restrictions are not satisfied, the shares are forfeited and again become available under the Stock Plan.

In the case of restricted stock grants that vest only on the satisfaction of performance objectives, the Committee determines the performance objectives to be used in connection with restricted stock awards and the extent to which such objectives have been met. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such performance factors and criteria as the Committee in its sole discretion selects.

Performance-Based Restricted Stock.

The Committee may make grants of performance-based restricted stock to employees and consultants. The Committee has absolute discretion to establish the performance criteria that will be applicable to each grant and to determine the percentage of shares that will be granted upon various levels of attainment of the performance criteria. To comply with Section 162(m) of the Code, the establishment of the performance criteria and the determination of the grant formula must be made at the time of grant, but in no event later than 90 days after the commencement of the performance measurement period. The Committee can select the performance criteria that will be applicable to a grant of performance-based restricted shares from the following list: (1) stock price; (2) average annual growth in earnings per share; (3) increase in stockholder value; (4) earnings per share; (5) net income; (6) return on assets; (7) return on stockholders’ equity; (8) increase in cash flow; (9) operating profit or operating margins; (10) our revenue growth; or (11) operating expenses.

The related performance-based restricted stock agreement sets forth the applicable performance criteria and the deadline for satisfying the performance criteria. No grant of performance-based restricted shares is effective until the Committee certifies that the applicable conditions (including performance criteria) have been timely satisfied.

The Committee may also make grants of performance-based restricted stock subject to one or more objective employment, performance or other forfeiture conditions applicable generally or to a grantee in particular, as established by the Committee at the time of grant and as set forth in the related performance-based restricted stock agreement. The performance-based restricted stock agreement sets forth the conditions, if any, under which the grantee’s interest in the performance-based restricted shares will be forfeited. If the grant or forfeiture conditions with respect to performance-based restricted shares are not satisfied, the shares are forfeited and again become available under the Stock Plan.

As soon as practicable after a grant has become effective, the shares are registered to or for the benefit of the grantee, but subject to any forfeiture conditions established by the Committee. The performance-based restricted stock agreement states whether the grantee has the right to receive any cash dividends paid with respect to the performance-based restricted shares. If the grantee has no right to receive cash dividends, the agreement may give the grantee the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Common share dividends declared on the performance-based restricted shares after grant but before the shares are forfeited or become nonforfeitable are treated as part of the grant of the related restricted shares. A grantee has the right to vote the performance-based restricted shares after grant until they are forfeited or become nonforfeitable.

No more than 500,000 performance-based restricted shares may be granted to a grantee in any calendar year.

Performance Units and Performance Shares.

The Committee may grant awards of performance units and performance shares in such amounts and upon such terms and conditions, including the performance goals and the performance period, as the Committee specifies in the award agreement. The Committee will establish an initial value for each performance unit on the date of grant.

The initial value of a performance share will be the fair market value of a share of Common Stock on the date of grant. Payment of earned performance units or performance shares will occur following the close of the applicable performance period and in the form of cash, shares of Common Stock or a combination of cash and shares of Common Stock.

Cash Awards.

The Committee may grant cash awards to a grantee. The amount of any cash award in any fiscal year of the Company will not exceed the greater of $100,000 or 100% of the grantee’s cash compensation for such fiscal year. The Committee may grant cash awards intended to be performance-based, using the same criteria applicable to performance-based restricted stock.

Other Stock Based Awards.

The Committee may grant other stock-based awards in such amount and upon such terms and conditions as determined by the Committee. Such awards many include the grant of shares of Common Stock based on certain conditions, the payment of cash based on the performance of our Common Stock and the grant of securities convertible into shares of Common Stock.

Adjustment upon Changes in Capitalization.

Except in connection with the Reverse Stock Split, in the event of changes in our outstanding stock because of any stock splits, reverse stock splits, stock dividends, combination or reclassification or other change in the number of shares effected without our receipt of consideration, an appropriate adjustment shall be made by the Board in: (i) the number of shares of Common Stock subject to the Stock Plan; (ii) the number and class of shares of Common Stock subject to any award outstanding under the Stock Plan; and (iii) the exercise price of any such outstanding award. The determination of the Board as to which adjustments shall be made shall be conclusive.

Change in Control.

In the event of a Change in Control, each outstanding award not yet fully exercisable and vested on the date of such transaction shall become fully exercisable and vested on the date of such transaction in most cases. Generally, a Change in Control means the acquisition by any third-party person, of 50 percent or more of our combined voting power then outstanding securities. In the event of a Change in Control, in addition to the above, the Committee, in its sole discretion, may take any of the following actions, in its sole discretion: (a) provide for the purchase of any award for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such award; (b) make such adjustment to the awards then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or (c) provide that each outstanding award shall be assumed or substituted by any successor corporation.

Amendment and Termination of the Stock Plan.

The Board may at anytime amend, alter, suspend or terminate the Stock Plan. We must obtain Stockholder approval of any amendment to the Stock Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 of the Exchange Act or Section 422 or Section 162(m) of the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which our Common Stock is listed or quoted). No amendment or termination of the Stock Plan will impair the rights of any grantee, unless mutually otherwise agreed between the grantee and us, which agreement must be in writing and signed by the grantee and us. In any event, the Stock Plan shall terminate on July 5, 2023. Any awards outstanding under the Stock Plan at the time of its termination shall remain outstanding until they expire by their terms.

Federal Income Tax Consequences

As previously stated, pursuant to the Stock Plan, we may grant either “incentive stock options,” as defined in Section 422 of the Code, nonqualified options, restricted stock, stock appreciation rights, stock awards, performance units, performance shares, cash awards or other stock based awards.

An optionee who receives an incentive stock option grant will not recognize any taxable income either at the time of grant or exercise of the option, although the exercise may subject the optionee to the alternative minimum tax.

Upon the sale or other disposition of the shares more than two years after the grant of the option and one year after the exercise of the option, any gain or loss will be treated as a long-term or short-term capital gain or loss, depending upon the holding period. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or disposition equal to the difference between the exercise price and the lower of (a) the fair market value of the shares at the date of the option exercise or (b) the sale price of the shares. We will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All options that do not qualify as incentive stock options are referred to as nonqualified options. An optionee will not recognize any taxable income at the time he or she receives a nonqualified option grant. However, upon exercise of the nonqualified option, the optionee will recognize ordinary taxable income generally measured as the excess of the fair market value of the shares purchased on the date of exercise over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also our employee will be subject to withholding tax. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the holding period. We will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonqualified option.

With respect to stock awards, stock appreciation rights, performance units and performance shares that may be settled either in cash or in shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture under Section 83 of the Code, the grantee will realize ordinary taxable income, subject to tax withholding, equal to the amount of the cash or the fair market value of the shares of Common Stock received. We will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the participant.

With respect to shares of Common Stock that are both nontransferable and subject to a substantial risk of forfeiture the participant will realize ordinary taxable income equal to the fair market value of the shares of Common Stock at the first time the shares of Common Stock are either transferable or not subject to a substantial risk of forfeiture. We will be entitled to a deduction in the same amount and at the same time as the ordinary taxable income is realized by the grantee.

At the discretion of the Committee, the Stock Plan allows a participant to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have Shares withheld, and/or delivering to us already-owned Shares.

We will be entitled to a tax deduction for performance-based compensation in connection with an award only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income, and if applicable withholding requirements are met. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to each of our three other most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if it complies with certain conditions imposed by rules under Code Section 162(m) (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one year) and if the material terms of such compensation are disclosed to and approved by our Stockholders. We have structured the Stock Plan with the intention that compensation resulting from awards under the Stock Plan can qualify as “performance-based compensation” and, if so qualified, would be deductible. Such continued treatment is subject to, among other things, approval of the Stock Plan by our Stockholders. The Majority Stockholders approved the Stock Plan by written consent in lieu of a meeting on July 12, 2013.

The foregoing is only a summary of the effect of federal income taxation upon the grantee and us with respect to the grant and exercise of awards under the Stock Plan, does not purport to be complete, and does not discuss the tax consequences of the grantee’s death or the income tax laws of any municipality, state or foreign country in which a grantee may reside.

Plan Benefits under the Stock Plan

Because future awards under the Stock Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined this time. Information regarding our recent practices with respect to incentive awards and stock-based compensation under existing plans is presented in the “Summary Compensation Table” and the “Outstanding Equity Awards as of December 31, 2012,” table in our annual report on Form 10-K for the fiscal year ended December 31, 2012.

Executive Compensation

The following table sets forth information regarding compensation earned in or with respect to our fiscal years 2011 and 2012 by:

●	each person who served as our chief executive officer in 2012; and
●	each person who served as our chief financial officer in 2012.

We had no other executive officers in 2012. We refer to these officers collectively as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation(1)	All Other Compensation		Total
Daniel E. Penni (1)	2012	$—	$—	—	$—	$—	$—		$—
Interim Chief Executive Officer and President	2011	—	—	—	—	—	—		—
Lorraine M. Breece (2)	2012	$140,000	$25,000	—	$3,347	$—	$4,077	(5)	$172,424
Chief Financial Officer	2011	56,538	—	—	—	—	1,284	(6)	57,822
Joseph J. Grillo (3)	2012	$28,125	$—	—	$—	$—	$980,584	(7)	$1,008,709
Former Chief Executive Officer and President	2011	337,500	—	—	—	—	51,346	(8)	388,846
L. Michael Haller (4)	2012	$52,658	$—	—	$76,085	$—	$427	(9)	$129,170
Former Chief Executive Officer and President	2011	—	—	—	—	—	—		—

(1)

Mr. Penni was interim chief executive officer and president from January 31, 2012 to August 23, 2012. Mr. Penni was also chairman of the Board of Directors during 2011 and 2012, and was paid $81,000 in director fees for 2012, and $78,300 of director fees in 2011. In addition, Mr. Penni received 100,000 stock options in September 2012 for his services as a director. The option award was valued at $6,695 on the date of grant. These director fees and option award are not included in the compensation table above.

(2)	Ms. Breece was hired as our chief financial officer on August 1, 2011.

(3)

As a result of Mr. Grillo’s resignation on January 31, 2012 related to the change of control provisions in his employment agreement, which were triggered by the sale of Destron on July 22, 2011, we had accrued approximately $1.4 million of severance/change of control payments due to Mr. Grillo under the terms of his employment agreement, as amended, which included compensation relating to vesting of unvested restricted stock and stock options, payroll taxes and group medical expenses. Approximately $1.0 million of the accrued severance was paid to Mr. Grillo in 2012, and the remainder of the accrual will be reversed in the second quarter of 2013, based on a letter agreement entered into during April, 2013. See further discussion under section titled “Executive Employment Arrangements with Former Named Executive Officers.” During 2012, Mr. Grillo was also paid $275,000 in consulting fees, which are not reflected in the compensation table above, as these were paid to Mr. Grillo as a consultant and advisor to the Board. In addition, Mr. Grillo was granted 100,000 stock options for his services as a director, and this award was valued at $6,695 on the date of grant. The option award is not included in the compensation table above as it is included in the table of 2012 Director Compensation below.

(4)	Mr. Haller was appointed as chief executive officer effective August 23, 2012, and resigned as chief executive officer effective May 3, 2013.

(5)	Amount represents $4,077 for Ms. Breece’s cellular telephone and internet services paid for during 2012.

(6)

Amount represents $1,284 for Ms. Breece’s cellular telephone and internet services paid for during 2011. We also paid Ms. Breece $13,370 for consulting services during 2011, which are not reflected in the compensation table above as she was paid for those services as an independent contractor.

(7)

Amount represents $972,000 of severance paid to Mr. Grillo under the terms of his employment agreement, $886 for Mr. Grillo’s cellular telephone and internet services paid for during January 2012, and $7,698 for accrued vacation hours paid to Mr. Grillo in 2012.

(8)

Amount represents $9,074 for Mr. Grillo’s cellular telephone and internet services paid for during 2011, $1,214 for Mr. Grillo’s club dues during 2011 and $41,058 for accrued vacation hours paid to Mr. Grillo in 2011.

(9)	Amount represents $427 for Mr. Haller’s cellular telephone and internet services paid for during 2012.

Our 2012 Incentive and Recognition Policies

We did not establish an incentive and recognition plan for our named executive officers for 2012.

Outstanding Equity Awards as of December 31, 2012

The following table provides information as of December 31, 2012 regarding unexercised stock options and restricted stock awards granted to each of our named executive officers by us.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares of Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Daniel E. Penni
	12,500	—		—	$25.84	07/06/2013
	12,500	—		—	$10.96	07/02/2015
	3,437	—		—	$12.00	06/20/2018
	1,250	—		—	$25.60	06/20/2018
	25,000	—		—	$0.52	12/12/2018
	12,500	—		—	$1.08	10/01/2019
	100,000	—		—	$0.07	09/09/2022
							1,250	(1)	$88	—	—
L. Michael Haller
	2,000,000	8,000,000	(2)	—	$0.05	07/02/2013
Joseph J. Grillo
	68,750	—		—	$5.36	01/30/2018
	27,370	—		—	$5.04	01/30/2018
	31,250	—		—	$2.64	09/29/2018
	50,000	—		—	$0.52	12/12/2018
	130,756	—		—	$1.08	10/01/2019
	100,000	—		—	$0.07	09/09/2022
Lorraine M. Breece
	6,250	—		—	$25.84	07/06/2013
	17,500	—		—	$8.88	08/15/2017
	437	—		—	$12.00	06/20/2018
	437	—		—	$25.60	06/20/2018
	625	—		—	$12.00	06/20/2018
	8,334	—		—	$0.52	12/12/2018
	50,000	—		—	$0.07	09/09/2022

(1)	1,250 restricted shares of our common stock vested on January 25, 2013.
(2)

8,000,000 unvested options were forfeited on May 3, 2013, the effective date of the Amendment to Employment Agreement with Mr. Haller, under which Mr. Haller resigned as president, chief executive officer and director of the Company upon the closing of the sale of the mobile games division. The 2.0 million vested options expire if not exercised by July 2, 2013.

2012 Option Exercises and Stock Vested

None of our named executive officers exercised options during the year ended December 31, 2012. On January 31, 2012, 39,062 shares of restricted stock vested for Mr. Grillo as a result of his termination of employment on that date. On January 25, 2012, 1,250 shares of restricted stock vested and on October 1, 2012, 4,166 shares of restricted stock vested for Mr. Penni.

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change in Control

We had entered into employment agreements with certain of our former named executive officers that required us to make payments upon termination or a change in control of the Company. These arrangements are discussed below in the section “Executive Employment Arrangements with Former Named Executive Officers.” By letter agreement, we are required to give Ms. Breece a ninety-day termination notice.

Executive Employment Arrangements with Current Named Executive Officers

We have not entered into any employment agreements, termination or change in control arrangements with our current named executive officers except as discussed above in the section “Potential Payments Upon Termination or Change in Control.”

Executive Employment Arrangements with Former Named Executive Officers

A discussion of formal employment agreements with two of our former named executive officers, Mr. Grillo and Mr. Haller, follows:

Joseph J. Grillo

In connection with Mr. Grillo’s appointment, we entered into an employment agreement with Mr. Grillo, (the “Grillo Employment Agreement”), effective as of January 1, 2008, which provided that Mr. Grillo receive a base salary of $375,000, (which was to be reviewed annually), and he was eligible to receive an annual bonus, subject to approval of our Board of Directors, ranging from 0% to 200% of base salary. Mr. Grillo’s bonus was to be determined based upon his performance in the following areas with related metrics and goals to be approved by our Board of Directors at the beginning of each performance year: company and divisional revenues, net income, cash generation, board discretion, investment analyst coverage, price per share, strategic deals/partnerships that enhance stockholder value and such other metrics and goals that our Board of Directors could establish. A non-equity incentive compensation plan was not provided to Mr. Grillo for fiscal year 2011. In 2009, Mr. Grillo elected to reduce his base salary by 10% to $337,500 which remained in effect through his resignation as chief executive officer effective January 31, 2012.

The Grillo Employment Agreement was not for a fixed period of time but provided that, if we terminated Mr. Grillo’s employment without cause or Mr. Grillo terminated his employment for good reason or Mr. Grillo terminated his employment within six months of a change in control, Mr. Grillo would receive a payment equal to the sum of one and a half times his base salary plus one and a half times his target bonus, or approximately $1.0 million. If Mr. Grillo’s termination was the result of a change of control, Mr. Grillo was required to provide us a four-month notice of such resignation.

A change of control was defined as any bona fide, third-party change of control as follows:

(a)

any person or entity (or persons or entities acting as a group) other than one of its Affiliates acquires stock of the Company that, together with stock then held by such person, entity or group, results in such person, entity or group holding more than fifty percent (50%) of the total combined voting power of all classes of the then issued and outstanding securities of the Company; or

(b)	the sale of all or substantially all of the properties and assets of the Company to any person or entity which is not a subsidiary, parent or affiliate of the Company.

The Grillo Employment Agreement also contained non-compete and confidentiality provisions that are effective from the date of employment through 18 months from the date the Grillo Employment Agreement is terminated.

In July 2011, we sold all of our outstanding capital stock of our then wholly-owned subsidiary, Destron Fearing, (“Destron”) to Allflex USA, Inc. (“Allflex”) (the “Destron Transaction”). The Destron Transaction represented a change of control as defined in the agreement. In addition, due to Allflex’s requirement that Mr. Grillo sign a three year non-competition agreement with Allflex in connection with the sale of Destron, we agreed to amend Mr. Grillo’s employment agreement to include an additional payment of one year base salary, or $337,500, and make other changes to the terms of payment. The additional one year base salary was payable on the earlier of the second anniversary of the closing date of the Destron Transaction (July 22, 2013) or our winding down if, and only if, Mr. Grillo had not found employment by that time. In addition, if Mr. Grillo secured alternative employment during the third year after the closing of the Destron Transaction, he would have been obligated to repay the amount earned during the third year up to the amount he received from us.

On September 30, 2011, Mr. Grillo notified us of his intention to resign and on January 31, 2012, Mr. Grillo resigned. We had accrued $1.4 million of severance/change of control payments due to Mr. Grillo under the terms of his employment agreement, as amended, which included compensation related to vesting of unvested restricted stock and stock option, payroll taxes and group medical expenses. This deferred expense was amortized over the four months ending January 31, 2012 and accordingly, we recorded $1.0 million of this expense during 2011, and $0.4 million during 2012. In February 2012, the initial change of control payment of $1.0 million was placed in the Grillo Rabbi Trust and the funds were distributed to Mr. Grillo in August 2012. Effective April 11, 2013, Mr. Grillo entered into the Letter Agreement with the Company wherein Mr. Grillo waived his rights to receive a third year non-compete payment under the terms of his employment agreement with the Company. The Letter Agreement terminated Mr. Grillo’s previous employment agreement with the Company and extended Mr. Grillo’s consulting agreement with the Company until March 31, 2013. As a result, as of April 11, 2013, all obligations to Mr. Grillo have been satisfied in full. Mr. Grillo remains a director of the Company.

L. Michael Haller

On August 23, 2012, the board of directors selected and approved L. Michael Haller to be our CEO, president and a director. In connection with Mr. Haller’s appointment, we entered the Original Employment Agreement, which provided that Mr. Haller would receive a base salary of $150,000. The Original Employment Agreement also provided that, if we terminated Mr. Haller’s employment without cause or Mr. Haller terminated his employment for good reason, Mr. Haller would receive a severance payment equal to the sum of one times his base salary. In addition, on August 27, 2012, Mr. Haller was granted stock options to purchase 10,000,000 shares of our common stock, with an exercise price of $0.05 per share of which 2,000,000 vested on August 27, 2012 and were granted as a signing bonus. The remaining 8,000,000 options were performance-based and would vest upon achievement of specified targets. The stock options, which were granted outside of the company’s stock option plans as an inducement to employment, had an expiration date of August 26, 2022.

Unvested stock options held by Mr. Haller would become fully vested and exercisable on a pro-rata basis to the extent that Mr. Haller had achieved some or all of the applicable incentive targets as outlined for each unvested Tranche upon any termination of employment by us without cause, or by Mr. Haller for good reason or due to Mr. Haller’s disability or death, which occurred at least six months after the effective date of the Original Employment Agreement and would remain exercisable for a period of 60 (sixty) days following any such termination (subject to earlier expiration of the original option term). Upon any termination of employment by us for cause, by Mr. Haller for any reason other than good reason, or Mr. Haller terminated his employment for any reason, all unvested options terminated immediately.

In the event of a change in control, as defined in the agreement, all unvested stock options would immediately accelerate and become vested. The Original Employment Agreement also contained non-compete and confidentiality provisions, and also included a commitment to nominate and support Mr. Haller and one additional person named by Mr. Haller for election to the board of directors, subject to shareholder election.

Effective May 3, 2013, we entered into the Amendment to Employment Agreement with Mr. Haller, which amended and terminated the Original Employment Agreement. Under the terms of the Amended Employment Agreement: (i) Mr. Haller resigned as the Company’s Chief Executive Officer, President and director upon the closing of the sale of the Company’s mobile game application business on May 3, 2013, (ii) the Company paid Mr. Haller all accrued but unpaid obligations due under the Original Employment Agreement plus a cash lump sum of $10,000 in lieu of any severance or similar payments that might have been required under the Original Employment Agreement, (iii) the Company waived the non-compete and non-solicitation provisions contained in the Original Employment Agreement, and (iv) both parties mutually agreed to release each other from any other claims that they may have against each other. The Amended Employment Agreement further stated that Mr. Haller’s stock option to purchase 2,000,000 shares of the Company’s common stock at $0.05 per share, which vested on August 27, 2012, may be exercised for a period of sixty (60) days following the effective date of the Amended Employment Agreement. However, Mr. Haller’s stock options to purchase up to 8,000,000 shares, which were not vested as of the date of the Amended Employment Agreement, were forfeited as of such date.

2012 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Daniel E. Penni(1)	$81,000	$—	$6,695	$—	$—	—	$87,695
Dennis G. Rawan(2)	46,800	—	6,695	—	—	—	53,495
Joseph J. Grillo(3)	—	—	6,695	—	—	—	6,695
L. Michael Haller(4)	—	—	—	—	—	—	—
(1)	As of December 31, 2012, Mr. Penni held options to purchase 167,187 shares of our common stock.
(2)	As of December 31, 2012, Mr. Rawan held options to purchase 150,000 shares of our common stock.
(3)

As of December 31, 2012, Mr. Grillo held options to purchase 408,126 shares of our common stock. Mr. Grillo also received $275,000 for serving as a consultant and advisor to the Board during 2012. See further discussion under section above titled “Executive Employment Arrangements with Former Executive Officers”.

(4)	Mr. Haller did not receive any compensation as a director. See section “Executive Compensation” for details regarding his compensation as an executive officer for 2012.

In 2012, the compensation committee of our board of directors determined that the annual compensation for outside directors was as follows: (i) $7,200 per quarter for board service, (ii) an additional $3,600 and $1,800 per quarter for service as the audit and governance committee chair and the compensation committee chair, respectively, (iii) an additional $900 and $900 per quarter for service as a member of the audit and governance committee and the compensation committee, respectively, and (iv) $17,550 per quarter for service as the chairman of our board of directors. Reasonable out of pocket travel expenses are reimbursed when incurred. Directors who are not also executive officers are not eligible to participate in any of our other benefit plans. Mr. Penni who is currently acting as our interim president and chief executive officer is not participating in any of our other benefit plans, nor is he being compensated for serving as our president and interim chief executive officer, but is being compensated for his services as chairman of the board of directors.

None of our directors exercised options during the year ended December 31, 2012. On January 25, 2012, 1,250 shares of restricted stock vested for Messrs. Penni and Rawan each. On January 31, 2012, 39,062 shares of restricted stock vested for Mr. Grillo. On October 1, 2012, 4,166, shares of restricted stock vested for Messrs. Penni and Rawan each.

Stock Option and Other Compensation Plans

Stock Options and Other Awards Granted under the 1999 Flexible Stock Plan, the 2003 Flexible Stock Plan and the Amended and Restated Digital Angel Corporation Transition Stock Option Plan.

The 1999 Flexible Stock Plan, the 2003 Flexible Stock Plan and the Amended and Restated Digital Angel Corporation Transition Stock Option Plan (“Digital Angel Plan”) are long-term plans designed to link rewards with stockholder value over time. Stock options are granted to aid in the retention of employees and to align the interests of employees with stockholders. The value of the stock options to an employee increases as the price of our stock increases above the fair market value on the grant date, and the employee must remain in our employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in our employ.

The 2003 Flexible Stock Plan and the Amended and Restated Digital Angel Corporation Transition Stock Option Plan are also designed to encourage ownership of our common stock by employees, directors and other individuals, and to promote and further our best interests by granting options and other stock awards. Under these plans, we may grant awards of our common stock in lieu of payments of cash compensation pursuant to the mutual agreement of the participant and us. During 2012, approximately 0.4 million options were granted to directors, employees and consultants, under the 2003 Flexible Stock Plan.

Stock Options Granted under the 1999 Employees Stock Purchase Plan.

The 1999 Employees Stock Purchase Plan, which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (“Code”), provides eligible employees with an opportunity to accumulate, through payroll deductions, funds to be used toward the purchase of our stock pursuant to options granted under the plan. Options granted in connection with an offering under the plan permit the option holder to purchase our stock at a price per share equal to 85% of the fair market value of the stock on (i) the date on which the option was granted (i.e., the first business day of the offering) and (ii) the date on which the option was exercised (i.e., the last business day of the offering), whichever is less. Section 423 of the Code also provides certain favorable tax consequences to the option holder, provided that the stock acquired under the plan is held for a specified minimum period of time. Under FAS 123R, which became effective for us on January 1, 2006, options granted under the plan may be compensatory. During 2011 and 2012, we did not grant any options under the plan. See Note 5 to our consolidated financial statements for the outstanding stock option details.

Equity Compensation Plan Information

The following table presents information regarding options and rights outstanding under our compensation plans as of December 31, 2012:

	Equity Compensation Plan Information
	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price per share of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category (1)	2,385,884		$13.25	1,421,318	(2)
Equity compensation plans approved by Stockholders	10,134,062	(4)	0.17	--
Equity compensation plans not approved by Stockholders(3)	12,519,946	(4)	2.66	1,421,318
Total

(1) A narrative description of the material terms of our equity compensation plans is set forth in Note 5 to our consolidated financial statements.

(2) Includes 36,455 shares available for future issuance under our 1999 Employees Stock Purchase Plan.

(3) We have made grants outside of our equity plans and have outstanding options exercisable for shares of our Common Stock. These options were granted as an inducement for employment or for the rendering of consulting services.

(4) Effective May 3, 2013, 8.0 million of unvested options outstanding were forfeited and on July 2, 2013 2.0 million of the vested options outstanding expired under the terms of the Amended Employment Agreement entered into by the Company with Mr. Haller.

This Stock Plan has been approved by the Board and the Majority Stockholders.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements, information statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT UPON CLOSING OF THE PROPOSED TRANSACTION AND COMPLETION OF THE REVERSE STOCK SPLIT

The following table assumes the Reverse Stock Split. The following table sets forth certain information with respect to the beneficial ownership of our Series C Convertible Preferred Stock and Common Stock (including shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock issued in connection with the Transaction and after giving effect to the Reverse Stock Split), which would be our only outstanding classes of voting securities, and the voting power resulting from such beneficial ownership as of September 4, 2013:

●	each Stockholder who is the beneficial owner of more than 5% of our outstanding Series C Convertible Preferred Stock or Common Stock;
●	each person that was appointed to our Board;
●	each person appointed as an executive officer; and
●	all persons that are directors and executive officers, as a group.

	Series C Convertible Preferred Stock		Common Stock
	Number of Shares Beneficially Owned (1)	% of Shares Beneficially Owned	Number of Shares Beneficially Owned(2)(4)	% of Shares Beneficially Owned(2)(4)	% of Total Voting Rights (1)(2)(3)

Five Percent Stockholders:
Scott R. Silverman	289,043	70%	6,173,409	64%	62%
Randolph K. Geissler	45,472	11%	1,124,218	12%	10%
PositiveID Corporation	59,977	15%	1,199,532	13%	13%

Executive Officers and Directors:
Scott R. Silverman	289,043	70%	6,173,409	64%	62%
Barry Edelstein	1,988	0*	108,881	1%	0*
Michael E. Krawitz	--	0*	76,958	1%	0*
Daniel E. Penni	954	0*	39,975	0*	0*
Shawn Wooden	--	0*	38,167	0*	0*
Randolph K. Geissler	45,472	11%	1,124,218	12%	10%
Lorraine M. Breece	--	0*	2,590	0*	0*
Directors and executive officers as a group (7 persons)	337,457	82%	7,564,198	75%	73%

* Less than 1%

(1) On any matter presented to our Stockholders for their action or consideration at any meeting of Stockholders (or by written consent of Stockholders in lieu of meeting), a holder of our shares of Series C Convertible Preferred Stock shall be entitled to cast twenty votes per share. Except as provided by law or by the other provisions of our certificate of incorporation, the holders of our shares of Series C Convertible Preferred Stock shall vote together with the holders of Common Stock, and with the holders of any other series of our preferred stock, the terms of which so provide, as a single class. Upon the filing of the Certificate of Amendment, the shares of Series C Convertible Preferred Stock shall automatically convert into 8,215,184 shares of our Common Stock.

(2) Based on 32,124,685 shares of our Common Stock currently issued and outstanding after giving effect to the Reverse Stock Split. We intend to file the Certificate of Amendment on or about twenty calendar days after this Information Statement is first sent or given to the Stockholders. Accordingly, persons holding shares of Series C Convertible Preferred Stock are deemed to beneficially own the shares of Common Stock into which such securities shall be converted.

(3) Reflects (i) the combined voting power with respect to shares of Series C Convertible Preferred Stock and Common Stock prior to the filing of the Certificate of Amendment and (ii) the total voting power with respect to shares of Common Stock following the automatic conversion of the Series C Convertible Preferred Stock into Common Stock upon the filing of the Certificate of Amendment.

(4) This table includes presently exercisable stock warrants and stock options and options that are exercisable within sixty days of September 4, 2013, in accordance with Rule 13d-3(d) under the Exchange Act. The following directors and executive officers hold the number of exercisable warrants and options to purchase the number of shares set forth following their respective names and after giving effect to the Reverse Stock Split: Scott Silverman — 392,544, Barry Edelstein — 69,125, Michael Krawitz — 76,916, Daniel Penni — 5,156, Shawn Wooden 38,167, Randolph Geissler — 214,687, Lorraine M. Breece — 2,578; and all current directors and officers as a group — 799,173.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Regulations regarding the delivery of copies of proxy materials, information statements and annual reports to stockholders permit us, banks, brokerage firms and other nominees to send one annual report, proxy statement or information statement to multiple Stockholders who share the same address under certain circumstances, unless contrary instructions are received from Stockholders. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. If, at any time, a Stockholder no longer wishes to participate in “householding” and would prefer to receive a single copy of annual reports, proxy statements, or information statements or to revoke a “householding” consent previously provided to a bank, broker or other nominee, the Stockholder must (1) notify its bank, broker or other nominee, as applicable, to revoke such consent or (2) direct its written or oral request to: Allison Tomek, Investor Relations, 220 Congress Park Drive, Suite 200, Delray Beach, Florida 33445 by mail or by calling Allison Tomek at (561) 846-7003. Upon written or oral request, we will deliver promptly a separate copy of the annual report, proxy statement, or information statement, as applicable, to any Stockholder at a shared address to which a single copy of any of these documents was delivered.

Two or more Stockholders sharing an address can request delivery of a single copy of proxy statements, annual reports, or information statements, if they are receiving multiple copies by contacting the Company in the manner set forth above.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under Delaware law, the Company’s Certificate of Incorporation consistent with above, or the Amended and Restated Bylaws of the Company to dissent from any of the provisions adopted in the amendments.

INTEREST OF CERTAIN PERSONS IN OR IN
OPPOSITION TO THE MATTERS TO BE ACTED UPON

The directors and executive officers could have a substantial and direct interest in the ratification, approval and adoption of the Stock Plan in that they may be the recipient of an award or option pursuant to the Stock Plan. The directors and executive officers holding shares of Series C Preferred Stock could have a substantial and direct interest in the approval of the Reverse Stock Split in that their shares of Series C Preferred Stock would automatically convert into shares of Common Stock upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.

Other than as described above, to the Company’s knowledge, in their capacity as Stockholders, no person who has served as a director or executive officer of the Company since the beginning of the Company’s last fiscal year, and no associate of any such person, has any interest, direct or indirect, by security holdings or otherwise, in the Certificate of Amendment or the Stock Plan that is not otherwise shared by the remaining Stockholders other than as a result of receiving shares of Common Stock or securities convertible into shares of Common Stock under the Certificate of Amendment or the Stock Plan.

The actions were approved unanimously by the Board on July 5, 2013. Thus, no member of the Board opposed the actions.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: September [__], 2013

By Order of the Board of Directors

/s/ Scott R. Silverman

Scott R. Silverman

Chairman and Chief Executive Officer

DIGITAL ANGEL CORPORATION

FINANCIAL STATEMENTS

 DIGITAL ANGEL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except par values)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Current Assets
Cash	$934	$709
Short-term investments, available-for-sale	258	—
Other current assets	34	321
Funds held in escrow from sales of businesses	—	1,250
Other receivable	158	—
Current assets of discontinued operations	61	930
Total Current Assets	1,445	3,210

Property and equipment, net	1	4
Other receivable, long-term	72	—
Other assets of discontinued operations, net	—	199
Total Assets	$1,518	$3,413

Liabilities and Stockholders’ Deficit
Current Liabilities
Notes payable	$—	$44
Accounts payable	102	179
Accrued expenses	181	680
Deferred gain on sale of business	197	1,250
Current liabilities of discontinued operations	3,026	3,768
Total Current Liabilities	3,506	5,921

Total Liabilities	3,506	5,921

Commitments and Contingencies:

Stockholders’ Deficit:
Digital Angel Corporation stockholders’ deficit:
Preferred shares ($10 par value; shares authorized, 5,000; shares issued, nil)	—	—
Common shares ($0.01 par value; shares authorized, 50,000; shares issued and outstanding, 30,875 and 30,875, respectively)	309	309
Additional paid-in capital	591,433	591,433
Accumulated deficit	(593,685)	(593,600)
Accumulated other comprehensive income (loss)	125	(471)
Total Digital Angel Corporation stockholders’ deficit	(1,818)	(2,329)
Noncontrolling interest	(170)	(179)
Total Stockholders’ Deficit	(1,988)	(2,508)
Total Liabilities and Stockholders’ Deficit	$1,518	$3,413

See Notes to Condensed Consolidated Financial Statements.

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)

	For the Three-Months Ended June 30, 2013	For the Three-Months Ended June 30, 2012

Revenue	$—	$—

Cost of sales	—	—

Gross profit	—	—

Selling, general and administrative expenses	367	455
Severance and separation (reversal) expenses	(350)	—
Total operating expenses	17	455

Operating loss	(17)	(455)

Other income (expense), net	1	—

Loss) from continuing operations before provision for income taxes	(16)	(455)

Provision for income taxes	—	—

Loss from continuing operations	(16)	(455)

Income (loss) from discontinued operations	18	(391)

Net income (loss)	2	(846)

(Loss) income attributable to the noncontrolling interest, discontinued operations	(10)	4

Net loss attributable to Digital Angel Corporation	$(8)	$(842)

Income (loss) per common share attributable to Digital Angel Corporation common stockholders – basic and diluted:
Loss from continuing operations, net of noncontrolling interest	$(0.00)	$(0.15)
Income (loss) from discontinued operations, net of noncontrolling interest	0.00	(0.13)
Net loss	$(0.00)	$(0.28)

Weighted average number of common shares outstanding – basic and diluted	30,875	30,501

See Notes to Condensed Consolidated Financial Statements.

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (Unaudited)

 (in thousands, except per share data)

	For the Six-Months Ended June 30, 2013	For the Six-Months Ended June 30, 2012

Revenue	$—	$—

Cost of sales	—	—

Gross profit	—	—

Selling, general and administrative expenses	707	1,013
Severance and separation (reversal) expenses	(350)	346
Total operating expenses	357	1,359

Operating loss	(357)	(1,359)

Other income (expense), net	1	—

Loss from continuing operations before provision for income taxes	(356)	(1,359)

Provision for income taxes	—	—

Loss from continuing operations	(356)	(1,359)

Income (loss) from discontinued operations	280	(3,328)

Net loss	(76)	(4,687)

(Loss) income attributable to the noncontrolling interest, discontinued operations	(9)	48

Net loss attributable to Digital Angel Corporation	$(85)	$(4,639)

Income (loss) per common share attributable to Digital Angel Corporation common stockholders – basic and diluted:
Loss from continuing operations, net of noncontrolling interest	$(0.01)	$(0.04)
Income (loss) from discontinued operations, net of noncontrolling interest	0.01	(0.11)
Net loss	$(0.00)	$(0.15)

Weighted average number of common shares outstanding – basic and diluted	30,875	30,188

See Notes to Condensed Consolidated Financial Statements.

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(in thousands)

	Three-Months Ended June 30,		Six-Months Ended June 30,
	2013	2012	2013	2012
Net income (loss)	$2	$(846)	$(76)	$(4,687)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(9)	260	537	(15)
Unrealized gain on short-term investments, available-for-sale	59	—	59	—
Comprehensive income (loss)	52	(586)	520	(4,702)
Comprehensive (income) loss attributable to noncontrolling interest	(10)	4	(9)	48
Comprehensive income (loss) attributable to Digital Angel Corporation	42	(582)	511	(4,654)

See Notes to Condensed Consolidated Financial Statements.

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Changes in Stockholders’ Deficit (Unaudited)

For the Six-Months Ended June 30, 2013

(in thousands)

	Digital Angel Corporation Shareholders
	Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Noncontrolling	Total Stockholders’
	Number	Amount	Capital	Deficit	Income (Loss)	Interest	Deficit

Balance, December 31, 2012	30,875	$309	$591,433	$(593,600)	$(471)	$(179)	$(2,508)

Net loss	—	—	—	(85)	—	9	(76)
Unrealized gain on short-term investments, available-for-sale	—	—	—	—	59	—	59
Foreign currency translation adjustments	—	—	—	—	537	—	537
Balance, June 30, 2013	30,875	$309	$591,433	$(593,685)	$125	$(170)	$(1,988)

See Notes to Condensed Consolidated Financial Statements.

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)

 (in thousands)

	For the Six- Months Ended June 30, 2013	For the Six- Months Ended June 30, 2012
Cash Flows From Operating Activities
Net loss	$(76)	$(4,687)
Adjustments to reconcile net loss to net cash used in operating activities:
(Income) loss from discontinued operations	(280)	3,328
Equity compensation and administrative expenses	—	5
Loss on write-off of equipment	2	3
Depreciation and amortization	1	1
Common stock issued for services	—	40
Changes in assets and liabilities:
Increase in restricted cash	—	(972)
Decrease in other current assets	180	412
Decrease in accounts payable, accrued expenses and other liabilities	(560)	(121)
Net cash used in discontinued operations	(395)	(2,172)
Net Cash Used In Operating Activities	(1,128)	(4,163)

Cash Flows From Investing Activities
Net cash received from businesses sold	1,683	—
Net cash (used by) provided by discontinued operations	(13)	25
Net Cash Provided by Investing Activities	1,670	25

Cash Flows From Financing Activities
Net payments of debt	(44)	(40)
Net cash (used in) provided by discontinued operations	(273)	96
Net Cash (Used In) Provided by Financing Activities	(317)	56

Net Increase (Decrease) In Cash	225	(4,082)

Cash – Beginning of Period	709	6,301

Cash – End of Period	$934	$2,219

See Notes to Condensed Consolidated Financial Statements

DIGITAL ANGEL CORPORATION

Notes to Condensed Consolidated Financial Statements (unaudited)

1. Basis of Presentation

Through May 3, 2013, our business operations consisted of our mobile game division, doing business as HammerCat Studio. We began our game division in August 2012. In August 2012, we announced the appointment of L. Michael Haller to serve as our chief executive officer (“CEO”) as part of an initiative to shift our business focus in a new strategic direction. Mr. Haller implemented a new strategy for our business focused on mobile game applications designed for tablets, smartphones, and other mobile devices. On May 3, 2013, we sold our mobile game division to MGT Capital Investments, Inc. (“MGT”) and have accounted for our mobile games division as discontinued operations as more fully discussed in Note 7.

During April 2013, our board of directors began the negotiations to acquire VeriTeQ Acquisition Corporation (“VeriTeQ”) as it believed that by shifting our operations from the mobile game industry to the medical device industry we would be able to achieve greater stockholder value. After months of negotiation, on June 24, 2013, we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, VeriTeQ, and all of the shareholders of VeriTeQ (the “VeriTeQ Shareholders”) (collectively, the “VeriTeQ Transaction”) to acquire all of the outstanding shares of common stock of VeriTeQ (the “VeriTeQ Shares”). We closed on the VeriTeQ Transaction on July 8, 2013. Based on the terms of the VeriTeQ Transaction, VeriTeQ was the accounting acquirer and as a result, going forward as of July 8, 2013, its operating results became the historical operating results of the Company.

With the closing of the VeriTeQ Transaction, the Company’s business operations now consist primarily of the operations of VeriTeQ. VeriTeQ is engaged in the business of radio frequency identification, technologies for implantable medical device identification and dosimeter technologies for use in radiation therapy treatment. VeriTeQ provides implantable medical device identification, using its FDA cleared radio frequency identification microchip, and radiation dose measurement technologies. Its DVS SmartMarker®, a FDA cleared, implantable, wireless radiation sensor, is used to measure the radiation dose delivered to a patient directly from the site of the tumor during cancer treatment, and is cleared for use in breast and prostate cancer patients. VeriTeQ’s OneDose® adhesive technology is FDA cleared for use in cancer patients being treated with external beam radiation to measure radiation dose levels at the skin surface. VeriTeQ has not yet generated any revenue from its operations. The VeriTeQ Transaction is more fully discussed in Note 9.

The accompanying condensed consolidated financial statements of the Company have been prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”) and with the instructions to Form 10-Q and Article 8 of Regulation S-X under the Securities Exchange Act of 1934, as amended. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The interim financial information in this report has not been audited. In the opinion of the Company’s management, all adjustments (consisting of normal recurring adjustments) considered necessary for fair financial statement presentation have been made. Results of operations reported for interim periods may not be indicative of the results for the entire year. These condensed consolidated financial statements and notes should be read in conjunction with the consolidated financial statements and notes included in our Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission (“SEC”) on June 28, 2013.

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on the knowledge of current events and actions that we may undertake in the future, they may ultimately differ from actual results. Included in these estimates are assumptions used in Black-Scholes valuation models, lease termination obligations and other contingent liabilities, among others.

In addition to the mobile games division reflected in discontinued operations for all periods presented, our discontinued operations also consisted of the operations of our radio communications business, which comprised the operations of Signature Industries Limited, (“Signature”), our 98.5% owned subsidiary located in the United Kingdom (“U.K.”). As more fully discussed in Note 6, on March 1, 2013, we entered into a Share Purchase Agreement (the “Purchase Agreement”) with Michael Cook, John Grant and Yee Lawrence (collectively, the “Buyers,”) pursuant to which all of the outstanding capital stock of Digital Angel Radio Communications Limited (“DARC”), a newly formed, wholly-owned subsidiary of ours registered in the U.K., was purchased. In connection with the transaction, the radio communications business of Signature was transferred into DARC. Messrs. Cook and Grant were former directors of Signature.

DIGITAL ANGEL CORPORATION

Notes to Condensed Consolidated Financial Statements (unaudited)

As more fully discussed in Note 7: (i) in July 2011 we sold all of the outstanding capital stock of our then wholly-owned subsidiary, Destron Fearing (“the Destron Transaction”); (ii) in June 2011, we sold certain assets of Signature’s SARBE business excluding one contract for the sale of personal emergency location beacons (“PELS”) to the U.K. Ministry of Defence (“MOD”); and (iii) in April 2012, Signature’s remaining contract with the MOD was terminated.

Related Party Transactions

We have in the past entered into various related party transactions. Each of these transactions is described in Note 12 to our Annual Report on Form 10-K for the year ended December 31, 2012. In addition, following our former directors’ approval of the Exchange Agreement, VeriTeQ approached us for a small, short-term bridge loan or equity investment. In light of the many conditions to closing, our former board decided not to make the loan or investment. Our then interim chief executive officer and president and chairman of our board at the time, and current director, Daniel E. Penni, agreed to make a $25,000 equity investment in VeriTeQ. As a result of such investment, Mr. Penni acquired 100,000 shares of VeriTeQ’s common stock, which were converted into 954 shares of our Series C preferred stock on July 12, 2013.

Liquidity

As of June 30, 2013, we had a working capital deficiency of approximately $2.1 million. However, included in current liabilities of discontinued operations are approximately $0.7 million of liabilities associated with subsidiaries we closed in 2001 and 2002 that were not guaranteed by us and that we believe we will not be required to pay. In addition, approximately $2.3 million of existing liabilities of discontinued operations are related to Signature and are subject to its liquidation. We initiated the formal liquidation of Signature in March 2013.

In March 2013, we sold DARC and received net proceeds of £110,000 (approximately $160,000, net of transaction fees), representing the £150,000 cash down payment from the sale offset by £40,000 used to satisfy a portion of Signature’s outstanding liabilities. Beginning on June 1, 2013, we are to receive eighteen monthly payments of approximately £9,000 each, under the terms of the Purchase Agreement. The purchase price also included the assumption by the Buyers of approximately £175,000 ($266,000) under an invoice discount facility and £67,000 ($102,000) of certain existing consulting and severance obligations. In addition, on March 26, 2013, we received $1.25 million from the settlement of the Destron Transaction escrow and on May 3, 2013, we sold the assets of our game division in exchange for a cash payment of $137,000 and 50,000 shares of MGT common stock valued at approximately $0.2 million on the closing date. On June 24, 2013, we entered into a Share Exchange Agreement with VeriTeQ and the VeriTeQ Shareholders, as more fully discussed in Note 9.

Our goal is to achieve profitability and to generate positive cash flows from operations. Our capital requirements depend on a variety of factors, including but not limited to, the cash that will be required to fund VeriTeQ’s business operations; our ability to collect the deferred purchase price from the sale of DARC; the cash proceeds we will generate upon the sale of the MGT common stock we received from the sale of our mobile game business; and potential obligations that we could face in connection with the liquidation of Signature. Failure to raise capital to fund VeriTeQ’s operations and to generate positive cash flow from such operations will have a material adverse effect on our financial condition, results of operations and cash flows.

Our historical sources of liquidity have included proceeds from the sale of businesses and assets, the sale of common stock and preferred shares and proceeds from the issuance of debt. In addition to these sources, other sources of liquidity may include the raising of capital through additional private placements or public offerings of debt or equity securities, as well as joint ventures. However, going forward some of these sources may not be available, or if available, they may not be on favorable terms. If we were unable to obtain the funds necessary to fund VeriTeQ’s operations, it would have a material adverse effect on our financial condition, results of operations and cash flows and could result in our inability to continue operations as a going concern. These conditions indicate that there is substantial doubt about our ability to continue operations as a going concern, as we may be unable to generate the funds necessary to pay our obligations in the ordinary course of business. The accompanying financial statements do not include any adjustments related to the recoverability and classification of asset carrying amounts and classification of liabilities that may result from the outcome of this uncertainty.

DIGITAL ANGEL CORPORATION

Notes to Condensed Consolidated Financial Statements (unaudited)

2. Recently Issued Accounting Standards

In February 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, an amendment to FASB ASC Topic 220. The update requires disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present either on the face of the statement of operations or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. For amounts not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. This ASU is effective prospectively for the Company’s fiscal years, and interim periods within those years beginning after December 15, 2012. Adoption of this standard did not have a material impact on our financial statements.

3. Accrued Expenses

The following table summarizes the significant components of accrued expenses:

	June 30, 2013	December 31, 2012
	(in thousands)
Accrued severance and separation expenses	$—	$351
Other accruals	181	329
Total accrued expenses	$181	$680

The accrued severance and separation expenses balance at December 31, 2012 related to Mr. Grillo’s severance which included change of control payments due to Mr. Grillo under the terms of his employment agreement. Mr. Grillo is our former chief executive officer. Effective April 11, 2013, Mr. Grillo entered into a letter agreement (“Letter Agreement”) with us wherein Mr. Grillo waived his rights to receive a third year non-compete payment under the terms of his employment agreement with us. The Letter Agreement also amended the existing consulting agreement between us and Mr. Grillo to provide for an additional two months of consulting payments at $25,000 each month (through March 31, 2013) in recognition of Mr. Grillo’s continued involvement in the sale and liquidation of the Signature, and terminated Mr. Grillo’s previous employment agreement with us. As a result, the accrued severance balance of $0.4 million at December 31, 2012 was reversed during the second quarter of 2013.

Under the terms of a non-exclusive advisory services agreement with an advisory firm, in May 2012, we paid a non-refundable up front fee of $20,000 and we agreed to pay $3,500 per month during the twelve-month term of the engagement. As a result of our decision to enter into the mobile game application business in August 2012, the monthly fee was increased to $20,000 or an aggregate of $180,000. During 2012, we paid $100,500 to the advisory firm. During the first four months of 2013, we paid an additional $30,000 in advisory fees in full and final settlement of all amounts owed under the agreement. As a result we reversed $80,000 of the accrued expense balance at December 31, 2012 during the second quarter of 2013.

DIGITAL ANGEL CORPORATION

Notes to Condensed Consolidated Financial Statements (unaudited)

4. Income (Loss) Per Share

A reconciliation of the numerator and denominator of basic and diluted income (loss) per share is provided as follows, in thousands, except per share amounts:

	Three-Months Ended June 30,		Six-Months Ended June 30,
	2013	2012	2013	2012
Numerator for basic and diluted income (loss) per share attributable to Digital Angel Corporation:
Loss from continuing operations	$(16)	$(455)	$(356)	$(1,359)
Income (loss) from discontinued operations	8	(387)	271	(3,280)
Net income (loss) attributable to common stockholders	$(8)	$(842)	$(85)	$(4,639)

Denominator for basic and diluted income (loss) per share attributable to Digital Angel Corporation:
Basic and diluted weighted-average shares outstanding (1)	30,875	30,501	30,875	30,188

Income (loss) per share attributable to Digital Angel Corporation — basic and diluted:
Continuing operations	$(0.00)	$(0.15)	$(0.01)	$(0.04)
Discontinued operations	0.00	(0.13)	0.01	(0.11)
Total — basic and diluted	$(0.00)	$(0.28)	$(0.00)	$(0.15)
(1)

The following stock options, warrants and restricted stock outstanding as of June 30, 2013 and 2012 were not included in the computation of dilutive loss per share because the net effect would have been anti-dilutive:

	June 30,
	2013	2012
	(in thousands)
Stock options	4,517	2,266
Restricted stock	—	11
Total	4,517	2,277

5. Fair Value Measurements

Our short-term investments are classified as available-for-sale and are remeasured and reported at fair value each reporting period. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company measures its available-for-sale short-term investments at fair value. These are valued within Level 1 in the fair value hierarchy using the quoted stock prices of these securities. See Note 7 for details on these short-term investments and the unrealized gain.

The following table summarizes our financial assets measured at fair value on a recurring basis as presented in the unaudited condensed consolidated balance sheets as of June 30, 2013 and December 31, 2012 (in thousands):

	Quoted Prices in Active Markets for Identical Instruments (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets:
June 30, 2013
Short-term investments	$258	$-	$-	$258

December 31, 2012
Short-term investments	$-	$-	$-	$-

The Company’s management considers the carrying values of other current assets and other current liabilities of continuing operations to approximate fair values primarily due to their short-term nature.

DIGITAL ANGEL CORPORATION

Notes to Condensed Consolidated Financial Statements (unaudited)

6. Stock Options and Restricted Stock

Stock Option Plans

We have stock-based employee plans, which were outstanding as of June 30, 2013, and are more fully described in Note 5 to our Annual Report on Form 10-K for the year ended December 31, 2012. During the three-months ended June 30, 2013 and 2012, we recorded nil in compensation expense related to stock options granted to our directors, employees and consultants. During the six-months ended June 30, 2013 and 2012, we recorded nil and $1,000, respectively, in compensation expense related to stock options granted to our directors, employees and consultants.

Stock Option Activity

There were no stock options granted during the three-months and six-months ended June 30, 2013 and 2012. A summary of our stock option activity as of June 30, 2013, and changes during the six-months then ended, is presented below (in thousands, except per share amounts):

	Stock Options		Weighted Average Exercise Price	Weighted Average Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at January 1, 2013	12,520	**	$2.66
Granted	—		—
Exercised	—		—
Forfeited or expired	(8,003)		0.06
Outstanding at June 30, 2013	4,517	**	7.27	2.1	$—	*

Vested or expected to vest at June 30, 2013	4,517		7.27	2.1	—	*
Exercisable at June 30, 2013	4,517		7.27	2.1	—	*

* The intrinsic value of a stock option is the amount by which the market value of the underlying stock exceeds the exercise price of the option. The market value of our common stock was $0.05 per share at June 30, 2013.

** 8,000,000 unvested options were forfeited on May 3, 2013, the effective date of the Amendment to Employment Agreement with Mr. Haller, under which Mr. Haller resigned as president, CEO and director of the Company upon the closing of the sale of the mobile games division. The remaining 2,000,000 vested options expired on July 2, 2013.

There were no stock option exercises during the three-months and six-months ended June 30, 2013 and 2012. At June 30, 2013, we had approximately 1.4 million shares available for issuance under our plans. The total fair value of options vested during the three-months ended June 30, 2013 and 2012, was approximately nil and $42 thousand, respectively. The total fair value of options vested during the six-months ended June 30, 2013 and 2012, was approximately nil and $42 thousand, respectively.

Restricted Stock Grants

A summary of the status of our nonvested restricted stock awards as of June 30, 2013 is presented below (shares in thousands):

	Stock Options	Weighted Average Grant-Date Fair Value
Nonvested at January 1, 2013	2	$5.04
Granted	—	—
Vested	(2)	5.04
Forfeited or expired	—	—
Nonvested at June 30, 2013	—	$—

We recorded compensation expense of approximately nil and $1,000 in the three-months ended June 30, 2013 and 2012, respectively, associated with restricted stock grants. We recorded compensation expense of approximately nil and $3,000 in the six-months ended June 30, 2013 and 2012, respectively, associated with restricted stock grants.

DIGITAL ANGEL CORPORATION

Notes to Condensed Consolidated Financial Statements (unaudited)

7. Discontinued Operations

Sale of Digital Games

During 2013, we decided to shift our operations from the mobile games business to the medical device industry and on May 3, 2013, as more fully discussed below, we sold our mobile game business. Accordingly, the mobile games business division has been classified as discontinued operations for the first six-months of 2013, and all prior period results have been restated accordingly.

On May 3, 2013, we closed on the sale of our mobile game application business to MGT, pursuant to the terms of the Asset Purchase Agreement dated April 10, 2013 (the “Sale Agreement”), for a cash payment of $137,000 and the receipt of 50,000 shares of MGT’s common stock valued at $0.2 million, based on the closing price of MGT’s common stock on the closing date. The common stock will bear a restrictive legend until such time as the shares are registered or can be sold pursuant to an exemption from registration. Pursuant to the Sale Agreement, MGT acquired our mobile games application business assets, including the rights to the two mobile game applications that we had under development.

Under the terms of the Sale Agreement, as a condition to closing, MGT was required to assume our obligations under a certain office lease (the “Condition”). However, as the parties were unable to obtain the landlord’s consent for such assumption by May 3, 2013 and in order to close the sale by such date, we and MGT entered into the Transition Services Agreement (the “Transition Agreement”) dated as of May 3, 2013, whereby we agreed that the Condition will instead be a post-closing condition and we will permit MGT to occupy the office space for the remaining term of the office lease (ending on November 30, 2013) in exchange for MGT reimbursing us for our expenses in maintaining such office lease.

The gain on the sale of our mobile game business was approximately $0.3 million, and is reflected in the results of discontinued operations. As the MGT stock is held as available-for-sale, we are required to adjust the carrying value to market at each reporting period and, accordingly, changes in the market value are recorded as unrealized gains or losses in other comprehensive income or loss on our unaudited condensed consolidated statements of comprehensive income (loss). As a result of the change in value of the MGT common stock from the closing date to June 30, 2013, we recorded an unrealized gain of $59,000 during the three and six-months ended June 30, 2013.

Sale of DARC to Related Parties

On March 1, 2013, we entered into the Purchase Agreement with the Buyers pursuant to which all of the outstanding capital stock of DARC was purchased by the Buyers in a management buyout. Messrs. Cook and Grant are former directors of Signature. In connection with the transaction, the radio communications business of Signature was transferred into DARC. The aggregate share purchase price for DARC was approximately £562,000, or approximately $853,000 based on the exchange rate on March 1, 2013. Per the terms of the Purchase Agreement, the purchase price was paid as follows: (i) £150,000 in a cash payment on March 31, 2013 and we will receive eighteen equal monthly installments of approximately £9,000 totaling £170,000 in deferred purchase payments which began on June 1, 2013; (ii) £175,000 ($266,000) by the assumption by the Buyers of Signature’s obligations under an invoice discount facility; and (iii) £67,000 ($102,000) by the assumption by the Buyers of certain obligations under existing consulting and severance agreements with Mr. Cook. Immediately upon completion of the sale of DARC, we began the formal liquidation of Signature and £40,000 of the £150,000 cash payment received from the sale of DARC was remitted to Signature to be used to satisfy a portion of Signature’s outstanding liabilities.

We have estimated the gain on the sale of DARC to be approximately $0.2 million. However, since the sale was to former employees and directors of Signature and a portion of the purchase price will be paid in installments, the gain is being deferred and will be recognized when collection of the deferred purchase price is assured. When recognized, the gain will be reflected in the results of discontinued operations.

In March 2013, we appointed a liquidator and initiated the formal liquidation of Signature, primarily related to its outstanding liabilities. We used £40,000 ($61,000) of the purchase price from the sale of DARC to satisfy our estimated portion of Signature’s outstanding liabilities. However, one party has submitted a claim to the liquidator for approximately £244,000 (U.S. $0.4 million). This claim is associated with an outsourced manufacturing agreement related to the delivery of PELS beacons to the MOD. As a result of the termination of the PELS contract by the MOD, Signature did not purchase any product under the manufacturing agreement and, accordingly, we, in consultation with outside legal counsel, do not believe that any amount is owed per the terms of the agreement. However, this claim could result in an increase in our estimated portion of Signature’s outstanding liabilities. Any increases or decreases in our estimated portion of Signature’s outstanding liabilities will be reflected in the result of discontinued operations in future periods. We expect the liquidation to be completed by the end of 2013, although it could extend beyond the expected timeframe.

DIGITAL ANGEL CORPORATION

Notes to Condensed Consolidated Financial Statements (unaudited)

Sale of Destron Fearing

On July 22, 2011, we sold all our shares of our wholly-owned subsidiary, Destron Fearing, to Allflex USA, Inc. (“Allflex”), referred to as the Destron Transaction. The purchase price was $25 million, less a $1.2 million working capital adjustment, and cash receipts upon closing approximated $13.5 million. Under the terms of the stock purchase agreement related to the sale, $2.5 million of the purchase price payable to the Company was placed in an escrow fund, from which $60,000 was previously released to Allflex to cover certain agreed expenses, leaving a balance of approximately $2.44 million remaining in escrow. The escrow agreement provided for a January 22, 2013 release of funds, however each party made claims against the escrow and we filed a lawsuit in connection with our claim. On March 22, 2013, we and Allflex entered into a settlement agreement under which we agreed to split equally the initial escrow balance of $2.5 million as well as the interest earned on the funds while held in escrow and, accordingly, we received $1,251,000 of the escrow funds on March 26, 2013. The settlement agreement also provided for a full mutual release of all claims, obligations, and liabilities of the parties as well as a dismissal of our lawsuit against Allflex.

As a result of the settlement of the escrow we recorded in our results of discontinued operations an additional gain on the sale of approximately $1.3 million in the first six-months of 2013.

PELS Contract

As of December 31, 2011, we had recorded our estimate of the loss on the PELS contract of approximately $3.7 million. On April 10, 2012, the MOD notified Signature that it was terminating the contract because of Signature’s failure to complete certain milestones for product approvals by the established deadline. Under the terms of the termination notice, such termination became effective as of April 24, 2012. As stated in the notice, termination triggered the requirement that Signature reimburse to the MOD all monies paid by the MOD to Signature in respect of this contract for product or inventory previously delivered. No early termination or other penalties were claimed by the MOD in the termination notice and in the final settlement agreement dated July 6, 2012. The total amount of reimbursement claimed by the MOD was £0.4 million (approximately $0.7 million at the July 6, 2012 exchange rate), plus VAT. As a result of the payment of this amount in full in July 2012, and the elimination of revenue from the production phase of the contract, we recognized an increase in the projected loss from the PELS contract of approximately $2.9 million, primarily for the writedown of inventory. Accordingly, we accrued an additional loss of approximately $3.0 million on the PELS contract during 2012, the majority of which was accrued in the first quarter of 2012. In the aggregate, the loss recognized on the PELS contract in 2011 and 2012 totaled approximately $6.7 million.

The following table presents the results of operations of our discontinued operations for the three-months and six-months ended June 30, 2013 and 2012 (The loss on the PELS contract is included in cost of sales):

	Three-Months Ended June 30,		Six-Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)
Revenue	$—	$835	$629	$1,658
Cost of sales	—	476	389	3,838
Gross profit (loss)	—	359	240	(2,180)

Selling, general and administrative expenses	169	652	533	1,193
Development expenses	95	—	375	—
Severance and separation expenses	11	97	11	97
Operating loss	(275)	(390)	(679)	(3,470)

Interest and other income (expense), net	1	—	(581)	145
Interest expense	—	(1)	(3)	(3)
Gain on sale	292	—	1,543	—
Income (loss) from discontinued operations	18	(391)	280	(3,328)
(Income) loss attributable to noncontrolling interest	(10)	4	(9)	48
Net income (loss) from discontinued operations attributable to Digital Angel Corporation	$8	$(387)	$271	$(3,280)

Income (loss) from discontinued operations per common share – basic and diluted	$0.00	$(0.13)	$0.01	$(0.11)
Weighted average number of common shares outstanding – basic and diluted	30,875	30,501	30,875	30,188

DIGITAL ANGEL CORPORATION

Notes to Condensed Consolidated Financial Statements (unaudited)

The net liabilities of discontinued operations as of June 30, 2013 and December 31, 2012, were as follows (in thousands):

	June 30, 2013	December 31, 2012
	(in thousands)
Cash	$61	$55
Accounts receivable	—	648
Inventory	—	125
Other current assets	—	102
Total current assets	61	930
Fixed assets	—	199
Total assets	$61	$1,129

Accounts payable, accrued expenses and other current liabilities	3,026	3,768
Total current liabilities	$3,026	$3,768
Net liabilities of discontinued operations	$(2,965)	$(2,639)

8. Commitments and Contingencies

Lease Termination

On December 24, 2011, we vacated Signature’s manufacturing and office facility in Thamesmead, U.K. Keyswitch Varley, a wholly-owned subsidiary of Signature, is obligated on the lease. Neither we nor Signature guaranteed the lease. We have assessed the liability for the lease termination in accordance with ASC 420, “Exit or Disposal Cost Obligations”, and ASC 450, “Loss Contingencies”, and accordingly, we accrued an estimated lease termination liability as of December 31, 2011. The original estimated amount was included in the results of discontinued operations for 2011, and in the current liabilities of discontinued operations at June 30, 2013 and December 31, 2012. This estimate is subject to change and any increases or decreases will be reflected in the results of our discontinued operations in future periods. During the six-months ended June 30, 2013 and 2012, we have included in the results of discontinued operations rent accruals covering the periods.

9. Subsequent Events

Share Exchange Agreement with VeriTeQ

On June 24, 2013, we entered into the VeriTeQ Transaction and on July 8, 2013, we closed the VeriTeQ Transaction. Pursuant to the terms of the Exchange Agreement, in exchange for the VeriTeQ Shares, the Company issued to the VeriTeQ Shareholders 4,107,592 shares of its Series B Convertible Preferred Stock (the “Series B Preferred Stock”). On July 10, 2013, the Company realized that it incorrectly issued the Series B Preferred Stock and as result, on July 12, 2013, it exchanged the Series B Preferred Stock for 410,759 shares of our newly created Series C convertible preferred stock, par value $10.00 (the “Series C Preferred Stock”). The terms of the Series C Preferred Stock are substantially similar to the Series B Preferred Stock, including the aggregate number of shares of common stock into which the Series C Preferred Stock is convertible. Each share of Series C Preferred Stock will be converted into twenty shares of our common stock, par value $0.01 per share (the “Conversion Shares”), automatically upon the effectiveness of the Reverse Stock Split (as defined below) (such transaction is sometimes to referred to herein as the “Share Exchange”). In addition, all outstanding stock options to purchase shares of VeriTeQ’s common stock, whether or not exercisable or vested, will be converted into options to acquire shares of the Company’s common stock (the “Substitute Options”), and all outstanding warrants to purchase shares of VeriTeQ’s common stock will be converted into warrants to purchase shares of the Company’s common stock (the “Converted Warrants”). As a result of the Share Exchange and the issuance of the Substitute Options and the Converted Warrants, VeriTeQ became our wholly-owned subsidiary, and the VeriTeQ Shareholders owned on July 12, 2013 approximately 91% of our common stock, on an as converted, fully diluted basis (including outstanding stock options and warrants). Based on the terms of the VeriTeQ Transaction, VeriTeQ was the accounting acquirer and as a result, going forward, its operating results became the historical operating results of the Company.

DIGITAL ANGEL CORPORATION

Notes to Condensed Consolidated Financial Statements (unaudited)

The Series C Preferred Stock consists of 500,000 authorized shares, 410,759 of which have been issued. The shares of Series C Preferred Stock issued to the VeriTeQ Shareholders in connection with the Share Exchange will, by their principal terms:

(a)

convert into a total of 8,215,184 Conversion Shares, at which time the Conversion Shares will constitute approximately 89% of the issued and outstanding shares of common stock of the Company, following the “Reverse Stock Split” (as defined below);

(b)	have the same voting rights as holders of common stock on an as-converted basis for any matters that are subject to stockholder vote;

(c)	not be entitled to any dividends; and

(d)	be treated pari passu with the common stock on liquidation, dissolution or winding up of the Company.

On July 12, 2013, the Company obtained approval from a majority of its shareholders for and will effectuate a one for thirty (1:30) reverse stock split (the “Reverse Stock Split”). The Reverse Stock Split would cause the total number of shares of common stock outstanding, including the shares underlying the Series C Preferred Stock, to equal 9,286,007 shares based on the shares outstanding on August 7, 2013. The Reverse Stock Split will not affect the number of shares of its authorized common stock.

In connection with the Share Exchange, the Company is also going to change its name to “VeriTeQ Corporation.”

On July 12, 2013, pursuant to the Exchange Agreement, a majority of the Company’s voting stockholders adopted resolutions by written consent approving the Digital Angel Corporation 2013 Stock Incentive Plan (the “Plan”), under which employees, including officers and directors, and consultants may receive awards.

Employment Agreements of Executive Officers

In connection with the closing of the VeriTeQ Transaction, our former board of directors approved employment agreements with Messrs. Silverman and Geissler. Each of the agreements is more fully described in our Current Report on Form 8-K filed with the Commission on July 12, 2013.

Issuance of Common Stock

On July 15, 2013, we issued 1,250,000 shares of our common stock to an investment banking firm as partial payment for investment banking services rendered for an aggregate value of $62,500.  These shares were valued at the fair market value of the stock on the date of issuance which was $0.05 per share.

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Board of Directors and Stockholders

Digital Angel Corporation

We have audited the accompanying consolidated balance sheets of Digital Angel Corporation and subsidiaries (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2012. The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Digital Angel Corporation and subsidiaries as of December 31, 2012 and 2011, and the consolidated results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring net losses, and at December 31, 2012 had negative working capital and a stockholders’ deficit. These events and conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ EisnerAmper LLP

New York, New York

June 28, 2013

Digital Angel Corporation and Subsidiaries

Consolidated Balance Sheets

(in thousands, except par value)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash	$709	$6,301
Other current assets	340	442
Funds held in escrow from sale of business	1,250	—
Current assets of discontinued operations	911	5,617
Total current assets	3,210	12,360

Property and equipment, net	21	9
Funds held in escrow from sale of business	—	2,500
Other assets of discontinued operations, net	182	568
Total assets	$3,413	$15,437

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Notes payable	$44	$40
Accounts payable	179	85
Accrued expenses	722	1,382
Deferred gain on sale of business	1,250	—
Current liabilities of discontinued operations	3,726	7,000
Total current liabilities	5,921	8,507

Commitments and contingencies (Note 9)
Deferred gain on sale of business	—	2,500
Other liabilities	—	419
Total liabilities	5,921	11,426

Stockholders’ (deficit) equity:
Digital Angel Corporation stockholders’ (deficit) equity:
Preferred shares ($10 par value; shares authorized, 5,000; shares issued, nil)	—	—
Common shares ($.01 par value; shares authorized 50,000; shares issued and outstanding, 30,875 and 29,875, respectively)	309	299
Additional paid-in-capital	591,433	591,287
Accumulated deficit	(593,600)	(587,275)
Accumulated other comprehensive loss - foreign currency translation	(471)	(183)
Total Digital Angel Corporation stockholders’ (deficit) equity	(2,329)	4,128
Non-controlling interest	(179)	(117)
Total stockholders’ (deficit) equity	(2,508)	4,011
Total liabilities and stockholders’ (deficit) equity	$3,413	$15,437

See the accompanying notes to consolidated financial statements.

Digital Angel Corporation and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

	For the years ended
	December 31,
	2012	2011
Revenue	$—	$—

Cost of sales	—	—

Gross profit	—	—

Selling, general and administrative expenses	1,759	2,224
Severance expense	346	1,016
Development expenses	294	—
Total operating expenses	2,399	3,240

Operating loss	(2,399)	(3,240)

Other income (expense), net	—	2,277
Interest expense	(7)	(3,408)

Loss from continuing operations before income tax benefit	(2,406)	(4,371)

Benefit from income taxes	53	110

Loss from continuing operations	(2,353)	(4,261)

Loss from discontinued operations, net of income taxes of $0 and $32	(4,034)	(6,073)

Net loss	(6,387)	(10,334)

Loss attributable to the noncontrolling interest, discontinued operations	62	80

Net loss attributable to Digital Angel Corporation	$(6,325)	$(10,254)

Loss per common share attributable to Digital Angel Corporation common stockholders – basic and diluted:
Loss from continuing operations	$(0.08)	$(0.14)
Loss from discontinued operations, net of noncontrolling interest	(0.13)	(0.20)
Net loss	$(0.21)	$(0.34)

Weighted average number of common shares outstanding — basic and diluted	30,533	29,872

See the accompanying notes to consolidated financial statements.

Digital Angel Corporation and Subsidiaries

Consolidated Statements of Comprehensive Loss

(in thousands)

	For the years ended December 31,
	2012	2011
Net loss	$(6,387)	$(10,334)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment reclassified to earnings	—	1,361
Other foreign currency translation adjustments	(288)	128
Comprehensive loss	(6,675)	(8,845)
Comprehensive loss attributable to noncontrolling interest	62	82
Comprehensive loss attributable to Digital Angel Corporation	$(6,613)	$(8,763)

See the accompanying notes to consolidated financial statements.

Digital Angel Corporation and Subsidiaries
Consolidated Statements of Stockholders’ Equity
For the Year Ended December 31, 2011

(in thousands)

	Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Noncontrolling	Total Stockholders’
	Number	Amount	Capital	Deficit	Income (Loss)	Interest	Equity

Balance, December 31, 2010	29,273	$293	$590,945	$(577,021)	$(1,674)	$(35)	$12,508

Net loss	—	—	—	(10,254)	—	(80)	(10,334)
Foreign currency translation adjustment reclassified to earnings	—	—	—	—	1,361		1,361
Other foreign currency translation adjustments					130	(2)	128
Issuance of common stock and cash for price protection under the terms of a legal settlement	197	2	(25)	—	—	—	(23)
Share-based compensation	512	5	381	—	—	—	386
Shares retired from treasury	(107)	(1)	1	—	—	—	—
Stock issuance costs	—	—	(15)	—	—	—	(15)

Balance, December 31, 2011	29,875	$299	$591,287	$(587,275)	$(183)	$(117)	$4,011
See the accompanying notes to consolidated financial statements.

Digital Angel Corporation and Subsidiaries
Consolidated Statements of Stockholders’ (Deficit) Equity (continued)
For the Year Ended December 31, 2012

(in thousands)

	Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Noncontrolling	Total Stockholders’
	Number	Amount	Capital	Deficit	Income (Loss)	Interest	(Deficit) Equity

Balance, December 31, 2011 (brought forward)	29,875	$299	$591,287	$(587,275)	$(183)	$(117)	$4,011

Net loss	—	—	—	(6,325)	—	(62)	(6,387)
Other foreign currency translation adjustments				—	(288)	—	(288)
Issuance of common stock for services	1,000	10	30	—	—	—	40
Adjustment of shares issuance for price protection under legal settlement	—	—	8	—	—	—	8
Share-based compensation	—	—	108	—	—	—	108

Balance, December 31, 2012	30,875	$309	$591,433	$(593,600)	$(471)	$(179)	$(2,508)

See the accompanying notes to consolidated financial statements.

 Digital Angel Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	For the years ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(6,387)	$(10,334)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss from discontinued operations	4,034	6,073
Equity compensation and administrative expenses	108	156
Depreciation and amortization	3	1
Loss on write-off of property and equipment	3	—
Common stock issued for services	40	—
Non-cash interest expense	—	2,538
Change in fair value of warrant liability	—	(2,083)
Net change in operating assets and liabilities	(853)	(2,299)
Net cash used in discontinued operations	(2,963)	(4,775)
Net cash used in operating activities	(6,015)	(10,723)

Cash flows from investing activities:
Payments for property and equipment	(19)	(10)
Net cash provided by discontinued operations	171	22,163
Net cash provided by investing activities	152	22,153

Cash flows from financing activities:
Net amounts collected (paid) on notes payable	30	(184)
Proceeds from sale of Debentures	—	2,000
Payment of Debentures	—	(2,000)
Repurchase of common stock warrants	—	(742)
Stock issuance costs	—	(15)
Net cash provided by (used in) discontinued operations	241	(4,454)
Net cash provided by (used in) financing activities	271	(5,395)

Net (decrease) increase in cash	(5,592)	6,035
Cash – Beginning of year	6,301	266
Cash – End of year	$709	$6,301

Supplemental disclosure of cash flow information:
Interest paid	$7	$635
Income taxes paid	—	—

See the accompanying notes to consolidated financial statements.

DIGITAL ANGEL CORPORATION

Notes To Consolidated Financial Statements

1. Organization and Summary of Significant Accounting Policies

During 2012, Digital Angel Corporation, a Delaware corporation, and its subsidiary, (referred to together as, “Digital Angel,” “the Company,” “we,” “our,” and “us”) operated in one business segment, our mobile game division, doing business as HammerCat Studio. We began our game division in August 2012. In August 2012, we announced the appointment of L. Michael Haller to serve as our chief executive officer, (“CEO”), as part of an initiative to shift our business focus in a new strategic direction. Mr. Haller implemented a new strategy for our business focused on mobile game applications designed for tablets, smartphones, and other mobile devices. On May 3, 2013, we sold our mobile game division to MGT Capital Investments, Inc. (“MGT”) as more fully discussed in Note 14.

On June 24, 2013, we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among the Company, VeriTeQ Acquisition Corporation (“VeriTeQ”), and the shareholders of VeriTeQ (collectively, the “VeriTeQ Shareholders”) to acquire all of the outstanding shares of common stock (the “VeriTeQ Shares”) of VeriTeQ. See detailed discussion in Note 14. Following the transaction, the Company’s main business will be VeriTeQ’s business.

Discontinued Operations

During 2012, our discontinued operations consisted of the operations of our radio communications business, which comprised the operations of Signature Industries Limited, or Signature, our 98.5% owned subsidiary located in the United Kingdom (“U.K.”). As more fully discussed in Note 14, on March 1, 2013 we entered into a Share Purchase Agreement (the “Purchase Agreement”) with Michael Cook, John Grant and Yee Lawrence, collectively, the “Buyers,” pursuant to which all of the outstanding capital stock of Digital Angel Radio Communications Limited (“DARC”), a newly formed, wholly-owned subsidiary of ours registered in the UK, was purchased. In connection with the transaction, the radio communications business of Signature was transferred into DARC. Messrs. Cook and Grant were former directors of Signature. Due to the decision to focus on our mobile game division as our core operating business, during December 2012, our board of directors determined that it was appropriate to classify Signature’s operations as discontinued operations, and, accordingly, all prior period results have been restated.

As more fully discussed in Note 7: (i) in July 2011 we sold all of the outstanding capital stock of our then wholly-owned subsidiary, Destron Fearing (“Destron”); (ii) in June 2011, we sold certain assets of our SARBE business; and (iii) in April 2012, SARBE’s remaining contract, a contract with the U.K Ministry of Defence (“MOD”) was terminated.

Liquidity

As of December 31, 2012, we had a working capital deficiency of approximately $2.7 million. However, included in current liabilities of discontinued operations are approximately $0.7 million of liabilities associated with subsidiaries we closed in 2001 and 2002 that were not guaranteed by us and that we believe we will not be required to pay. In addition, approximately $2.0 million of Signature’s existing liabilities included in discontinued operations at December 31, 2012 are subject to the liquidation of Signature. We initiated the formal liquidation of Signature in March 2013.

In March 2013, we sold DARC and received net proceeds of £110,000, (approximately U.S. $160,000, net of transaction fees), representing the £150,000 cash down payment from the sale offset by £40,000 used to satisfy a portion of Signature’s outstanding liabilities. Beginning on June 1, 2013, we are to receive eighteen monthly payments of approximately £9 thousand each, under the terms of the purchase agreement. The purchase price also included the assumption by the Buyers of approximately £175,000 (U.S $266,000) under an invoice discount facility and £67,000 (U.S. $102,000) of certain existing consulting and severance obligations. On March 26, 2013, we received $1.25 million from the settlement of the Destron sale escrow and on May 3, 2013, we sold the assets of our game division for a cash payment of $136,630 and 50,000 shares of MGT common stock valued at approximately $0.2 million on the closing date.

Our goal is to achieve profitability and to generate positive cash flows from operations. Our capital requirements depend on a variety of factors, including but not limited to, the cash that will be required to fund VeriTeQ’s business operations; our ability to collect the deferred purchase price from the sale of DARC; the cash proceeds we will generate upon the sale of the MGT common stock we received from the sale of our mobile game business; and potential obligations that we could face in connection with the liquidation of Signature, which is in process. Failure to raise capital to fund VeriTeQ’s operations and to generate positive cash flow from such operations will have a material adverse effect on our financial condition, results of operations and cash flows.

Our historical sources of liquidity have included proceeds from the sale of businesses and assets, the sale of common stock and preferred shares and proceeds from the issuance of debt. In addition to these sources, other sources of liquidity may include the raising of capital through additional private placements or public offerings of debt or equity securities, as well as joint ventures. However, going forward some of these sources may not be available, or if available, they may not be on favorable terms. If we were unable to obtain the funds necessary to fund VeriTeQ’s operations, it would have a material adverse effect on our financial condition, results of operations and cash flows and could result in our inability to continue operations as a going concern. These conditions indicate that there is substantial doubt about our ability to continue operations as a going concern, as we may be unable to generate the funds necessary to pay our obligations in the ordinary course of business. The accompanying financial statements do not include any adjustments related to the recoverability and classification of asset carrying amounts and classification of liabilities that may result from the outcome of this uncertainty.

DIGITAL ANGEL CORPORATION

Notes To Consolidated Financial Statements (continued)

Summary of Significant Accounting Policies

Principles of Consolidation

The financial statements include our accounts and the accounts of our majority-owned subsidiary. The non-controlling interest represents the 1.5% of the outstanding voting stock of Signature not owned by us. All significant intercompany accounts and transactions have been eliminated in consolidation. Results of operations of Signature and Destron are included in discontinued operations for the 2012 and 2011 financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States of America (“U.S.”) requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on the knowledge of current events and actions we may undertake in the future, they may ultimately differ from actual results. Included in these estimates are assumptions used in Black-Scholes valuation models, lease termination obligations and other contingent liabilities, among others.

Foreign Currencies & Foreign Currency Adjustment of Intercompany Loans

Signature, based in the U.K., used its local currency as its functional currency. Results of operations and cash flow for this subsidiary are reflected as discontinued operations in the 2012 and 2011 financial statements and were translated at average exchange rates during the period, and assets and liabilities, which are also reflected in discontinued operations, were translated at end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss) in the statement of stockholders’ equity.

Other transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the subsidiary’s functional currency are included in our results of operations as incurred. These amounts are not material to the consolidated financial statements.

In accordance with the Foreign Currency Matters Topic of the Codification, when intercompany foreign currency transactions between entities included in the consolidated financial statements are of a long-term investment nature (i.e., those for which settlement is not planned or anticipated in the foreseeable future) foreign currency transaction adjustments resulting from those transactions are included in equity in the accumulated other comprehensive income (loss). However, when intercompany transactions are deemed to be of short-term nature, such gains and losses are required to affect consolidated earnings. As a result of the estimate of projected cash flows from a former contract that Signature had with the MOD as well as the previously estimated cash flow that could be generated from the sale of Signature’s radio communications business, in 2011, we determined that it was likely that the intercompany loans will be repaid on a short-term basis and, accordingly, we reclassified approximately $1.4 million of foreign currency translation adjustment losses related to the intercompany loans between Signature and us from other comprehensive loss to other income (expense) in the statement of operations for the year ended December 31, 2011. With the liquidation of Signature in process, we continue to expect that the settlement (that is forgiveness by us) of the intercompany loans will occur in the near-term. Accordingly, during 2012 and 2011, we recorded approximately $0.2 million of income and $0.2 million of expense, respectively, due to foreign currency translation adjustments on intercompany transactions between us and Signature. All foreign currency translation adjustments are reflected in the results of discontinued operations for all periods presented.

Concentration of Credit Risk

We maintained our domestic cash in one financial institution during the years ended December 31, 2012 and 2011. Balances were insured up to Federal Deposit Insurance Corporation limits of $250,000 per institution. Cash has from time to time exceeded the federally insured limits.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization computed using the straight-line method. Computer hardware and software are depreciated over an estimated useful life of 3 years. All of our property and equipment for continuing operations is located in the U.S.

DIGITAL ANGEL CORPORATION

Notes To Consolidated Financial Statements (continued)

Revenue Recognition

We follow the revenue recognition guidance in the Revenue Recognition Topic of the Codification. We recognize product revenue at the time product is shipped and title has transferred, provided that a purchase order has been received or a contract has been executed, there are no uncertainties regarding customer acceptance, the sales price is fixed and determinable and collectability is deemed probable. If uncertainties regarding customer acceptance exist, revenue is recognized when such uncertainties are resolved. There are no significant post-contract support obligations at the time of revenue recognition. Our accounting policy regarding vendor and post contract support obligations is based on the terms of the customers’ contracts and is billable upon occurrence of the post-sale support. Costs of products sold and services provided are recorded as the related revenue is recognized. Revenue is recognized at the time services or goods are provided, and revenue from short-term rentals is recognized over the rental period which typically ranges from two to four weeks. It is our policy to record contract losses in their entirety in the period in which such losses are foreseeable.

Stock-Based Compensation

At December 31, 2012, we had four stock-based employee compensation plans, which are described more fully in Note 5.

In accordance with the Compensation – Stock Compensation Topic of the Codification, awards granted are valued at fair value and compensation cost is recognized on a straight line basis over the service period of each award. See Note 5 for further information concerning our stock option plans.

Severance and Separation Expenses

Post-employment benefits accrued for workforce reductions related to restructuring activities are accounted for under the Compensation – Nonretirement Postemployment Benefits Topic of the Codification. A liability for post-employment benefits is recorded when payment is probable, the amount is reasonably estimable, and the obligation relates to rights that have vested or accumulated. During the years ended December 31, 2012 and 2011, we incurred approximately $0.3 million and $1.0 million severance/separation expenses, respectively and as of December 31, 2012, we had an accrued liability for severance/separation expenses of approximately $0.3 million. See Note 3.

Income Taxes

We account for income taxes under the asset and liability approach for the financial accounting and reporting for income taxes. Deferred taxes are recorded based upon the tax impact of items affecting financial reporting and tax filings in different periods. A valuation allowance is provided against net deferred tax assets where we determine realization is not currently judged to be more likely than not. Income taxes from continuing operations include U.S. federal, state and local taxes. We and Destron filed consolidated U.S. federal income tax returns through July 22, 2011, the date of sale of Destron. Income taxes are more fully discussed in Note 6.

We recognize and measure uncertain tax positions through a two step process in accordance with the Income Taxes Topic of the Codification. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. We consider many factors when evaluating and estimating tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. Accordingly, we report a liability for unrecognized tax benefits resulting from the uncertain tax positions taken or expected to be taken in a tax return and recognize interest and penalties, if any, related to uncertain tax positions in income tax expense.

Compliance with income tax regulations requires us to make decisions relating to the transfer pricing of revenue and expenses between each of our legal entities that are located in several countries. Our determinations include many decisions based on our knowledge of the underlying assets of the business, the legal ownership of these assets, and the ultimate transactions conducted with customers and other third-parties. The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations in multiple tax jurisdictions. We are periodically reviewed by domestic and foreign tax authorities regarding the amount of taxes due. These reviews include questions regarding the timing and amount of deductions and the allocation of income among various tax jurisdictions. In evaluating the exposure associated with various filing positions, we record estimated reserves for probable exposures. Such estimates are subject to change.

Loss Per Common Share and Common Share Equivalent

Basic and diluted loss per common share is computed by dividing the loss by the weighted average number of common shares outstanding for the period. Since we have incurred losses attributable to common stockholders during each of the two years ended December 31, 2012 and 2011, diluted loss per common share has not been computed by giving effect to all potentially dilutive common shares that were outstanding during the period. Dilutive common shares consist of restricted stock and incremental shares issuable upon exercise of stock options and warrants to the extent that the average fair value of our common stock for each period is greater than the exercise price of the derivative securities. See Note 8.

DIGITAL ANGEL CORPORATION

Notes To Consolidated Financial Statements (continued)

Impact of Recently Issued Accounting Standards

From time to time, the Financial Accounting Standards Board (“FASB”) or other standards setting bodies will issue new accounting pronouncements. Updates to the FASB Accounting Standards Codification (“ASC” or “Codification”) are communicated through issuance of an Accounting Standards Update (“ASU”).

In June 2011, the FASB issued a new standard which changes the requirements for presenting comprehensive income in the financial statements. The new standard eliminated the option to present other comprehensive income (OCI) in the statement of stockholders’ equity and instead required net income, components of OCI, and total comprehensive income to be presented in one continuous statement or two separate but consecutive statements. The standard affected the way we present OCI, but had no other effect on our results of operations, financial position or cash flows. The standard was effective for us beginning with our first quarter 2012 reporting and has been applied retrospectively.

In February 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, an amendment to FASB ASC Topic 220. The update requires disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present either on the face of the statement of operations or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. For amounts not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. This ASU is effective prospectively for the Company’s fiscal years, and interim periods within those years beginning after December 15, 2012. We do not believe the adoption of this will have a material impact on our financial statements.

2. Property and Equipment

Property and equipment consist of the following:

	December 31,
	2012	2011
	(in thousands)
Computer Hardware and Software	25	10
Less: Accumulated depreciation	(4)	(1)
Total property and equipment	$21	$9

All of our property and equipment is located in the U.S. Depreciation expense charged against income amounted to $3 thousand and $1 thousand for each of the years ended December 31, 2012 and 2011, respectively.

3. Accrued Expenses

The following table summarizes the significant components of accrued expenses:

	December 31, 2012	December 31, 2011
	(in thousands)
Accrued severance and separation expenses	351	1,106
Other accruals	371	276
Total accrued expenses	$722	$1,382

The accrued severance and separation expense balances at December 31, 2012 and 2011 relate to Mr, Grillo’s severance which included change of control payments due to Mr. Grillo under the terms of his employment agreement. Mr. Grillo was our former CEO. Effective April 11, 2013, Mr. Grillo, entered into a letter agreement (“Letter Agreement”) with us wherein Mr. Grillo waived his rights to receive a third year non-compete payment under the terms of his employment agreement with us. The Letter Agreement also amended the existing consulting agreement between us and Mr. Grillo to provide for an additional two months of consulting payments at $25,000 each month (through March 31, 2013) in recognition of Mr. Grillo’s continued involvement in the sale and liquidation of the Signature, and terminated Mr. Grillo’s previous employment agreement with us. As a result, we will reverse the accrued severance balance of $0.3 million at December 31, 2012 during the second quarter of 2013.

Under the terms of a non-exclusive advisory services agreement with an advisory firm, in May 2012, we paid a non-refundable up front fee of $20,000 and we agreed to pay $3,500 per month during the twelve-month term of the engagement. As a result of our decision to enter into the mobile game application business in August 2012, the monthly fee was increased to $20,000 or an aggregate of $180,000. During 2012, we paid $100,500 to the advisory firm. During the first four months of 2013, we paid an additional $30,000 in advisory fees in full and final settlement of all amounts owed under the agreement. As a result we will reverse $80,000 of the accrued expenses at December 31, 2012 during the second quarter of 2013.

DIGITAL ANGEL CORPORATION

Notes To Consolidated Financial Statements (continued)

4. Financial Instruments

Fair Value Measurements

We define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, we consider the principal or most advantageous market in which we would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

We apply the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

During 2011, we had outstanding warrant liabilities classified as Level 3 liabilities. The warrants were fully redeemed in July 2011, in connection with the Destron sale. We have no Level 1 or Level 2 assets or liabilities.

Accounts Payable, Advances from Factors and Accrued Expenses

The carrying amount of current liabilities approximates fair value because of the short term nature of these items.

5. Stockholders’ Equity (Deficit)

Common Stock

In May 2012, we issued 500,000 shares of our common stock to each of two consultants (for a total of 1,000,000 shares) for strategic advisory services rendered for an aggregate value of $40,000. The shares were valued at the fair market value of the stock on the date of issuance which was $0.04 per share.

Stock Option Plans

In accordance with the Compensation – Stock Compensation Topic of the Codification, awards granted are valued at fair value and compensation cost is recognized on a straight line basis over the service period of each award. Upon exercise of stock options, the Company’s policy is to issue new shares from its authorized but unissued balance of common stock outstanding that have been reserved for issuance under our stock option plans. A summary of the status of our stock options as of December 31, 2012, and changes during the two years then ended, is presented below.

During 1999, we adopted the 1999 Flexible Stock Plan and the 1999 Employees’ Stock Plan. During 2003, we adopted the 2003 Flexible Stock Plan. With the acquisition of the minority owners’ interest in Destron Fearing in December 2007, we acquired two additional stock option plans, referred to as the Destron Fearing MAS Plan and the Digital Angel Transition Stock Option Plan. The Destron Fearing MAS Plan was terminated on February 23, 2006 thus no new options can be granted under the terminated plan, and since December 31, 2011, there were no outstanding options under this plan. In addition, during 2011 and through April 2012, we had options outstanding under a 1996 stock option plan that has been terminated. The options granted under these various plans have contractual terms ranging from six to ten years.

Under the 1999 Flexible Plan, the number of shares authorized to be issued or sold, or for which options, Stock Appreciation Rights (“SARs”), or Performance Shares may be granted to our officers, directors and employees is approximately 0.5 million. As of December 31, 2012, approximately 0.4 million options have been granted, net of forfeitures, approximately 0.1 million options are outstanding, and approximately 32 thousand shares are available for future issuance. The options vest as determined by our board of directors and are exercisable over a period of five years.

DIGITAL ANGEL CORPORATION

Notes To Consolidated Financial Statements (continued)

The 1999 Employees’ Stock Purchase Plan authorizes the grant of options to employees who purchase shares of common stock. The number of shares authorized to be issued for which options may be granted is approximately 0.2 million. As of December 31, 2012, approximately 0.1 million options have been granted, 34 thousand are outstanding and 36 thousand shares are available for grant.

Under the 2003 Flexible Plan, the number of shares authorized to be issued or sold, or for which options, SARs, or performance shares may be granted to our officers, directors and employees is approximately 4.0 million. As of December 31, 2012, approximately 3.1 million options have been granted, net of forfeitures, approximately 1.1 million are outstanding and approximately 1.0 million shares are available for future issuances. The options vest as determined by our board of directors and are exercisable over a period of three to ten years.

Under the Digital Angel Transition Stock Option Plan, the number of shares authorized to be issued is approximately 1.8 million. As of December 31, 2012, approximately 1.5 million shares have been granted, net of forfeitures, approximately 1.2 million are outstanding, and approximately 0.4 million remain available for issuance. The options vest as determined by the board of directors, and are exercisable over a period of three to nine years.

In addition, as of December 31, 2012, we have granted approximately 10.1 million options, net of forfeitures, and have outstanding approximately 10.1 million options which were granted outside of the above plans as an inducement to employment.

Stock Option Activity

During 2012, we granted 10.4 million stock options with a weighted average fair value of $0.04. Of the options granted, 10.0 million were granted outside of our stock option plans to our new CEO as an inducement to employment and 0.4 million were granted to directors, employees and consultants under our 2003 Flexible Stock Plan. There were no stock options granted during 2011.

We account for our stock-based compensation plans in accordance with ASC 718-10 (formerly SFAS 123R), Compensation – Stock Compensation. Under the provisions of ASC 718-10, the fair value of each stock option is estimated on the date of grant using a Black-Scholes-Merton (BSM) option-pricing formula, and amortizing that value to expense over the over the expected performance or service periods using the straight-line attribution method. The weighted-average values of the assumptions used to value the options granted in 2012 were as follows: expected term of 10 years, expected volatility of 124%, risk-free interest rate of 2.35%, and expected dividend yield of 0%. The expected life represents an estimate of the weighted average period of time that options are expected to remain outstanding given consideration to vesting schedules and the Company’s historical exercise patterns. Expected volatility is estimated based on the historical closing prices of the Company’s common stock over the expected life of the options. The risk free interest rate is estimated based on the U.S. Federal Reserve’s historical data for the maturity of nominal treasury instruments that corresponds to the expected term of the option. The expected dividend yield is 0% based on the fact that we have never paid dividends and have no present intention to pay dividends.

During the years ended December 31, 2012 and 2011, we recorded approximately $0.1 million and $0.1 million in compensation expense related to stock options granted to our directors, employees and consultants (who provide corporate support services).

Stock Option Granted to CEO

Effective August 27, 2012, we granted an option to purchase 10.0 million shares of our common stock to our then CEO as an inducement to employment, outside of our stock option plans. The options have an exercise price of $0.05 per share and expire on August 26, 2022. Two million of the stock options valued at approximately $0.1 million and which were granted as a signing bonus, vested on the date of grant. The remaining 8.0 million shares under the option contained performance-based criteria, which were required to be met in order for the stock options to vest. These performance criteria were based on achievement of certain levels of gross revenue and aggregate positive net cash flow (or lower levels of aggregate positive net cash flow if a minimum stock price is reached). In May 2013, in connection with the termination of the CEO upon sale of the mobile games business, the unvested portion of the options were cancelled, as the performance criteria were not met and thus no expense has been recorded in 2012 related to these options. The remaining outstanding vested portion of the options expire on July 3, 2013, if not exercised.

DIGITAL ANGEL CORPORATION

Notes To Consolidated Financial Statements (continued)

A summary of the stock option activity for our stock options plans for 2012 and 2011 is as follows (shares in thousands):

	2012			2011
			Weighted-		Weighted-
			Average		Average
	Number		Exercise	Number	Exercise
	of Options		Price	of Options	Price

Outstanding on January 1	2,471		$14.23	2,674	$16.66
Granted	10,380		0.05	—	—
Forfeited or expired	(331)		20.62	(203)	24.26
Outstanding at December 31	12,520	(3)	2.66	2,471	14.23

Exercisable at December 31(1)	4,520		7.29	2,419	14.51
Vested or expected to vest at December 31(2)	4,520		7.29	2,471	14.23
Shares available on December 31 for options that may be granted	1,421			1,473

(1)

The intrinsic value of a stock option is the amount by which the fair value of the underlying stock exceeds the exercise price of the option. The fair value of our common stock was $0.07 at December 31, 2012 based upon the closing price on the OTC Market. As of December 31, 2012 and 2011, the aggregate intrinsic value of options outstanding, exercisable and vested or expected to vest was $150,000, $30,000 and $30,000, respectively.

(2)	The weighted average remaining contractual life for exercisable options is 6.6 years, and for options vested or expected to vest, is 6.6 years, as of December 31, 2012.
(3)

8,000,000 unvested options were forfeited on May 3, 2013, the effective date of the Amendment to Employment Agreement with Mr. Haller, under which Mr. Haller resigned as president, chief executive officer and director of the Company upon the closing of the sale of the mobile games division. The remaining 2,000,000 vested options expire if not exercised by July 2, 2013.

As of December 31, 2012, there was no unrecognized compensation cost related to unvested stock options granted under our plans. The total fair value of options vested during 2012 and 2011 was approximately $0.2 million and $0.3 million, respectively.

The following table summarizes information about our stock options at December 31, 2012 (shares in thousands):

	Outstanding Options			Exercisable Stock Options
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
		Contractual	Exercise		Exercise
Range of Exercise Prices	Shares	Life in Years	Price	Shares	Price
$0.00 to $2.00	10,967	9.5	$0.10	2,967	$0.22
$2.01 to $4.00	236	2.6	2.78	236	2.78
$4.01 to $6.00	152	5.2	5.22	152	5.22
$6.01 to $8.00	18	4.6	7.44	18	7.44
$8.01 to $10.00	17	4.6	8.88	17	8.88
$10.01 and over	1,130	1.6	23.12	1,130	23.12
Total stock options	12,520	8.6	2.66	4,520	7.29

Restricted Stock Grants

The stock-based compensation charges associated with restricted stock are included in the consolidated statements of operations in selling, general and administrative expense.

A summary of the status of our nonvested restricted stock awards as of December 31, 2012 is presented below (shares in thousands):

	2012
		Weighted
		Average
	Restricted	Grant-Date
	Stock Awards	Fair Value

Nonvested at January 1	52	$1.46
Vested	(50)	1.28
Forfeited	—	—
Nonvested at December 31	2	$5.04

In October 2009, we issued approximately 0.5 million shares of our restricted common stock to our directors and executive and senior management. We determined the value of the stock to be approximately $0.5 million based on the closing price of our stock on the date of the grant. The value of the restricted stock was amortized as compensation expense over the vesting period, which was three years. In January 2008, we issued approximately 31 thousand shares of our restricted common stock to our directors. We determined the value of the stock to be approximately $0.2 million based on the closing price of our stock on the grant date. The value of the restricted stock is being amortized as compensation expense over the five-year vesting period. If the Company elects to terminate employment or services as a director, the unvested portion of the restricted stock becomes fully vested. During 2012 and 2011, we recorded compensation expense associated with the restricted stock of approximately $5 thousand and $0.1 million, respectively. As of December 31, 2012, approximately 2 thousand shares of our restricted stock were unvested. At December 31, 2012, there was approximately $1 thousand of unrecognized compensation cost related to restricted stock. This cost is expected to be recognized over a weighted average period of approximately 0.1 yr.

DIGITAL ANGEL CORPORATION

Notes To Consolidated Financial Statements (continued)

6. Income Taxes

The benefit for income taxes consists of:

	2012	2011
Current:
United States	$53	$110
International	—	—
Current income tax benefit	53	110

Deferred:
International	—	—
Deferred income taxes benefit	—	—
Total income tax benefit	$53	$110

We discontinued Signature during 2012 so all of our losses from continuing operations for 2012 and 2011 were generated domestically. The majority of the 2012 and 2011 income tax benefits related to the change in estimate for several uncertain tax positions. In addition, we recorded income tax expense in 2011 associated with our discontinued operations. See Note 7.

Currently, we do not have any foreign earnings from Signature and we do not anticipate generating any foreign earnings from Signature in the future.

The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:

	2012	2011
Deferred tax assets:
Liabilities and reserves	$639	$640
Accrued compensation and stock-based compensation	3,791	4,090
Capital loss carryforwards	8,952	1,015
Net operating loss carryforwards	82,495	77,180
Gross deferred tax assets	95,877	82,925
Valuation allowance	(95,877)	(82,925)

Net Deferred Tax Assets	$—	$—

The valuation allowance for deferred tax assets increased by $13.0 million and $1.3 million in 2012 and 2011, respectively, due primarily to the generation of net operating losses and additional capital losses resulting from the sale of Destron. We completed the computation of the tax basis in Destron during 2012 and determined that the sale resulted in a tax loss. As a result, we did not use approximately $7.7 million of nols generated in 2011, or $2.0 million of existing capital loss carryforwards to offset a gain as previously estimated. In addition, we generated approximately $17.8 million in additional capital loss carryforwards as a result of the taxable loss on sale. The impact on our deferred tax assets and valuation allowance as a result of the change in the estimated loss on sale is reflected in the 2012 table above.

At December 31, 2012, we had U.S. net operating loss carryforwards of approximately $198.5 million for income tax purposes that expire in various amounts from 2014 through 2032 and $11.7 million of U.K. net operating loss carryforwards.

The amount of any benefit from our U.S. and U.K. tax net operating losses is dependent on: (1) our ability to generate future taxable income and (2) the unexpired amount of net operating loss carryforwards available to offset amounts payable on such taxable income. Any greater than a fifty percent change in ownership under IRC section 382 places significant annual limitations on the use of our U.S. net operating losses to offset any future taxable U.S. income we may generate. Based on the cumulative three-year change in ownership, we exceeded the fifty percent threshold during the year ended December 31, 2009. As a result, approximately $177.6 million of the U.S. net operating loss carryforwards at December 31, 2012 was limited under IRC section 382. As a result of the VeriTeQ acquisition, we expect to again exceed the fifty percent threshold, and as a result, effective on the closing date of the VeriTeQ transaction, the use of our U.S. net operating losses will be severely limited. Also, the liquidation of Signature, once completed, will result in the elimination of our U.K. net operating loss carryforwards. Such limitations, in conjunction with the net operating loss expiration provisions, effectively eliminate our ability to use our current net operating loss carryforwards to offset future taxable income. In addition to the VeriTeQ acquisition, certain additional transactions could cause an additional ownership change in the future, including (a) additional issuances of shares of common stock by us or (b) acquisitions or sales of shares by certain holders of our shares, including persons who have held, currently hold, or accumulate in the future five percent or more of our outstanding stock. Destron Fearing had operating loss carryfowards of approximately $69.2 million, which are no longer available to us as a result of the sale of Destron on July 22, 2011.

DIGITAL ANGEL CORPORATION

Notes To Consolidated Financial Statements (continued)

The reconciliation of the effective tax rate with the statutory federal income tax (benefit) rate is as follows:

	2012	2011
	%	%

Statutory tax/(benefit) rate	(35)	(35)
State income taxes, net of federal benefits	(3)	(5)
Change in deferred tax asset valuation allowance (1)	40	59
Warrant valuation	--	(17)
	2	2

(1)   Substantially attributed to net operating losses.

Liabilities for Uncertain Tax Positions

A reconciliation of the beginning and ending balances of gross unrecognized tax benefits for 2012 and 2011 is as follows (in thousands):

	2012	2011

Gross unrecognized tax benefits at January 1	$133	$243
Increases in tax positions for current year	20	52
Lapse in statute of limitations	(82)	(162)
Gross unrecognized tax benefits at December 31	$71	$133

The unrecognized tax provision (benefits) at December 31, 2012 and 2011, of $0.1 million and $0.1 million, respectively, if recognized, would affect the effective tax rate. We recognize interest and penalties related to uncertain tax positions in income tax expense. As of January 1 and December 31, 2012, we had accrued $1 thousand and $5 thousand, respectively, of interest related to uncertain tax positions and have accrued no penalties. Our unrecognized tax benefits are related to certain state filing positions and a potential late filing penalty. As of December 31, 2012, they are classified in other current liabilities.

We file income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions in which we operate. We filed consolidated tax returns with Destron through the date of sale, which was July 22, 2011. In general, we and Destron are no longer subject to U.S. federal, state or local income tax examinations for years before 2009 and Signature is no longer subject to tax examinations for years before 2009. We do not currently have any examinations ongoing.

7. Discontinued Operations

Due to the decision to focus on our mobile game division as our core operating business, during December 2012, our board of directors determined that it was appropriate to classify Signature as discontinued operations, and, accordingly, all prior period results have been restated

On July 22, 2011, we sold Destron and on June 15, 2011, we sold certain of the assets of our SARBE business unit, excluding the PELS contract. Destron manufactured radio frequency identification and visual tags primarily for livestock, fisheries and companion pets and SARBE manufactured search and rescue beacons primarily for military applications. As a result of the sales of Destron and SARBE, the financial condition, results of operations and cash flows of each of these businesses through the date of sale have been reported as discontinued operations in our financial statements, and prior period information has been reclassified accordingly. The PELS contract, which was terminated by the MOD in the second quarter of 2012, is also included in discontinued operations for all periods presented.

Sale of Destron Fearing

On July 22, 2011, we sold all our shares of our wholly-owned subsidiary, Destron Fearing, to Allflex USA, Inc. The purchase price was $25 million, and cash receipts upon closing approximated $13.5 million. Under the terms of the transaction, $1.2 million was placed in escrow to cover a purchase price working capital adjustment provision in the stock purchase agreement. Both parties completed their analysis in January 2012, and agreed that Allflex was entitled to receive the $1.2 million (plus accrued interest) held in escrow in complete and full satisfaction of the post closing adjustments. This amount was distributed to Allflex in January 2012.

DIGITAL ANGEL CORPORATION

Notes To Consolidated Financial Statements (continued)

In addition, under the terms of the stock purchase agreement related to the sale, $2.5 million of the purchase price payable to the Company was placed in an escrow fund, from which $60 thousand was previously released to Allflex to cover certain agreed expenses, leaving a balance of approximately $2.44 million remaining in escrow. See Note 14 regarding settlement of this escrow.

Included in the results of discontinued operations is a gain on sale of Destron of approximately $5.9 million in 2011. As a result of the settlement of the escrow we will record in our results of discontinued operations an additional gain on the sale of approximately $1.3 million in the first quarter of 2013. As a result of the settlement with Allflex and the receipt of the funds in March 2013, we removed one-half of the $2.5 million escrow balance and related deferred gain on sale from our balance sheet leaving a balance of $1,250,000 at December 31, 2012.

PELS Contract

As of December 31, 2011, we had recorded our estimate of the loss on the PELS contract of approximately $3.7 million. On April 10, 2012, the MOD notified Signature of its exercise of the termination provision of the contract for failure to complete certain milestones for product approvals by the established deadline. Under the terms of the termination notice, such termination became effective as of April 24, 2012. As stated in the notice, termination triggered the requirement that Signature reimburse to the MOD all monies paid by the MOD to Signature in respect of this contract for product or inventory previously delivered. No early termination or other penalties were claimed by the MOD in the termination notice and in the final settlement agreement dated July 6, 2012. The total amount of reimbursement claimed by the MOD was £0.4 million (approximately $0.7 million at the July 6, 2012 exchange rate), plus VAT. As a result of the payment of this amount in full in July 2012, and the elimination of revenue from the production phase of the contract, we realized a reduction in expected net cash flow and an increase in the projected loss from the PELS contract of approximately $2.9 million, primarily for the writedown of inventory. Accordingly, we accrued an additional loss of approximately $3.0 million on the PELS contract during 2012, the majority of which was accrued in the first quarter of 2012. In the aggregate, the loss recognized on the PELS contract in 2011 and 2012 totaled approximately $6.7 million.

The following table presents the results of operations of our discontinued operations for the years ended December 31, 2012 and 2011. Included in selling, general and administrative expenses are $0.3 million and $0.3 million, for the years ended December 31, 2012 and 2011, respectively, for allocation of overhead expenses to Signature. (The losses on the PELS contract are included in cost of sales):

	Years Ended December 31,
	2012	2011
	(in thousands)
Revenue	$3,581	$20,184
Cost of sales	5,220	16,684
Gross profit	(1,639)	3,500

Selling, general and administrative expenses	2,466	13,372
Severance and separation expenses	277	—
Research and development expenses	—	500
Operating loss	(4,382)	(10,372)

Gain on sale	133	6,063
Interest and other income (expense), net	279	(1,216)
Interest expense	(64)	(516)
Loss from discontinued operations before income taxes	(4,034)	(6,041)

Provision for income taxes	—	(32)

Loss from discontinued operations	(4,034)	(6,073)

Loss attributable to the non-controlling interest	62	80

Loss from discontinued operations attributable to Digital Angel Corporation	$(3,972)	$(5,993)

Loss from discontinued operations per common share - basic and diluted	$(0.13)	$(0.20)
Weighted average number of common shares outstanding - basic and diluted	30,533	29,872

DIGITAL ANGEL CORPORATION

Notes To Consolidated Financial Statements (continued)

The net liabilities of discontinued operations as of December 31, 2012 and December 31, 2011, were as follows (in thousands):

	December 31, 2012	December 31, 2011
	(in thousands)
Cash	$54	$18
Accounts receivable, net	648	997
Inventory	125	3,233
Note receivable	—	102
Other current assets	84	1,267
Total current assets	911	5,617

Fixed assets	182	365
Note receivable	—	203
Total assets	$1,093	$6,185

Accounts payable, accrued expenses and other current liabilities	3,726	7,000
Net liabilities of discontinued operations	$(2,633)	$(815)

8. Loss Per Share

A reconciliation of the numerator and denominator of basic and diluted loss per share is provided as follows, in thousands, except per share amounts:

	2012	2011
Numerator for basic and diluted loss per share:
Loss from continuing operations	$(2,353)	$(4,261)
Loss from discontinued operations	(3,972)	(5,993)
Net loss attributable to common stockholders	$(6,325)	$(10,254)
Denominator for basic and diluted loss per share:
Basic and diluted weighted-average shares outstanding (1)	30,533	29,872
Loss per share — basic and diluted
Continuing operations	$(0.08)	$(0.14)
Discontinued operations	(0.13)	(0.20)
Total — basic and diluted	$(0.21)	$(0.34)

(1)

The following stock options and warrants outstanding as of December 31, 2012 and 2011 were not included in the computation of dilutive loss per share because the net effect would have been anti-dilutive:

	2012	2011
	(in thousands)
Stock options	12,520	2,471
Restricted stock	2	52
	12,522	2,523

9. Commitments and Contingencies

Lease Termination

On December 24, 2011, we vacated Signature’s manufacturing and office facility in Thamesmead U.K. Keyswitch Varley, a wholly-owned subsidiary of Signature, is obligated on the lease. Neither we nor Signature guaranteed the lease. We have assessed the liability for the lease termination in accordance with ASC 420, “Exit or Disposal Cost Obligations”, and ASC 450, “Loss Contingencies”, and accordingly, we accrued an estimated lease termination liability as of December 31, 2012. The original estimated amount was included in the results of discontinued operations for 2011, and in the current liabilities of discontinued operations at December 31, 2012 and December 31, 2011. This estimate is subject to change and any increases or decreases will be reflected in the results of our discontinued operations in future periods. During 2012, we have included in the results of discontinued operations rent accruals covering the year.

DIGITAL ANGEL CORPORATION

Notes To Consolidated Financial Statements (continued)

Rentals

Rentals of space, under operating leases amounted to approximately $31 thousand and $2 thousand for the years ended December 31, 2012 and 2011, respectively. We lease our headquarter office facility under a month-to-month lease. We are obligated through November 30, 2013 for monthly rental payments under an office sub-lease for space used by our mobile game business. Per the terms of a transition services agreement between us and MGT in connection with the sale of the mobile game business, MGT has agreed to reimburse us for the lease expense. .

Employment Arrangements

We had employment arrangements with certain of our officers, some of which provided for severance and separation payments. See further discussion of our agreement with Mr. Grillo in Note 3 and our agreement with Mr. Haller in Note 14.

10. Profit Sharing Plan

We have a retirement savings plan under section 401(k) of the Internal Revenue Code for the benefit of eligible United States employees. Our employees are eligible to participate in this plan and may elect to contribute a percentage of their salaries. In 2009, we discontinued the employer match but have the option of reinstating it when deemed appropriate.

11. Legal Proceedings

We are party to claims and legal proceedings from time to time, although, presently, there are no outstanding lawsuits to which we are a party. We estimate any liability for claims and legal proceedings based on consultation with outside counsel handling our defense in these matters, which is based upon an analysis of potential results, assuming a combination of litigation and settlement strategies. We do not believe the outcome of any proceedings will have a material adverse effect on our consolidated financial position, liquidity or results of operations.

Destron Transaction Claim of Recovery

As discussed in Note 14, the Company commenced an action in Hennepin County District Court, Fourth Judicial District, State of Minnesota entitled Digital Angel Corporation v. Allflex USA, Inc., Court File No. 27 CV l3-1296 seeking damages for breach of contract and declaratory relief and requesting recovery of the entire escrow amount plus additional amounts. Allflex threatened to bring a counterclaim against the Company for breach of contract and other unspecified relief. However, before Allflex was required to answer the complaint, the parties settled the action. On March 22, 2013, the Company and Allflex entered into a Settlement Agreement and Mutual Release (“the Settlement Agreement”), which provided for a full mutual release of all claims, obligations and liabilities of the parties as well as a dismissal with prejudice of the Company's lawsuit against Allflex, which dismissal occurred on April 22, 2013. See Note 14 for a discussion of the terms of settlement.

Thamesmead Facility Lease

We have vacated Signature’s former manufacturing facility in Thamesmead, London as more fully discussed in Note 9. We have recorded our estimate of the liability associated with the lease termination. The estimated amount is included in the results of discontinued operations for the years ended December 31, 2012 and 2011, and in the current liabilities of discontinued operations at December 31, 2012.

Liquidation of Signature

We have initiated the formal liquidation of Signature. We used £40,000, or US $61,000, of the purchase price from the sale of DARC to satisfy our estimated portion of Signature’s outstanding liabilities. However, our portion is subject to change depending upon the final determination of valid outstanding claims. See Note 14.

SARBE Sale Escrow

Included in funds held in escrow from sales of businesses at December 31, 2011 was an outstanding escrow of £0.2 million (or approximately $0.3 million) from the sale of our SARBE business. The funds were placed in escrow to cover certain indemnifications. During the quarter ended June 30, 2012, we were notified that claims had been made against the escrow by the buyer, and on November 7, 2012, we settled the claims by agreeing to a full release of the escrow to the buyer in exchange for a full and final settlement of the claim against Signature and a release of the guarantee by us. Therefore, as of December 31, 2012, the balance sheet no longer reflects these funds as being held in escrow nor does it reflect the associated deferred gain on the sale of the SARBE business.

DIGITAL ANGEL CORPORATION

Notes To Consolidated Financial Statements (continued)

12. Related Party Transactions

Sale of Control Products Group

On January 25, 2010, we entered into an agreement to sell substantially all of the assets of a division known as the Control Products Group, a group within a business unit of Signature. The buyer, C&S Controls Limited, is a U.K. entity controlled by Gary Lawrence, the former manager of the Control Products division. The purchase price of £0.4 million (approximately $0.6 million on the date of sale) was represented, in part, by a secured promissory note in the original principal amount of £0.4 million (approximately $0.6 million on the date of sale) issued from the buyer to Signature, which called for monthly cash payments for approximately 5 years. During the fourth quarter of 2012, we agreed to discount the note in return for full payment of the outstanding balance, which was approximately £0.1 million (approximately $0.2 million on the date of discount). As a result of discounting the note, we recorded approximately £34,000 of interest expense (approximately $55,000) in discontinued operations. Previously, we had deferred a portion of the gain on the sale until collection of the note was assured. As a result of the full payment of the note, we recognized gain on the sale of approximately $0.1 million during the fourth quarter of 2012, which is included in the results of our discontinued operations.

Consulting Agreement with Joseph Grillo

For our employment and consulting arrangements with Mr. Grillo, see Note 3.

Also see Note 14 for additional related party transactions.

13. Supplemental Cash Flow Information

The changes in operating assets and liabilities are as follows (in thousands):

	For the years ended December 31,
	2012	2011

Decrease in other current assets	223	248
Decrease in accounts payable, accrued expenses and other liabilities	(1,076)	(2,547)
	$(853)	$(2,299)

We had the following non-cash operating, investing and financing activities (in thousands):

	For the years ended December 31,
	2012	2011
Non-cash operating activities:
Issuance of shares of common stock for settlement of payables	$—	$224

14. Subsequent Events

Sale of DARC to Related Parties

On March 1, 2013, we entered into the Purchase Agreement with Michael Cook, John Grant and Yee Lawrence, collectively, (the “Buyers,”) pursuant to which all of the outstanding capital stock of DARC was purchased by the Buyers in a management buyout. Messrs. Cook and Grant were former directors of Signature. In connection with the transaction, the radio communications business of Signature was transferred into DARC. The aggregate share purchase price for DARC was £562,000, or USD $853,000 based on the pound sterling to dollar exchange rate on March 1, 2013. Per the terms of the Purchase Agreement, the purchase price will be paid as follows: (i) £150,000 in a cash down payment on March 31, 2013 and we will receive eighteen equal monthly installments of £9,444 totaling £170,000 in deferred purchase payments beginning on June 1, 2013; (ii) £175,000 by the assumption by the Buyers of Signature’s obligations under an invoice discount facility; and (iv) £67,000 by the assumption by the Buyers of certain obligations under existing consulting and severance agreements with Mr. Cook. Immediately upon completion of the sale of DARC, we began the formal liquidation of Signature and £40,000 was paid to satisfy a portion of Signature’s outstanding liabilities.

We have estimated the gain on the sale of DARC to be approximately $0.2 million. However, since the sale was to former employees and directors of Signature and a portion of the purchase price will be paid in installments, the gain will be deferred and recognized when collection of the deferred purchase price is assured. When recognized, the gain will be reflected in the results of discontinued operations.

DIGITAL ANGEL CORPORATION

Notes To Consolidated Financial Statements (continued)

Liquidation of Signature

In March 2013, we appointed a liquidator and initiated the formal liquidation of Signature, primarily related to its outstanding liabilities. As discussed above, we paid £40,000, or US $61,000, to satisfy our estimated portion of Signature’s outstanding liabilities. However, one party has submitted a claim to the liquidator for £244,000, or U.S. $0.4 million. This claim is associated with an outsourced manufacturing agreement related to the delivery of PELS beacons to the MOD. As a result of the termination of the PELS contract by the MOD, Signature did not purchase any product under the manufacturing agreement and, accordingly, we, in consultation with outside legal counsel, do not believe that any amount is owed per the terms of the agreement. However, this claim could result in a change in our estimated portion of Signature’s outstanding liabilities. Any increases or decreases in our estimated portion of Signature’s outstanding liabilities will be reflected in the result of our discontinued operations in future periods. We expect the liquidation to be completed by the end of 2013, although it could extend beyond the expected timeframe.

Allflex escrow settlement

Under the terms of the Destron transaction with Allflex, $2.5 million of the purchase price payable to us was placed in an escrow fund, from which approximately $60,000 was released in the third quarter of 2012 to Allflex to cover certain agreed expenses, leaving a balance of approximately $2.44 million remaining in escrow. The escrow agreement provided for a January 22, 2013 release of funds, however each party made claims against the escrow and we filed a lawsuit in connection with our claim. On March 22, 2013, we and Allflex entered into the Settlement Agreement under which the parties agreed to split equally the initial escrow balance of $2.5 million as well as the interest earned on the funds while held in escrow and, accordingly, we received $1,250,572 of the escrow funds on March 26, 2013. The settlement agreement also provided for a full mutual release of all claims, obligations, and liabilities of the parties as well as a dismissal of our lawsuit against Allflex.

Sale of Digital Games

On May 3, 2013, we closed on the sale of our mobile game application business to MGT, pursuant to the terms of the Asset Purchase Agreement dated April 10, 2013 (“Sale Agreement”), for a cash payment of $136,630 and the receipt of 50,000 shares of MGT’s common stock valued at $0.2 million, based on the closing price of MGT’s common stock on the closing date. The common stock will bear a restrictive legend until such time as the shares are registered or can be sold pursuant to an exemption from registration. Pursuant to the sale agreement, MGT acquired our mobile games application business assets, including the rights to the two mobile game applications currently under development.

Under the terms of the Sale Agreement, MGT was required to assume our obligations under a certain office lease (“Condition”). However, as the parties were unable to obtain the landlord’s consent for such assumption by May 3, 2013 and in order to close the sale by such date, we and MGT entered into the Transition Services Agreement (the “Transition Agreement”) dated as of May 3, 2013, whereby we agreed that this Condition will instead be a post-closing condition and will permit MGT to occupy the office space for the remaining term of the office lease (ending on November 30, 2013) in exchange for MGT reimbursing us for our expenses in maintaining such office lease.

We have estimated the gain on the sale of our mobile game business to be approximately $0.3 million. When recognized during the second quarter of 2013, the gain will be reflected in the results of discontinued operations. We will be required to adjust the carrying value of the MGT stock to market at each reporting period and, accordingly, going forward changes in the market value will be recorded as income or loss in our results of operations.

Termination of Mr. Haller’s Employment

Effective May 3, 2013, upon the closing of the sale to MGT as discussed above and pursuant to the terms of the Amended Employment Agreement, Mr. Haller resigned as our CEO, President and as a director, The Amended Employment Agreement amended and terminated the Employment Agreement dated August 23, 2012 previously entered into between us and Mr. Haller (“Original Employment Agreement”). Under the terms of the Amended Employment Agreement: (i) Mr. Haller resigned as our CEO, president and director upon the closing of the sale of our mobile game application business, (ii) we paid Mr. Haller all accrued but unpaid obligations due under the Original Employment Agreement plus a cash lump sum of $10,000 in lieu of any severance or similar payments that might have been required under the Original Employment Agreement, (iii) we waived the non-compete and non-solicitation provisions contained in the Original Employment Agreement, and (iv) both parties mutually agreed to release each other from any other claims that they may have against each other. The Amended Employment Agreement further provided that Mr. Haller’s stock option to purchase 2.0 Million shares of our common stock at $0.05 per share, which vested on August 27, 2012, may be exercised for a period of sixty (60) days following the effective date of the Amended Employment Agreement. However, Mr. Haller’s stock options to purchase up to 8.0 Million shares, which were not vested as of the date of the Amended Employment Agreement, were forfeited as of such date.

Appointment of Mr. Penni as Interim CEO and President

Effective May 6, 2013, our board of directors appointed Daniel Penni as our interim CEO and President. Mr. Penni will continue to serve as the Chairman of our board. Mr. Penni will receive no additional compensation for serving as interim CEO and President.

DIGITAL ANGEL CORPORATION

Notes To Consolidated Financial Statements (continued)

Share Exchange Agreement with VeriTeQ

On June 24, 2013, we agreed to acquire all of the outstanding shares of common stock of VeriTeQ Acquisition Corporation in accordance with a Share Exchange Agreement by and among the Company, VeriTeQ, and the shareholders of VeriTeQ. In exchange for the VeriTeQ Shares, the Company will issue to the VeriTeQ Shareholders 4,107,592 shares of the Company’s Series B Convertible Preferred Stock (the “Preferred Shares”). Each of the Preferred Shares will be convertible into two shares of the Company’s common stock. The exchange of the VeriTeQ Shares for the Preferred Shares is referred to in this Annual Report on Form 10-K as the “Share Exchange.” After the closing of the Share Exchange (the “Closing”), VeriTeQ will become our wholly-owned subsidiary, and the VeriTeQ Shareholders will own approximately 90% of our common stock, on an as converted, fully diluted basis. Following the transaction, the Company’s main business will be VeriTeQ’s business.

The Closing of the Share Exchange is expected to occur on or before July 31, 2013 or such other date to which the Company, VeriTeQ Shareholders and VeriTeQ agree (the “Closing Date”). As described in more detail below, after the Closing Date, and upon the fulfillment of certain conditions, the Preferred Shares will be automatically converted into shares of the Company’s common stock (the “Conversion Shares”); all outstanding stock options to purchase shares of VeriTeQ’s common stock, whether or not exercisable or vested (the “VeriTeQ Stock Options”), will be converted into options to acquire shares of the Company’s common stock (the “Substitute Options”); and all outstanding warrants to purchase shares of VeriTeQ’s common stock (the “VeriTeQ Warrants”) will be converted into warrants to purchase shares of the Company’s common stock (the “Converted Warrants”).

The Preferred Stock consists of 4,107,592 authorized shares. The shares of Preferred Stock being issued to the VeriTeQ Shareholders in connection with the Share Exchange will, by their principal terms:

(a)

convert into a total of 8,215,184 Conversion Shares, at which time the Conversion Shares will constitute approximately 89% of the issued and outstanding shares of common stock of the Company, following the “Reverse Stock Split” (as defined below);

(b)	have the same voting rights as holders of common stock on an as-converted basis for any matters that are subject to stockholder vote;

(c)	not be entitled to any dividends; and

(d)	be treated pari passu with the common stock on liquidation, dissolution or winding up of the Company.

The Exchange Agreement provides that as soon as practicable following the Closing Date, but in no event more than 30 calendar days after the Closing Date, the Company is to approve, and it is to seek to obtain the approval of its stockholders for, the following transactions:

●

a one-for-30 reverse stock split of the Company’s common stock (the “Reverse Stock Split”), which will cause the total number of shares of the Company’s common stock outstanding, including the Conversion Shares and the shares of common stock purchasable upon exercise of the Substitute Options and the Converted Warrants, to equal approximately 12,402,109 shares of common stock of the Company;

●	amending the Company’s Certificate of Incorporation to change the name of the Company to “VeriTeQ Corporation” to better reflect the business of VeriTeQ; and

●	the Company’s 2013 Stock Incentive Plan (the “Stock Plan”).

Upon closing of the proposed transaction, Messrs. Joseph J. Grillo and Dennis G. Rawan, two of our three current directors, would resign, the size of the Board of Directors would be increased to five persons, and Messrs. Scott R. Silverman, Barry Edelstein, Michael E. Krawitz, and Shawn Wooden, nominees of VeriTeQ, would be appointed to fill the vacancies created by the resignations of our current directors and the increase in the size of the Board. In addition, upon closing, Messrs. Scott R. Silverman, Randolph K. Geissler, and PositiveID Corporation will be the majority shareholders

VERITEQ ACQUISITION CORPORATION AND SUBSIDIARIES

(A Development Stage Company)

FINANCIAL STATEMENTS (Unaudited)

CONTENTS

Page

Condensed Consolidated Balance Sheets as of June 30, 2013 (unaudited) and December 31, 2012	86

Condensed Consolidated Statements of Operations for the six-months ended June 30, 2013 and 2012 and for the period from December 14, 2011 (Inception) to June 30, 2013	87

Condensed Consolidated Statement of Stockholders’ Deficit for the six-months ended June 30, 2013	88

Condensed Consolidated Statements of Cash Flows for the six-months ended June 30, 2013 and 2012 and for the period from December 14, 2011 (Inception) to June 30, 2013	89

Notes to Condensed Consolidated Financial Statements	90

VeriTeQ Acquisition Corporation and Subsidiaries

(A Development Stage Company)

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	June 30,	December 31,
	2013	2012
ASSETS	(unaudited)
Current assets:
Cash	$1	$183
Total current assets	1	183

Deposits	10	—
Intangible assets, net	7,315	7,612
Total assets	$7,326	$7,795

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable, net of discounts (including $175 and $232 to related parties, respectively)	$175	$326
Accounts payable	371	82
Accrued expenses (including $1,202 and $724 to related parties, respectively)	1,642	1,072
Liability to related party under shared services agreement	273	138
Total current liabilities	2,461	1,618

Commitments and contingencies
Note payable to related party, net of discount	41	78
Subordinated convertible debt with an embedded convertible option, at fair value	2,137	2,137
Estimated royalty obligations	3,965	4,000
Total liabilities	8,604	7,833

Stockholders’ deficit:
Common shares ($.01 par value; shares authorized 100,000 and 50,000, respectively; shares issued and outstanding, 43,049 and 36,793, respectively)	430	368
Additional paid-in-capital	2,767	1,217
Accumulated deficit during the development stage	(4,475)	(1,623)
Total stockholders’ deficit	(1,278)	(38)
Total liabilities and stockholders’ deficit	$7,326	$7,795

See the accompanying notes to consolidated financial statements.

VeriTeQ Acquisition Corporation and Subsidiaries

(A Development Stage Company)

Consolidated Statements of Operations

(in thousands, except per share data)

	For the Six- Months Ended June 30, 2013	For the Six- Months Ended June 30, 2012	From December 14, 2011(Inception) to June 30, 2013
Operating Expenses:

Selling, general and administrative expenses	$2,109	$612	$4,191
Amortization expense	297	84	505
Total operating expenses	2,406	696	4,696
Interest expense	446	13	579

Loss before income taxes	(2,852)	(709)	(5,275)
Benefit for income taxes	—	274	800

Net loss	$(2,852)	$(435)	$(4,475)

Net loss per common share — basic and diluted	$(0.07)	$(0.01)	$—

Weighted average number of common shares outstanding — basic and diluted	41,458	31,601

See the accompanying notes to consolidated financial statements.

VeriTeQ Acquisition Corporation and Subsidiaries

(A Development Stage Company)
Consolidated Statements of Stockholders’ Deficit
For the Six-Months Ended June 30, 2013

(in thousands)

	Common Stock		Additional Paid-In	Accumulated Deficit during	Total Stockholders’
	Number	Amount	Capital	development stage	Deficit

Balance, December 31, 2012	36,793	$368	$1,217	$(1,623)	$(38)

Net loss	—	—	—	(2,852)	(2,852)
Issuance of restricted stock for compensation, January 2013	4,500	45	(45)	—	—
Issuance of common stock and warrants for note conversion, March 2013	500	5	190	—	195
Issuance of warrants in connection with note payable, April 2013	—	—	35	—	35
Issuance of common stock and warrants for note conversions, June 2013	1,156	11	430	—	441
Issuance of common stock to investor, June 2013	100	1	24	—	25
Share-based compensation	—	—	916	—	916

Balance, June 30, 2013	43,049	$430	$2,767	$(4,475)	$(1,278)

See the accompanying notes to consolidated financial statements.

 VeriTeQ Acquisition Corporation and Subsidiaries

(A Development Stage Company)

Consolidated Statements of Cash Flows

(in thousands)

	For the Six- Months Ended June 30, 2013	For the Six- Months Ended June 30, 2012	From December 14, 2011 (Inception) to June 30, 2013

Cash flows from operating activities:

Net loss	$(2,852)	$(435)	$(4,475)
Adjustments to reconcile net loss to net cash used in operating activities:
Share based compensation	916	—	1,270
Amortization	297	84	505
Non-cash interest expense	413	8	531
Deferred income tax benefit	—	(274)	(800)
Change in accounts payable, accrued expenses and liability under shared services agreement	979	523	2,410
Net cash used in operating activities	(247)	(94)	(559)

Cash flows from investing activities:
Increase in other assets	(10)	—	(10)
Net cash used by investing activities	(10)	—	(10)

Cash flows from financing activities:
Proceeds from the issuances of notes payable and warrants	50	—	450
Proceeds from the issuance of common stock to investors	25	80	105
Proceeds from the issuance of common stock and warrants to investor	—	15	15
Net cash provided by financing activities	75	95	570

Net (decrease) increase in cash	(182)	1	1
Cash --- Beginning of period	183	—	—
Cash — End of period	$1	$1	$1

Supplemental disclosure of cash flow information:
Interest paid	—	—	—
Income taxes paid	—	—	—

See the accompanying notes to consolidated financial statements.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (unaudited)

1. Organization and Summary of Significant Accounting Policies

VeriTeQ Acquisition Corporation (“VeriTeQ”), a Florida corporation, was formed on December 14, 2011 and in January 2012, it acquired a wholly-owned subsidiary, PositiveID Animal Health Corporation, a Florida corporation, from PositiveID Corporation (“PSID”), a related party. In December 2012, VeriTeQ formed a subsidiary, VTQ IP Holding Corporation, a Delaware corporation. VeriTeQ and its subsidiaries are referred to together as, “VeriTeQ,” “the Company,” “we,” “our,” and “us”. Our business consists of ongoing efforts to provide implantable medical device identification and radiation dose measurement technologies to the healthcare industry.

The Company is in the development stage as defined by Accounting Standards Codification subtopic 915-10 Development Stage Entities ("ASC 915-10") and its success depends on its ability to obtain financing and realize its marketing efforts. To date, the Company has not generated sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from December 14, 2011 (Inception) through June 30, 2013, the Company has accumulated losses of $4.5 million.

Summary of Significant Accounting Policies

Principles of Consolidation

The financial statements include our accounts and the accounts of our subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Presentation and Going Concern

The accompanying financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We are in the development stage, have incurred operating losses since our inception and have a working capital deficit. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from this uncertainty.

Our goal is to achieve profitability and to generate positive cash flows from operations. Our capital requirements depend on a variety of factors, including but not limited to, the cash that will be required to grow our business operations and to service our debt. Failure to raise capital to fund our operations and to generate positive cash flow from such operations will have a material adverse effect on our financial condition, results of operations and cash flows.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States of America (“U.S.”) requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on the knowledge of current events and actions we may undertake in the future, they may ultimately differ from actual results. Included in these estimates are assumptions used in determining the lives of long-lived assets, in Black-Scholes-Merton (“BSM”) valuation models in estimating the fair value of stock-based compensation, promissory note with an embedded convertible option and royalty obligations and in determining valuation allowances for deferred tax assets, among others.

Concentration of Credit Risk

We maintained our domestic cash in one financial institution during the six-months ended June 30, 2013 and 2012. Balances were insured up to Federal Deposit Insurance Corporation limits of $250,000 per institution. At times, cash balances may exceed the federally insured limits.

Stock-Based Compensation

At June 30, 2013, we had three stock-based employee compensation plans, which are described more fully in Note 7. In accordance with the Compensation – Stock Compensation Topic of the Codification, awards granted are valued at fair value and compensation cost is recognized on a straight line basis over the service period of each award.

Income Taxes

We adopted Accounting Standards Codification subtopic 740-10, Income Taxes ("ASC 740-10") which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes consist primarily of timing differences such as amortization of intangible assets, deferred officers' compensation and stock-based compensation. A valuation allowance is provided against net deferred tax assets where we determine realization is not currently judged to be more likely than not. We recognize and measure uncertain tax positions through a two-step process in accordance with the Income Taxes Topic of the Codification. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. We consider many factors when evaluating and estimating tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. Accordingly, we report a liability for unrecognized tax benefits resulting from the uncertain tax positions taken or expected to be taken in a tax return and recognize interest and penalties, if any, related to uncertain tax positions in income tax expense.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

Loss Per Common Share and Common Share Equivalent

Basic and diluted loss per common share is computed by dividing the loss by the weighted average number of common shares outstanding for the period. Since we have incurred losses attributable to common stockholders, diluted loss per common share has not been computed by giving effect to all potentially dilutive common shares that were outstanding during the period. Dilutive common shares consist of incremental shares issuable upon exercise of stock options and warrants to the extent that the average fair value of our common stock for each period is greater than the exercise price of the derivative securities.

Impact of Recently Issued Accounting Standards

From time to time, the Financial Accounting Standards Board (“FASB”) or other standards setting bodies will issue new accounting pronouncements. Updates to the FASB Accounting Standards Codification (“ASC” or “Codification”) are communicated through issuance of an Accounting Standards Update (“ASU”).

In February 2013, the FASB issued ASU 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, an amendment to FASB ASC Topic 220. The update requires disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present either on the face of the statement of operations or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. For amounts not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. This ASU is effective prospectively for our fiscal years, and interim periods within those years beginning after December 15, 2012. We do not have other comprehensive income or loss and believe the adoption of this will not have a material impact on our financial statements.

2. Acquisitions

			Intangible
	Dates	Acquisition	Assets
Acquisition	Acquired	Price	Acquired	Description of Assets
(in thousands)
PositiveID Animal Health Corporation	1/11/12	$1,200	$1,200	Implantable RFID medical device technologies
Bio Sensor patents from PSID	8/28/12	$—	$—	Assignment of bio sensor patents
Asset Purchase Agreement from SNC Holding Corp.	12/3/12	$5,820	$5,820	Radiation dose monitoring technology for healthcare industry

PositiveID Animal Health Corporation

On January 11, 2012, we entered into a stock purchase agreement with PSID to acquire the outstanding stock of PSID’s wholly-owned subsidiary, PSID Animal Health Corporation (“PAH”). Our chairman and chief executive officer is the former chairman and chief executive officer of PSID. In addition, the current chairman and chief executive officer of PSID was a member of our board of directors until July 8, 2013.

Under the terms of the stock purchase agreement, we: (i) exchanged 4.0 million shares of our common stock, valued at approximately $0.3 million for the 5.0 million shares of outstanding stock of PAH; (ii) assumed the obligations under outstanding common stock options to acquire 6.9 million shares of PAH, which we converted into stock options to acquire 6.9 million shares of our common stock; (iii) issued a promissory note payable to PSID in the principal amount of $0.2 million with a stated interest rate of 5% per annum (the “PSID Note”); and (iv) assumed obligations under an existing development and supply agreement ; and (v) agreed to make royalty payments to PSID as more fully discussed below. We recorded a discount on the PSID Note of $60 thousand using a discount rate of approximately 11.9%. The PSID Note is secured by substantially all of the assets of PAH, pursuant to a Security Agreement dated January 11, 2012 (the “PSID Security Agreement”). The stock options assumed, which have an exercise price of $0.01 per share, were valued at $0.5 million based on the BSM valuation model using the following assumptions: expected term of 8.2 years, expected volatility of 126%, risk-free interest rate of 1.50%, and expected dividend yield of 0%.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

In connection with the acquisition, we entered into a license agreement with PSID (the “Original License Agreement”) which grants us a non-exclusive, perpetual, non-transferable, license to utilize PSID’s bio sensor implantable radio frequency identification (RFID) device that is protected under United States Patent No. 7,125,382, “Embedded Bio Sensor System” (the “Patent”) for the purpose of designing and constructing, using, selling and offering to sell products or services related to our business, but excluding the GlucoChip or any product or application involving blood glucose detection or diabetes management. Pursuant to the Original License Agreement, PSID was to receive royalties in the amount of 10% on all gross revenues arising out of or relating to our sale of products, whether by license or otherwise, specifically relating to the Patent, and a royalty of 20% on gross revenues that are generated under a development and supply agreement between PSID and Medical Components, Inc. (“Medcomp”) dated April 2, 2009. The total cumulative royalty payments under the agreement with Medcomp will not exceed $0.6 million.

On June 26, 2012, the Original License Agreement was amended pursuant to which the license was converted from a non-exclusive license to an exclusive license, subject to our meeting certain minimum royalty requirements as follows: 2013 - $0.4 million; 2014 - $0.8 million; and 2015 and thereafter - $1.6 million.

The total purchase price of PAH was allocated as follows (in thousands):

Intangibles:
Technology	$1,500
Customer relationship	500
Deferred tax liability	(800)
Net	$1,200

We paid for this acquisition as follows:

4.0 million shares of common stock issued and assumption of PAH options	$760
Estimated royalty obligations	300
Promissory note, net	140
$1,200

Based on our current estimates of the amount of royalty payments that we expect to pay under the MedComp agreement at the date of acquisition, we have accrued $0.3 million.

In determining the purchase price for PAH, we considered various factors including: (i) projected revenue streams from the assets acquired; (ii) the potential revenue stream from the existing customer relationship; and (iii) the opportunity for expanded research and development of the product offerings and the potential for new product offerings.

PAH had no business operations or process prior to the acquisition, and, accordingly, the acquisition was treated as an acquisition of assets and unaudited pro forma results of operations for the six-months ended June 30, 2012 are not presented. The assets acquired and consideration paid are recorded at their fair value on the date of the acquisition.

See Note 10 for a discussion of a shared services agreement between us and PSID.

Bio Sensor Patents

On August 28, 2012, we entered into an Asset Purchase Agreement (the “APA”) with PSID, whereby we purchased all of the intellectual property, including patents and patents pending, related to the PSID’s embedded bio sensor portfolio of intellectual property. Under the APA, PSID is to receive royalties in the amount of ten percent (10%) on all gross revenues arising out of or relating to our sale of products, whether by license or otherwise, specifically relating to the embedded bio sensor intellectual property, to be calculated quarterly with royalty payments due within 30 days of each quarter end. Minimum royalty requirements, which begin in 2013 and thereafter through the remaining life of any of the patents and patents pending, are identical to the minimum royalties due under the Original License Agreement, as amended.

Simultaneously with the APA, we entered into a license agreement with PSID granting PSID an exclusive, perpetual, transferable, worldwide and royalty-free license to the Patent and patents pending that are a component of the GlucoChip in the fields of blood glucose monitoring and diabetes management. In connection with the APA, the Original License Agreement, as amended June 26, 2012, was terminated. Also on August 28, 2012, the PSID Security Agreement was amended, pursuant to which the assets sold by PSID to us under the APA and the related royalty payments were added as collateral under the PSID Security Agreement.

We had no plans to develop or commercialize the Bio Sensor patents, and therefore, no value was ascribed to these patents. Further, we are not aware of a buyer or licensor for these patents.

On July 8, 2013, we and PSID amended the terms of the APA to eliminate the minimum royalty payments as more fully discussed in Note 13.

Asset Purchase Agreement with SNC Holding Corp.

In December 2012, we entered into an asset purchase agreement and a royalty agreement with SNC Holding Corp. wherein we acquired various technology and trademarks related to our radiation dose measurement technology. Under the terms of the agreements, we issued a non-interest bearing subordinated convertible promissory note, with an embedded convertible option, in the principal amount of $3.3 million and agreed to make royalty payments based on a percentage of revenue earned from the technology acquired. In addition, under the terms of sublicense agreement related to the technology, we agreed to make a $20 thousand sublicense payment in February 2013 and to make minimum sublicense payments aggregating $0.2 million over the period from June 2014 to March 2017. The promissory note was recorded at its fair value of approximately $2.1 million and will be revalued at each reporting period with changes in the fair value recorded as other expense/income. The total purchase price, including estimated royalty obligations of $3.7 million, was approximately $5.8 million. Under the terms of our agreement with SNC Holding Corp., certain intellectual property purchased thereunder, including intellectual property related to our dosimeter products, would revert to SNC Holding Corp. in the event of: (i) a default under the promissory note; (ii) failure to pay the minimum royalty obligations; (iii) failure to perform our obligations with respect to commercializing the intellectual property acquired; or (iv) the occurrence of an unauthorized issuance as defined in the agreement.

The total purchase price of the assets acquired was allocated as follows (in thousands):

Intangibles:
Technology	$5,370
Trademarks	450
Total	$5,820

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

We paid for this acquisition as follows:

Estimated royalty obligations	$3,700
Note at fair value	2,100
Assumption of liabilities	20
Total	$5,820

The estimated fair value of the acquired intangible assets as presented above were determined using discounted cash flow methodology as more fully discussed in Note 3. The assets acquired and consideration paid are recorded at their fair value on the date of acquisition.

3. Intangible Assets

Intangibles and other assets consist of the following:

	June 30,	December 31,	Lives
	2013	2012	(in years)
	(in thousands)	(in thousands)
Technology, net of accumulated amortization of $381 and $136	$6,489	$6,734	14
Customer relationship, net of accumulated amortization of $105 and $69	395	431	7
Trademarks, net of accumulated amortization of $19 and $3	431	447	14
	$7,315	$7,612

Amortization of intangibles charged against income amounted to $0.3 million and $0.1 million for the six-months ended June 30, 2013 and 2012, respectively.

The estimated fair value of the acquired intangible assets of the acquisitions discussed in Note 2 were determined on the basis of patents and other proprietary rights for technologies, contract lives and estimated revenue, customer relationship and other factors related to forecasted results, and using discounted cash flow methodology using discount rates ranging from 25% to 45%. Under this method, we estimated the cash flows that each of these intangible assets are expected to generate over the course of their expected economic lives. Actual cash flows may differ significantly from these estimates. The expected economic lives of these intangible assets were determined based upon the expected use of the asset, the ability to extend or renew patents and other contractual provisions associated with the asset, the estimated average life of the associated products, the stability of the industry, expected changes in and replacement value of distribution networks, and other factors deemed appropriate.

4. Accrued Expenses

The following table summarizes the significant components of accrued expenses:

	June 30,	December 31,
	2013	2012
	(in thousands)
Accrued payroll and payroll related	1,170	709
Accrued legal	387	291
Accrued other expenses	85	72
Total accrued expenses	$1,642	$1,072

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

5. Notes Payable

Notes payable and long-term debt consists of the following (in thousands):

	June 30, 2013	December 31, 2012
	(in thousands)
PSID Note for $200 dated January 11, 2012, bears interest at 5% per annum, net of discount of $33 and $43 was originally payable in monthly installments beginning January 11, 2013 through December 11, 2014. Note was amended in July 2013 to allow for conversion into common stock and extend payment terms. See Note 13.(1)	$166	$157
Demand note issued April 10, 2013, bears interest at 10% per annum, due on demand beginning June 1, 2013. Note was issued with warrants to acquire 500 shares of common stock with an exercise price of $0.25 per share. (1) (2)	50	—
Convertible term note for $125 issued September 25, 2012 net of discount of $31, bears interest at 10% per annum, is convertible into shares of common stock at $0.30 per share and matures on March 31, 2013. Note was issued with warrants to acquire 208 shares of common stock with an exercise price of $0.30 per share. Note was converted into common stock in March 2013. An additional 208 warrants with an exercise price of $0.30 per share were granted in March 2013 as an inducement to the conversion.(2)	—	94
Convertible term note for $125 issued October 12, 2012, net of discount of $39, bears interest at 10% per annum, is convertible into shares of common stock at $0.30 per shares and matures April 10, 2013. Note was issued with warrants to acquire 208 shares of common stock with an exercise price of $0.30 per share. Note was converted into common stock in June 2013. An additional 208 warrants with an exercise price of $0.30 per share were granted in June 2013 as an inducement to the conversion.(1)(2)	—	86
Convertible term note for $100 issued December 31, 2012, net of discount of $55, bears interest at 10% per annum, is convertible into shares of common stock at $0.30 per share and matures June 30, 2013. Note was issued with warrants to acquire 150 shares of common stock with an exercise price of $0.30 per share. Note was converted into common stock in June 2013. An additional 150 warrants with an exercise price of $0.30 per share were granted in June 2013 as an inducement to the conversion.(1) (2)	—	45
Convertible term note for $50 issued December 31, 2012, net of discount of $28, bears interest at 10% per annum, is convertible into shares of common stock at $0.30 per shares and matures June 30, 2013. Note was issued with warrants to acquire 75 shares of common stock with an exercise price of $0.30 per share. Note was converted into common stock in June 2013. An additional 75 warrants with an exercise price of $0.30 per share were granted in June 2013 as an inducement to the conversion.(1) (2)	—	22
Total notes payable	216	404
Less: Current maturities	175	326

Note payable long-term	$41	$78

Subordinated Convertible Note Payable elected at fair value:

Non-interest bearing subordinated convertible note payable with a principal amount of $3,300 dated December 3, 2012. Note is convertible into common stock equal to 1/3 of the shares beneficially held by the CEO on the date of conversion. Note was amended in July 2013 to extend the maturity date to June 2015. The note was recorded at its fair value and will be revalued at each reporting period with changes in the fair value recorded as other expense/income.	$2,137	$2,137

(1) These notes have been issued to related parties. See Note 10.

(2) The warrants are more fully described in Note 7.

Interest expense was approximately $0.4 million and $13 thousand during the six-months ended June 30, 2013 and 2012, respectively, of which approximately $0.1 million and nil related to the beneficial conversion feature of the convertible notes for the six-months ended June 30, 2013 and 2012, respectively. The weighted average effective interest rate was approximately 36.07% and 17.6% for the six-months ended June 30, 2013 and 2012, respectively.

The fair value of warrants issued as an inducement to convert the notes was approximately $0.1 million and in included in interest expense.

6. Financial Instruments

Fair Value Measurements

We define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, we consider the principal or most advantageous market in which we would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

We apply the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

During the six-months ended June 30, 2013 and 2012, we had no Level 1 or Level 2 assets or liabilities. The convertible note issued to SNC Holdings Corp., which has a convertible option embedded in the note, and the estimated royalty obligations were valued using Level 3 inputs.

Notes Payable and Long-Term Debt

The carrying amount approximates fair value based on management’s estimate of the applied discount rates and fair value adjustments. The subordinated convertible note with an embedded conversion option was discounted at 22.8% over 2 years.

Accounts Payable, Accrued Expenses, Liability to Related Party Under Shared Services Agreement

The carrying amount of these current liabilities approximates fair value because of the short term nature of these items.

Estimated Royalty Obligations

The carrying amount approximates management’s estimate of the present value of royalty obligations that will be paid, discounted at rates ranging from 25% to 60% for a period from 3 to 14 years.

The liabilities measured at fair value at December 31, 2012 and 2011 are classified as follows (in thousands):

	June 30, 2013			December 31, 2012
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3

Liabilities:
Subordinated convertible note with an embedded conversion option	$—	$—	$2,137	$—	$—	$2,137
Royalty obligations	$—	$—	$4,000	$—	$—	$4,000

The following is a summary of activity of Level 3 liabilities for the six months ended June 30, 2013:

	Subordinated Note with Convertible Option	Estimated Royalty Obligations

Balance at December 31, 2012	$2,137	$4,000
Change in fair value	—	—

Balance at June 30, 2013	$2,137	$4,000	**

** Includes $35 of current royalty obligations included in accrued expenses at June 30, 2013.

7. Stockholders’ Deficit

Common Stock

At June 30 2013, we had authorized 100.0 million shares of common stock of which approximately 43.0 million were issued and outstanding. Of the issued and outstanding common stock, 29.2 million shares were issued to our founder and Chief Executive Officer.

Warrants

We have issued warrants exercisable for shares of common stock for consideration, as follows (in thousands, except exercise price):

				Balance
	Warrants	Warrants	Exercised/	June 30,	Exercise	Exercisable
Series/ Issue Date	Authorized	Issued	Forfeited	2013	Price	Period (years)
Series A /June 2012	500	500	—	500	$0.07	3
Series B / September 2012	208	208	—	208	$0.30	3
Series C / October 2012	208	208	—	208	$0.30	3
Series D / December 2012	75	75	—	75	$0.30	5
Series E /December 2012	150	150	—	150	$0.30	5
Series F / March 2013	208	208	—	208	$0.30	3
Series G / April 2013	500	500	—	500	$0.25	3
Series H / June 2013	434	434	—	434	$0.30	3
	2,283	2,283	—	2,283

The Series A warrants were issued in connection with a stock subscription agreement under which we also issued 0.2 million shares of our common stock to an investor. The Series A warrants are exercisable at any time during the exercisable periods. The Series A warrant agreement provides for the number of shares to be adjusted in the event of a stock split, a reverse stock split, a share exchange or other conversion or exchange event in which case the number of warrants and the exercise price of the warrants shall be adjusted on a proportional basis.

The Series B, C, D, E, F, G and H warrants were issued in connection with promissory notes, which are more fully described in Note 5. These warrants are exercisable at any time during the exercisable periods. The warrant agreements provide for the number of shares to be adjusted in the event of a stock split, a reverse stock split, a share exchange or other conversion or exchange event in which case the number of warrants and the exercise price of the warrants shall be adjusted on a proportional basis. The total value of these warrants of $0.3 million was amortized to interest expense over the life of the promissory notes and accordingly, we recorded $0.3 million and nil of non-cash interest expense related to these warrants during the six-months ended June 30, 2013 and 2012, respectively.

We determined the value of the warrants issued in 2012 and 2013 utilizing the following assumptions in the BSM valuation model:

	Dividend		Expected	Risk-Free	Date of the
Warrants Issued	Yield	Volatility	Lives (Yrs.)	Rate	Assumptions
June 2012	0.00%	126.00%	3	.34%	June 1, 2012
September 2012	0.00%	126.00%	3	.35%	September 25, 2012
October 2012	0.00%	126.00%	3	.35%	October 12, 2012
December 2012	0.00%	126.00%	5	.72%	December 31, 2012
March 2013	0.00%	126.00%	3	.38%	March 18, 2013
April 2013	0.00%	126.00%	3	.34%	April 10, 2013
June 2013	0.00%	126.00%	3	.52%	June 1, 2013

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

Stock Option Activity

In accordance with the Compensation – Stock Compensation Topic of the Codification, awards granted are valued at fair value and compensation cost is recognized on a straight line basis over the service period of each award. Upon exercise of stock options, our policy is to issue new shares from its authorized but unissued balance of common stock outstanding that have been reserved for issuance under our stock option plans. A summary of the status of our three stock options plans as of June 30, 2013 is presented below.

With the acquisition of PAH in January 2012, we acquired a stock option plan, referred to as the PAH Plan. Under the PAH Plan, the number of shares authorized to be issued or sold, or for which options, Stock Appreciation Rights (“SARs”), or Performance Shares may be granted to our officers, directors, employees and consultants is approximately 6.9 million. As of June 30, 2013, approximately 6.7 million options have been granted, net of forfeitures, approximately 6.7 million options are outstanding, and 0.2 million shares are available for future issuance. The options were fully vested on the date of acquisition of PAH in January 2012. Of the outstanding options, 3.9 million expire in 2020 and 2.8 million expire in 2021.

Under our 2012 Stock Plan, the number of shares authorized to be issued or sold, or for which options, SARs, or Performance Shares may be granted to our officers, directors, employees and consultants is approximately 10.0 million. As of June 30, 2013, 1.4 million options have been granted, net of forfeitures, 1.4 million options are outstanding, and 4.2 million shares are available for future issuance. The options vest as determined by our board of directors and expire, on average, five years from the date of grant.

Under our 2013 Stock Plan, the number of shares authorized to be issued or sold, or for which options, SARs, or Performance Shares may be granted to our officers, directors, employees and consultants is approximately 10.0 million. As of June 30, 2013, 5.5 million options have been granted, net of forfeitures, 5.5 million options are outstanding, and 4.5 million shares are available for future issuance. The options vest as determined by our board of directors and are expire, on average, five years from the date of grant.

During the six months ended June 30, 2013 and 2012, we granted 5.5 million and 1 million options, respectively. The weighted average fair values of the options granted during the six months ended June 30, 2013 and 2012 were $0.25 and $0.06, respectively.

We account for our stock-based compensation plans in accordance with ASC 718-10, Compensation – Stock Compensation. Under the provisions of ASC 718-10, the fair value of each stock option is estimated on the date of grant using a BSM option-pricing formula, and amortizing that value to expense over the over the expected performance or service periods using the straight-line attribution method. The weighted average values of the assumptions used to value the options granted in the six-months ended June 30, 2013 under the 2013 Stock Plan were as follows: expected term of 5 years, expected volatility of 126%, risk-free interest rates of 0.83%, and expected dividend yield of 0%. The weighted average values of the assumptions used to value the options granted in the six-months ended June 30, 2012 under the 2012 Stock Plan were as follows: expected term of 5 years, expected volatility of 126%, risk-free interest rates of 0.74%, and expected dividend yield of 0%. The expected life represents an estimate of the weighted average period of time that options are expected to remain outstanding given consideration to vesting schedules and the Company’s historical exercise patterns. Expected volatility is estimated based on the historical volatility of similar companies’ common stock. The risk free interest rate is estimated based on the U.S. Federal Reserve’s historical data for the maturity of nominal treasury instruments that corresponds to the expected term of the option. The expected dividend yield is 0% based on the fact that we have never paid dividends and have no present intention to pay dividends.

During the six-months ended June 30, 2013 and 2012, we recorded $0.6 million and nil, respectively, in compensation expense related to stock options granted to our directors, employees and consultants (who provide corporate support services).

A summary of the stock option activity for our stock options plans for 2013 is as follows (shares in thousands):

	Stock Options	Weighted Average Exercise Price	Weighted Average Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at January 1, 2013	8,025	$0.06
Granted	5,500	0.30
Exercised	—	—
Forfeited or expired	(50)	0.30
Outstanding at June 30, 2013	13,475	0.16	6.0	$1,921	*
Vested or expected to vest at June 30, 2013	13,475	0.16	6.0	1.921	*
Exercisable at June 30, 2013	7,975	0.06	6.9	1,921	*

* The intrinsic value of a stock option is the amount by which the market value of the underlying stock exceeds the exercise price of the option. The market value of our common stock was $0.30 per share at June 30, 2013.

There were no stock option exercises during the six-months ended June 30, 2013 and 2012. At June 30, 2013, we had approximately 8.9 million shares available for issuance under our plans. The total fair value of options vested during the six-months ended June 30, 2013 and 2012, was approximately $0.4 million and nil, respectively. As of June 30, 2013, there was approximately $0.8 million of total unrecognized compensation cost related to unvested share-based compensation arrangements granted under our plans. That cost is expected to be recognized over a weighted-average period of half a year.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

Restricted Stock Grants

In January 2013, we issued approximately 4.5 million shares of our restricted common stock to a member of our senior management. This restricted stock vests in January 2015. The total value of the restricted stock of approximately $1.4 million will be expensed over the vesting period. During the six-months ended June 30, 2013, we recorded $0.3 million in compensation expense related to the restricted stock. We did not have any restricted stock outstanding during the 2012 period.

8. Loss Per Share

A reconciliation of the numerator and denominator of basic and diluted loss per share is provided as follows, in thousands, except per share amounts:

	Six-Months Ended	Six-Months Ended
	June 30, 2013	June 30, 2012
Numerator for basic and diluted loss per share:
Loss from continuing operations	$(2,852)	$(435)
Denominator for basic and diluted loss per share:
Basic and diluted weighted-average shares outstanding (1)	41,458	31,601
Loss per share — basic and diluted
Total — basic and diluted	$(0.07)	$(0.01)

(1)The following stock options and warrants and shares issuable upon conversion of convertible notes payable outstanding at June 30, 2013 and 2012 were not included in the computation of dilutive loss per share because the net effect would have been anti-dilutive:

	June 30, 2013	June 30, 2012
	(in thousands)
Stock options	13,475	7,625
Warrants	2,283	500
Shares issuable upon conversion of convertible notes payable	11,430	—
	27,188	8,125

9. Income Taxes

We did not have an income tax provision for the six-months ended June 30, 2013. The income tax benefit of $0.4 million for the six-months ended June 30, 2012 resulted from the utilization of deferred tax assets to offset a deferred tax liability associated with the PAH acquisition. We have incurred losses and therefore have provided a valuation allowance against our remaining net deferred tax asset.

Differences in the effective income tax rates from the statutory federal income tax rate arise from state and foreign income taxes (benefits), net of federal tax effects, and the increase or reduction of valuation allowances related to net operating loss carryforwards.

10. Related Party Transactions

Shared Services Agreement with PSID

We entered into a shared services agreement (“SSA”) with PSID on January 11, 2012, pursuant to which PSID agreed to provide certain services, including administrative, rent, accounting, business development and marketing, to us in exchange for $30,000 per month. The SSA has also included working capital advances from time to time. The term of the SSA commenced on January 23, 2012. The first payment for such services was not payable until we received gross proceeds of a financing of at least $500,000. On June 25, 2012, the level of resources provided under the SSA was reduced and the agreement was amended, pursuant to which all amounts owed to PSID under the SSA as of May 31, 2012 were converted into 2,285,779 shares of our common stock valued at $0.2 million. In addition, effective June 1, 2012, the monthly charge for the shared services under the Shared Services Agreement was reduced from $30,000 to $12,000.

On August 28, 2012, the SSA was further amended to align with the level of services being provided, pursuant to which, effective September 1, 2012, the monthly charge for the shared services under the SSA was reduced from $12,000 to $5,000. On April 22, 2013, we and PSID entered into a non-binding letter agreement in which PSID agreed to provide up to an additional $60,000 of support during April and May 2013. As of June 30, 2013 and December 31, 2012, we owed PSID $0.3 million and $0.1 million, respectively, for shared services and working capital advances.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

Investment from Digital Angel Corporation Director

As discussed more fully in Note 13, following Digital Angel Corporation’s (“Digital Angel”) approval of the Share Exchange (defined below), we approached Digital Angel for a small, short-term bridge loan or equity investment. In light of the many conditions to closing, Digital Angel’s board decided not to make the loan or investment. Digital Angel’s then interim chief executive officer and president and then chairman of Digital Angel’s board, Daniel E. Penni, agreed to make a $25,000 equity investment in us. As a result of such investment in June 2013, Mr. Penni owned 100,000 shares of our common stock, which have been exchanged for 954 shares of Digital Angel’s Series C Preferred Stock (defined below). Mr. Penni continues to serve as a member of Digital Angel’s board.

Notes Payable

During 2012 and 2013, we issued notes payable to certain directors, officers and a relative of a director. These notes are further discussed in Note 5.

11. Commitments and Contingencies

Employment Arrangements

We had the following employment arrangements effective as of June 30, 2013:

Employment Agreement with Scott R. Silverman

Effective January 1, 2012, we and our CEO, Mr. Scott R. Silverman entered into the Employment and Non-Compete Agreement (the “2012 Employment Agreement”). The 2012 Employment Agreement terminated five years from the effective date. The 2012 Employment Agreement provided for an annual base salary in 2012 of $300,000 with minimum annual increases of 10% of the base salary and an annual bonus equal to the annual base salary then in effect. Mr. Silverman was also entitled to an annual non-allocable expense payment of $45,000 each year and other fringe benefits. If Mr. Silverman’s employment was terminated prior to the expiration of the term of the 2012 Employment Agreement, Mr. Silverman was to receive (i) all earned but unpaid salary and bonuses; (ii) the greater of the base salary from the date of termination through December 31, 2016 or two times the base salary; and (iii) the average bonus paid by us to Mr. Silverman for the last three full calendar years (or such lesser time period if the 2012 Employment Agreement was terminated less than three years from the effective date), plus certain fringe benefits required to be paid by us. In addition, the 2012 Employment Agreement contained a change of control provision that provided for the payment of five times the then current base salary and five times the average bonus paid to Mr. Silverman for the three full calendar years immediately prior to the change of control, as defined in the 2012 Employment Agreement. Any outstanding stock options and restricted stock held by Mr. Silverman as of the date of his termination or a change of control became vested and exercisable as of such date, and remained exercisable during the remaining life of the option. Mr. Silverman’s 2012 Employment Agreement was terminated effective July 8, 2013 at which time Mr. Silverman entered into a new employment agreement as more fully discussed in Note 13.

Employment Agreement with Randolph Geissler

On January 2, 2013, we entered into an employment agreement with our president, Mr. Randolph Geissler with an effective date of September 1, 2012 (the “Geissler 2012 Agreement”). The Geissler 2012 Agreement called for an annual base salary of $200,000 and discretionary annual and incentive bonuses. The term of the Geissler 2012 Agreement was two years from the effective date and could be extended by mutual consent of the parties. The Geissler 2012 Agreement also provided for the issuance on January 2, 2013 of 4.5 million restricted shares of our common stock, which vested the earlier of January 2, 2015 or a change of control of the Company. Payments of compensation under the Geissler 2012 Agreement commenced within 30 days of us receiving a capital investment from any third party in excess of $5.0 million, the first payment of which was to be retroactive to September 1, 2012 and included any and all sums due and owing to Mr. Geissler at that time. Upon termination of the Geissler 2012 Agreement by Mr. Geissler or us, Mr. Geissler was entitled to receive any earned but unpaid salary and bonuses and all outstanding stock options and restricted stock was to be forfeited. Upon termination of the agreement by us without cause, Mr. Geissler was also entitled to receive certain fringe benefits through December 2014. Upon a change of control as defined in the agreement, Mr. Geissler was entitled to receive any earned but unpaid salary and bonuses and any outstanding stock options and restricted stock was to vest and the stock options were to remain exercisable through the life of the option. The Geissler 2012 Agreement was terminated effective July 8, 2013 at which time Mr. Geissler entered into a new employment agreement as more fully discussed in Note 13.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

12. Supplemental Cash Flow Information

We had the following non-cash operating, investing and financing activities (in thousands):

	For the Six-Months Ended June 30,	For the Six-Months Ended June 30,
	2013	2012
Non-cash operating activities:
Issuance of shares of common stock to settle the partial payment of payable under a shared services agreement with PSID	$—	$160
Non-cash investing and financing activities:
Acquisition of assets for common stock, assumption of stock options and a promissory note	$—	$1,200
Notes and accrued interest related to notes conversion to common stock	420	—

13. Subsequent Events

Share Exchange Agreement with Digital Angel

On June 24, 2013, we and our stockholders entered into a share exchange agreement (the “Exchange Agreement”) with Digital Angel and on July 8, 2013, we closed the transaction. Pursuant to the terms of the Exchange Agreement, we exchanged all of our issued and outstanding shares of common stock for 4,107,592 shares of Digital Angel’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”). On July 10, 2013, Digital Angel realized that it incorrectly issued the Series B Preferred Stock and as result, on July 12, 2013, it exchanged the Series B Preferred Stock for 410,759 shares of its newly created Series C convertible preferred stock, par value $10.00 (the “Series C Preferred Stock”). The terms of the Series C Preferred Stock are substantially similar to the Series B Preferred Stock, including the aggregate number of shares of common stock into which the Series C Preferred Stock is convertible. Each share of Series C Preferred Stock will be converted into twenty shares of Digital Angel’s common stock, par value $0.01 per share (the “Conversion Shares”), automatically upon the effectiveness of the Reverse Stock Split (as defined below) (such transaction is sometimes to referred to herein as the “Share Exchange”). In addition, all outstanding stock options to purchase shares of our common stock, whether or not exercisable or vested, will be converted into options to acquire shares of Digital Angel’s common stock (the “Substitute Options”), and all outstanding warrants to purchase shares of our common stock will be converted into warrants to purchase shares of Digital Angel’s common stock (the “Converted Warrants”). As a result of the Share Exchange and the issuance of the Substitute Options and the Converted Warrants, we became a wholly-owned subsidiary of Digital Angel, and our shareholders owned on July 12, 2013 approximately 91% of Digital Angel’s common stock, on an as converted, fully diluted basis (including outstanding stock options and warrants). Based on the terms of the transaction, we were the accounting acquirer and as a result, going forward, our operating results became the historical operating results of Digital Angel.

The Series C Preferred Stock consists of 500,000 authorized shares, 410,759 of which have been issued. The shares of Series C Preferred Stock issued to our shareholders in connection with the Share Exchange will, by their principal terms:

(a)

convert into a total of 8,215,184 Conversion Shares, at which time the Conversion Shares will constitute approximately 88% of the issued and outstanding shares of common stock of Digital Angel, following the “Reverse Stock Split” (as defined below);

(b)	have the same voting rights as holders of Digital Angel’s common stock on an as-converted basis for any matters that are subject to stockholder vote;
(c)	not be entitled to any dividends; and
(d)	be treated pari passu with the common stock on liquidation, dissolution or winding up of Digital Angel.

On July 12, 2013, Digital Angel obtained approval from a majority of its shareholders for and will effectuate a one for thirty (1:30) reverse stock split (the “Reverse Stock Split”). The Reverse Stock Split would cause the total number of shares of common stock outstanding, including the shares underlying the Series C Preferred Stock, to equal 9,286,007 shares of Digital Angel based on the shares outstanding on September 4, 2013. The Reverse Stock Split will not affect the number of shares of Digital Angel’s authorized common stock.

In connection with the Share Exchange, Digital Angel is also going to change its name to “VeriTeQ Corporation.”

On July 12, 2013, pursuant to the Exchange Agreement, a majority of Digital Angel’s voting stockholders adopted resolutions by written consent approving the Digital Angel Corporation 2013 Stock Incentive Plan, under which employees, including officers and directors, and consultants may receive awards.

New Employment Agreements of Executive Officers

In connection with the closing of the transaction with Digital Angel, Digital Angel’s former board of directors approved employment agreements with Messrs. Silverman and Geissler.

Employment Agreement between Digital Angel and Scott R. Silverman

Effective with the closing of Exchange Agreement, Digital Angel and Mr. Silverman entered into a new employment agreement (the “Silverman Employment Agreement”) appointing Mr. Silverman as the chief executive officer of Digital Angel, effective as of July 8, 2013 until December 31, 2016. Under the Silverman Employment Agreement, Mr. Silverman will receive a base salary of $330,000, which base salary will be reviewed annually and is subject to a minimum increase of 5% per annum during each calendar year of the term. During the term, Mr. Silverman will be eligible to receive an annual bonus, subject to approval of the board, ranging from 0% to 100% of earned base salary based on performance metrics and goals determined annually by the board. Mr. Silverman is also entitled to (i) an annual non-allocable expense payment of $30,000 payable in two equal installments on or before April 1st and October 1st of each year; (ii) reimbursement of $1,000 per month towards automobile lease or financing payments; (iii) reimbursement of disability insurance of up to $1,000 per month; and (iv) reimbursement of health benefits of up to $5,000 per year.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Condensed Consolidated Financial Statements (unaudited) (continued)

Under the Silverman Employment Agreement, Digital Angel agreed to satisfy certain currently unpaid contractual obligations under Mr. Silverman’s December 2012 Employment Agreement aggregating $912,116 (the “Silverman Contractual Obligations”) if Digital Angel receives gross proceeds of an aggregate of $3,000,000 in cash in any capital investment or capital raise or series of capital investments or capital raises. The Silverman Contractual Obligations shall be payable as follows: (i) one-third (1/3rd) in cash and (ii) two-thirds (2/3rds) in shares of restricted Digital Angel common stock, based on the closing price of a share of Digital Angel’s common stock on the closing date of the investment.

If Mr. Silverman’s employment is terminated prior to the expiration of the term, certain payments become due. In the event Mr. Silverman is terminated with cause or he terminates for any reason other than good reason, Mr. Silverman is entitled to receive (i) earned or accrued but unpaid, base salary, through the date of termination, (ii) any bonus earned or accrued and vested, but unpaid, (iii) the economic value of the employee’s accrued, but unused, vacation time, and (iv) any unreimbursed business expenses incurred by the employee (collectively, the “Accrued Obligations”). In the event Mr. Silverman is terminated without cause or he terminates for good reason, Mr. Silverman is entitled to receive the Accrued Obligations and a termination payment equal to his base salary from the date of termination through December 31, 2016, plus the average annual bonus paid over the last three (3) full calendar years (or 60% of his base salary if the Silverman Employment Agreement is terminated before Mr. Silverman has been employed for three full years), plus certain benefits as set forth in the Silverman Employment Agreement.

In addition, the Silverman Employment Agreement contains a change of control provision that provides for the payment of 299% of Mr. Silverman’s base salary plus 299% of the average annual bonus paid over the last three (3) full calendar years (or 60% of base salary if the Silverman Employment Agreement is terminated before Mr. Silverman has been employed for three full years). Any outstanding stock options and unvested restricted stock held by Mr. Silverman as of the date of termination (other than for cause or by Mr. Silverman without good reason) or a change of control shall become vested and exercisable as of such date, and remain exercisable during the life of the option. In the event Mr. Silverman is terminated for cause or terminates without good reason, any unvested options and restricted stock awards shall terminate and all vested options shall remain exercisable for a period of ninety (90) days. The Silverman Employment Agreement also contains non-compete and confidentiality provisions which are effective from the date of employment through eighteen months from the date the Silverman Employment Agreement is terminated.

Employment Agreement between the Company and Randolph K. Geissler

Effective with the closing of Exchange Agreement, Digital Angel and Mr. Geissler entered into a new employment agreement (the “Geissler Employment Agreement”) appointing Mr. Geissler as president of Digital Angel, effective as of July 8, 2013. The Geissler Employment Agreement is for a term of two (2) years and is renewable for additional one (1) year periods upon mutual agreement. Under the Geissler Employment Agreement, Mr. Geissler will receive a base salary of $200,000, which base salary will be reviewed annually and is subject to a minimum increase of 5% per annum each calendar year. Mr. Geissler will be eligible to receive an annual bonus, subject to approval of the board, ranging from 0% to 100% of earned base salary based on performance metrics and goals determined annually by the board.

Under the Geissler Employment Agreement, the Company agreed to satisfy certain currently unpaid contractual obligations under Mr. Geissler’s January 2, 2013 employment agreement of $166,666 (the “Geissler Contractual Obligations”) if Digital Angel receives gross proceeds of an aggregate of $3,000,000 in cash in any capital investment or capital raise or series of capital investments or capital raises. The Geissler Contractual Obligations shall be payable as follows: (i) one-third (1/3rd) in cash and (ii) two-thirds (2/3rds) in shares of restricted Digital Angel common stock, based on the closing price of a share of Digital Angel’s common stock on the closing date of the investment.

If Mr. Geissler’s employment is terminated for cause or he terminates for any reason other than good reason, Mr. Geissler is entitled to receive the Accrued Obligations. In the event Mr. Geissler is terminated without cause or he terminates for good reason, or is terminated as a result of a change of control, Mr. Geissler is entitled to receive the Accrued Obligations and a termination payment equal to his base salary plus a target bonus of 60% of his base salary. Any outstanding stock options and unvested restricted stock held by Mr. Geissler as of the date of termination (other than for cause or by Mr. Geissler without good reason) or a change of control shall become vested and exercisable as of such date, and remain exercisable during the life of the option. In the event Mr. Geissler is terminated for cause or terminates without good reason, any unvested options and restricted stock awards shall terminate and all vested options shall remain exercisable for a period of ninety (90) days. The Geissler Employment Agreement also contains non-compete and confidentiality provisions which are effective from the date of employment through one year from the date the Geissler Employment Agreement is terminated.

Letter Agreement with PSID

On July 8, 2013, we entered into a letter Agreement with PSID (the “July Letter Agreement”) to amend certain terms of several agreements between PSID and us. The July Letter Agreement amended certain terms of the SSA entered into between PSID and us on January 11, 2012, as amended, the APA entered into on August 28, 2012, as amended, and the PSID Note dated January 11, 2012, in favor of PSID in the principal amount of $200,000. Digital Angel has agreed to assume the obligations under the PSID Note in connection with the Share Exchange as of the date of the July Letter Agreement.

The July Letter Agreement defines the conditions of:

(i)

The termination of the SSA, including payment of approximately $290,000 owed from us to PSID on July 8, 2013 as soon as possible with any unpaid balance due and payable upon our completing a capital raise in excess of $3 million. In the event the balance is unpaid at October 31, 2013, interest will accrue at a rate of 10% per annum.

(ii)

The elimination of minimum royalties payable to PSID under the APA in their entirety. In the event that royalty payments under the APA based on our attainment of certain sales levels are not at least $800,000 for the calendar year 2014, PSID shall have the option to require us to transfer the patents acquired to PSID. If PSID chooses to not exercise this option, PSID shall have the option to receive a non-exclusive perpetual, worldwide, fully paid license to said patents.

(iii)

An amendment to the PSID Note, with a principal and interest balance of $228,000 on July 8, 2013, to provide that no interest will accrue on the PSID Note from July 8, 2013 to September 30, 2013 and to include a conversion feature under which the PSID Note may be repaid, at the Company’s option, in Digital Angel’s common stock in lieu of cash.

Pursuant to the terms of the July Letter Agreement, Digital Angel is in the process of issuing 1.5 million shares of its common stock in connection with the repayment of the PSID Note and has agreed to issue an additional 3,073,800 shares of common stock as soon as possible thereafter. The shares to be issued by Digital Angel to PSID under the July Letter Agreement will be issued in private placement in reliance upon the exemption from the registration requirements set forth in the Act provided for in Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated by the SEC thereunder.

VERITEQ ACQUISITION CORPORATION AND SUBSIDIARIES

(A Development Stage Company)
CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

Page

Report of Independent Registered Public Accounting Firm	102

Consolidated Balance Sheets as of December 31, 2012 and 2011	103

Consolidated Statements of Operations for the year ended December 31, 2012, the period from December 14, 2011 (Inception) to December 31, 2011 and the period from December 14, 2011 (Inception) to December 31, 2012	104

Consolidated Statements of Stockholders’ Deficit for the year ended December 31, 2012 and the period from December 14, 2011 (Inception) to December 31, 2011	105

Consolidated Statements of Cash Flows for the year ended December 31, 2012, the period from December 14, 2011 (Inception) to December 31, 2011 and the period from December 14, 2011 (Inception) to December 31, 2012	106

Notes to Consolidated Financial Statements	107

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

VeriTeQ Acquisition Corporation

We have audited the accompanying consolidated balance sheets of VeriTeQ Acquisition Corporation and subsidiaries (a development stage company) (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2012, the period from December 14, 2011 (inception) to December 31, 2011 and the period from December 14, 2011 (inception) to December 31, 2012. The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of VeriTeQ Acquisition Corporation and subsidiaries as of December 31, 2012 and 2011, and the consolidated results of their operations and their cash flows for the year ended December 31, 2012, the period from December 14, 2011 (inception) to December 31, 2011 and the period from December 14, 2011 (inception) to December 31, 2012, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring net losses, and at December 31, 2012 had negative working capital and a stockholders’ deficit. These events and conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ EisnerAmper LLP

New York, New York

September 16, 2013

VeriTeQ Acquisition Corporation and Subsidiaries

(A Development Stage Company)

Consolidated Balance Sheets

(in thousands, except par value)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash	$183	$—
Total current assets	183	—

Intangible assets, net	7,612	—
Total assets	$7,795	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable, net of discounts (including $232 to related parties at December 31, 2012)	$326	$—
Accounts payable	82	—
Accrued expenses (including $724 to related parties at December 31, 2012)	1,072	—
Liability to related party under shared services agreement	138	18
Total current liabilities	1,618	18

Commitments and contingencies (Note 10)
Note payable to related party, net of discount	78	—
Subordinated convertible debt with an embedded convertible option, at fair value	2,137	—
Estimated royalty obligations	4,000	—
Total liabilities	7,833	18

Stockholders’ deficit:
Common shares ($.01 par value; shares authorized 50,000 and nil, respectively; shares issued and outstanding, 36,793 and nil, respectively)	368	—
Additional paid-in-capital	1,217	—
Accumulated deficit during the development stage	(1,623)	(18)
Total stockholders’ deficit	(38)	(18)
Total liabilities and stockholders’ deficit	$7,795	$—

See the accompanying notes to consolidated financial statements.

VeriTeQ Acquisition Corporation and Subsidiaries

(A Development Stage Company)

Consolidated Statements of Operations
(in thousands, except per share data)

	For the Year Ended December 31, 2012	From December 14, 2011 (Inception) to December 31, 2011	From December 14, 2011(Inception) to December 31, 2012

Operating Expenses:

Selling, general and administrative expenses	$2,064	$18	$2,082
Amortization expense	208	—	208
Total operating expenses	2,272	18	2,290
Interest expense	133	—	133

Loss before income taxes	(2,405)	(18)	(2,423)
Benefit for income taxes	800	—	800

Net loss	$(1,605)	$(18)	$(1,623)

Net loss per common share — basic and diluted	$(0.05)	$—

Weighted average number of common shares outstanding — basic and diluted	34,211	—

See the accompanying notes to consolidated financial statements.

VeriTeQ Acquisition Corporation and Subsidiaries

(A Development Stage Company)
Consolidated Statements of Stockholders’ Deficit
From December 14, 2011 (Inception) to December 31, 2012

(in thousands)

	Common Stock		Additional Paid-In	Accumulated Deficit during	Total Stockholders’
	Number	Amount	Capital	development stage	Deficit

Balance, December 14, 2011 (Inception)	__	__	__	$—	$—
Net loss	—	—	—	(18)	(18)
Balance, December 31, 2011	—	—	—	(18)	(18)

Net loss	—	—	—	(1,605)	(1,605)
Issuances of common stock for founders shares, January 2012	29,150	292	(292)	—	—
Issuance of common stock and assumption of stock options for acquisition, January 2012	4,000	40	720	—	760
Issuance of common stock to investors, April 2012	1,143	11	69	—	80
Issuance of common stock and warrants to investor, June 2012	214	2	13	—	15
Issuance of common stock for shared services, June 2012	2,286	23	137	—	160
Issuance of common stock warrants in connection with convertible note payable, September 2012	—	—	33	—	33
Beneficial conversion feature of convertible note payable, September 2012	—	—	33	—	33
Issuance of common stock warrants in connection with convertible notes payable, October 2012	—	—	34	—	34
Beneficial conversion feature of convertible notes payable, October 2012	—	—	34	—	34
Issuance of common stock warrants in connection with convertible notes payable, December 2012	—	—	41	—	41
Beneficial conversion feature of convertible notes payable, December 2012	—	—	41	—	41
Share-based compensation	—	—	354	—	354

Balance, December 31, 2012	36,793	$368	$1,217	$(1,623)	$(38)

See the accompanying notes to consolidated financial statements.

VeriTeQ Acquisition Corporation and Subsidiaries

(A Development Stage Company)

Consolidated Statements of Cash Flows

(in thousands)

	For the Year Ended December 31, 2012	From December 14, 2011 (Inception) to December 31, 2011	From December 14, 2011 (Inception) to December 31, 2012

Cash flows from operating activities:

Net loss	$(1,605)	$(18)	$(1,623)
Adjustments to reconcile net loss to net cash used in operating activities:
Share based compensation	354	—	354
Amortization	208	—	208
Non-cash interest expense	118	—	118
Deferred income tax benefit	(800)		(800)
Change in accounts payable, accrued expenses and liability under shared services agreement	1,413	18	1,431
Net cash used in operating activities	(312)	—	(312)

Net cash provided by (used by) investing activities	—	—	—

Cash flows from financing activities:
Proceeds from the issuances of notes payable and warrants	400	—	400
Proceeds from the issuance of common stock to investors	80	—	80
Proceeds from the issuance of common stock and warrants to investor	15	—	15
Net cash provided by financing activities	495	—	495

Net increase in cash	183	—	183
Cash --- Beginning of period	—	—	—
Cash — End of year	$183	$—	$183

Supplemental disclosure of cash flow information:
Interest paid	—	—	—
Income taxes paid	—	—	—

See the accompanying notes to consolidated financial statements.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Consolidated Financial Statements

1. Organization and Summary of Significant Accounting Policies

VeriTeQ Acquisition Corporation (“VeriTeQ”), a Florida corporation, was formed on December 14, 2011, and in January 2012, it acquired a wholly-owned subsidiary, PositiveID Animal Health Corporation, a Florida corporation, from PositiveID Corporation (“PSID”), a related party. In December 2012, VeriTeQ formed a subsidiary, VTQ IP Holding Corporation, a Delaware corporation. VeriTeQ and its subsidiaries are referred to together as, “VeriTeQ,” “the Company,” “we,” “our,” and “us”. Our business consists of ongoing efforts to provide implantable medical device identification and radiation dose measurement technologies to the healthcare industry.

The Company is in the development stage as defined by Accounting Standards Codification subtopic 915-10 Development State Entities ("ASC 915-10") and its success depends on its ability to obtain financing and realize its marketing efforts. To date, the Company has not generated sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from December 14, 2011 (Inception) through December 31, 2012, the Company has accumulated losses of $1.6 million.

Summary of Significant Accounting Policies

Principles of Consolidation

The financial statements include our accounts and the accounts of our subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Presentation and Going Concern

The accompanying financial statements have been prepared assuming we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We are in the development stage, have incurred operating losses since our inception and have a working capital deficit. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from this uncertainty.

Our goal is to achieve profitability and to generate positive cash flows from operations. Our capital requirements depend on a variety of factors, including but not limited to, the cash that will be required to grow our business operations and to service our debt. Failure to raise capital to fund our operations and to generate positive cash flow from such operations will have a material adverse effect on our financial condition, results of operations and cash flows.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States of America (“U.S.”) requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on the knowledge of current events and actions we may undertake in the future, they may ultimately differ from actual results. Included in these estimates are assumptions used in determining the value and lives of long-lived assets, in Black-Scholes-Merton (“BSM”) valuation models, in estimating the fair value of stock-based compensation, promissory note with an embedded convertible option and royalty obligations and in determining valuation allowances for deferred tax assets, among others.

Concentration of Credit Risk

We maintained our domestic cash in one financial institution during the year ended December 31, 2012. Balances were insured up to Federal Deposit Insurance Corporation limits of $250,000 per institution. At times, cash balances may exceed the federally insured limits.

Stock-Based Compensation

At December 31, 2012, we had two stock-based employee compensation plans, which are described more fully in Note 7. In accordance with the Compensation – Stock Compensation Topic of the Codification, awards granted are valued at fair value and compensation cost is recognized on a straight line basis over the service period of each award.

Income Taxes

We adopted Accounting Standards Codification subtopic 740-10, Income Taxes ("ASC 740-10") which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes consist primarily of timing differences such as amortization of intangible assets, deferred officers' compensation and stock-based compensation. A valuation allowance is provided against net deferred tax assets where we determine realization is not currently judged to be more likely than not.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

The financial statements reflect net losses and therefore do not contain a provision for income taxes. We recognize and measure uncertain tax positions through a two-step process in accordance with the Income Taxes Topic of the Codification. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. We consider many factors when evaluating and estimating tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. Accordingly, we report a liability for unrecognized tax benefits resulting from the uncertain tax positions taken or expected to be taken in a tax return and recognize interest and penalties, if any, related to uncertain tax positions in income tax expense.

Loss Per Common Share and Common Share Equivalent

Basic and diluted loss per common share is computed by dividing the loss by the weighted average number of common shares outstanding for the period. Since we have incurred losses attributable to common stockholders since inception on December 14, 2011, diluted loss per common share has not been computed by giving effect to all potentially dilutive common shares that were outstanding during the period. Dilutive common shares consist of incremental shares issuable upon exercise of stock options and warrants to the extent that the average fair value of our common stock for each period is greater than the exercise price of the derivative securities.

Impact of Recently Issued Accounting Standards

From time to time, the Financial Accounting Standards Board (“FASB”) or other standards setting bodies will issue new accounting pronouncements. Updates to the FASB Accounting Standards Codification (“ASC” or “Codification”) are communicated through issuance of an Accounting Standards Update (“ASU”).

In June 2011, the FASB issued a new standard which changes the requirements for presenting comprehensive income in the financial statements. The new standard eliminated the option to present other comprehensive income (OCI) in the statement of stockholders’ equity and instead required net income, components of OCI, and total comprehensive income to be presented in one continuous statement or two separate but consecutive statements. The standard affected the way we present OCI, but had no other effect on our results of operations, financial position or cash flows. The standard was effective for us beginning with our first quarter 2012 reporting and had no effect on adoption.

In February 2013, the FASB issued ASU 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, an amendment to FASB ASC Topic 220. The update requires disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present either on the face of the statement of operations or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. For amounts not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. This ASU is effective prospectively for our fiscal years, and interim periods within those years beginning after December 15, 2012. We do not have other comprehensive income or loss and believe the adoption of this will not have a material impact on our financial statements.

2. Acquisitions

			Intangible
	Dates	Acquisition	Assets
Acquisition	Acquired	Price	Acquired	Description of Assets
(in thousands)
PositiveID Animal Health Corporation	1/11/12	$1,200	$1,200	Implantable RFID medical device technology
Bio Sensor patents form PSID	8/28/12	$—	$—	Assignment of bio sensor patents
Asset Purchase from SNC Holding Corp.	12/3/12	$5,820	$5,820	Radiation dose monitoring technology for healthcare industry

PositiveID Animal Health Corporation

On January 11, 2012, we entered into a stock purchase agreement with PSID to acquire the outstanding stock of PSID’s wholly-owned subsidiary, PSID Animal Health Corporation (“PAH”). Our chairman and chief executive officer is the former chairman and chief executive officer of PSID. In addition, the current chairman and chief executive officer of PSID was a member of our board of directors until July 8, 2013.

Under the terms of the stock purchase agreement, we: (i) exchanged 4.0 million shares of our common stock, valued at approximately $0.3 million for the 5.0 million shares of outstanding common stock of PAH; (ii) assumed the obligations under outstanding stock options to acquire 6.9 million shares of PAH, which we converted into stock options to acquire 6.9 million shares of our common stock; (iii) issued a promissory note payable to PSID in the principal amount of $0.2 million with a stated interest rate of 5% per annum (the “PSID Note”); (iv) assumed obligations under an existing development and supply agreement; and (v) agreed to make royalty payments to PSID as more fully discussed below. We recorded a discount on the PSID Note of approximately $60 thousand using a discount rate of approximately 12% per annum to reflect our estimated cost of debt. The PSID Note is secured by substantially all of the assets of PAH, pursuant to a Security Agreement dated January 11, 2012 (the “PSID Security Agreement”). The stock options assumed, which have an exercise price of $0.01 per share, were valued at $0.5 million based on the BSM valuation model using the following assumptions: expected term of 8.2 years, expected volatility of 126%, risk-free interest rate of 1.50%, and expected dividend yield of 0%.

In connection with the acquisition, we entered into a license agreement with PSID (the “Original License Agreement”) which granted us a non-exclusive, perpetual, non-transferable, license to utilize PSID’s bio sensor implantable radio frequency identification (RFID) device that is protected under United States Patent No. 7,125,382, “Embedded Bio Sensor System” (the “Patent”) for the purpose of designing and constructing, using, selling and offering to sell products or services related to our business, but excluding the GlucoChip or any product or application involving blood glucose detection or diabetes management. Pursuant to the Original License Agreement, PSID was to receive royalties in the amount of 10% on all gross revenues arising out of or relating to our sale of products, whether by license or otherwise, specifically relating to the Patent, and a royalty of 20% on gross revenues that are generated under a development and supply agreement between PSID and Medical Components, Inc. (“Medcomp”) dated April 2, 2009. The total cumulative royalty payments under the agreement with Medcomp will not exceed $0.6 million.

On June 26, 2012, the Original License Agreement was amended pursuant to which the license was converted from a non-exclusive license to an exclusive license, subject to our meeting certain minimum royalty requirements as follows: 2013 - $0.4 million; 2014 - $0.8 million; and 2015 and thereafter - $1.6 million.

The total purchase price of PAH was allocated as follows (in thousands):

Intangibles:
Technology	$1,500
Customer relationship	500
Deferred tax liability	(800)
Net	$1,200

We paid for this acquisition as follows:

4.0 million shares issued and assumption of PAH options	$760
Estimated royalty obligations	300
Promissory note, net	140
$1,200

Based on our current estimates of the amount of minimum royalty payments that we expect to pay under the MedComp agreement at the date of acquisition, we have accrued $0.3 million at December 31, 2012.

In determining the purchase price for PAH, we considered various factors including: (i) projected revenue streams and cash flows from the assets acquired; (ii) the potential revenue stream from the existing customer relationship; and (iii) the opportunity for expanded research and development of the product offerings and the potential for new product offerings.

PAH had no business operations or process prior to the acquisition, and, accordingly, the acquisition was treated as an acquisition of assets and unaudited pro forma results of operations of PAH for the year ended December 31, 2012 and from December 14, 2011 (inception) to December 31, 2011 are not presented. The assets acquired and consideration paid are recorded at their fair values on the date of acquisition.

See Note 11 for a discussion of a shared services agreement between us and PSID.

Bio Sensor Patents

On August 28, 2012, we entered into an Asset Purchase Agreement (the “APA”) with PSID, whereby we purchased all of the intellectual property, including patents and patents pending, related to the PSID’s embedded bio sensor portfolio of intellectual property. Under the APA, PSID is to receive royalties in the amount of ten percent (10%) on all gross revenues arising out of or relating to our sale of products, whether by license or otherwise, specifically relating to the embedded bio sensor intellectual property, to be calculated quarterly with royalty payments due within 30 days of each quarter end. Minimum royalty requirements, which begin in 2013 and through the remaining life of any of the patents and patents pending, are identical to the minimum royalties due under the Original License Agreement, as amended.

Simultaneously with the APA, we entered into a license agreement with PSID granting PSID an exclusive, perpetual, transferable, worldwide and royalty-free license to the Patent and patents pending that are a component of the GlucoChip in the fields of blood glucose monitoring and diabetes management. In connection with the APA, the Original License Agreement, as amended June 26, 2012, was terminated. Also on August 28, 2012, the PSID Security Agreement was amended, pursuant to which the assets sold by PSID to us under the APA and the related royalty payments were added as collateral under the PSID Security Agreement.

We had no plans to develop or commercialize the Bio Sensor patents, and therefore, no value was ascribed to these patents. Further, we are not aware of a buyer or licensor for these patents.

On July 8, 2013, we and PSID amended the terms of the APA to eliminate the minimum royalty payments as more fully discussed in Note 13.

Asset Purchase Agreement with SNC Holding Corp.

In December 2012, we entered into an asset purchase agreement and a royalty agreement with SNC Holding Corp. wherein we acquired various technology and trademarks related to our radiation dose measurement technology. Under the terms of the agreements, we issued a non-interest bearing subordinated convertible promissory note, with an embedded convertible option, in the principal amount of $3.3 million and agreed to make royalty payments based on a percentage of revenue earned from the technology acquired. In addition, under the terms of sublicense agreement related to the technology, we agreed to make a $20 thousand sublicense payment in February 2013 and to make minimum sublicense payments aggregating $0.2 million over the period from June 2014 to March 2017. The promissory note was recorded at its fair value of approximately $2.1 million and will be revalued at each reporting period with changes in the fair value recorded as other expense/income. The total purchase price, including estimated royalty obligations of $3.7 million, was approximately $5.8 million. Under the terms of our agreement with SNC Holding Corp., certain intellectual property purchased thereunder, including intellectual property related to our dosimeter products, would revert to SNC Holding Corp. in the event of: (i) a default under the promissory note; (ii) failure to pay the minimum royalty obligations; (iii) failure to perform our obligations with respect to commercializing the intellectual property acquired; or (iv) the occurrence of an unauthorized issuance as defined in the agreement.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

The total purchase price of the assets acquired was allocated as follows (in thousands):

Intangibles:
Technology	$5,370
Trademarks	450
Total	$5,820

We paid for this acquisition as follows:

Estimated royalty obligations	$3,700
Note at fair value	2,100
Assumption of liabilities	20
Total	$5,820

The estimated fair value of the acquired intangible assets as presented above were determined using discounted cash flow methodology as more fully discussed in Note 3. The assets acquired and consideration paid are recorded at their fair values on the date of acquisition.

3. Intangible Assets

Intangibles assets consist of the following:

	December 31,	December 31,	Lives
	2012	2011	(in years)
	(in thousands)	(in thousands)
Technology, net of accumulated amortization of $136 and $0	$6,734	$—	14
Customer relationship, net of accumulated amortization of $69 and $0	431	—	7
Trademarks, net of accumulated amortization of $3 and $0	447	—	14
	$7,612	$—

Estimated amortization of intangible assets for the years ending December 31, is as follows (in thousands):

2013	$594
2014	594
2015	594
2016	594
2017	594
Thereafter	4,642

$7,612

Amortization of intangibles charged against income amounted to $0.2 million for the year ended December 31, 2012. We did not have amortization expense from December 14, 2011 (inception) to December 31, 2011.

The estimated fair value of the acquired intangible assets of the acquisitions discussed in Note 2 were determined on the basis of patents and other proprietary rights for technologies, contract lives and estimated revenue, customer relationship and other factors related to forecasted results, and using discounted cash flow methodology using discount rates ranging from 25% to 45%. Under this method, we estimated the cash flows that each of these intangible assets are expected to generate over the course of their expected economic lives. Actual cash flows may differ significantly from these estimates. The expected economic lives of these intangible assets were determined based upon the expected use of the asset, the ability to extend or renew patents and other contractual provisions associated with the asset, the estimated average life of the associated products, the stability of the industry, expected changes in and replacement value of distribution networks, and other factors deemed appropriate.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

4. Accrued Expenses

The following table summarizes the significant components of accrued expenses:

	December 31,	December 31,
	2012	2011
	(in thousands)
Accrued payroll and payroll related	709	—
Accrued legal	291
Accrued other expenses	72	—
Total accrued expenses	$1,072	$—

5. Notes Payable

Notes payable and long-term debt consists of the following (in thousands):

	December 31,
	2012	2011
	(in thousands)
PSID Note for $200 dated January 11, 2012, bears interest at 5% per annum, net of discount of $43, was originally payable in monthly installments beginning January 11, 2013 through December 11, 2014. Note was amended in July 2013 to allow for conversion into common stock and extend payment terms. See Note 13. (1)	$157	$—
Convertible term note for $125 issued September 25, 2012 net of discount of $31, bears interest at 10% per annum, is convertible into shares of common stock at $0.30 per share and matures on March 31, 2013. Note was issued with warrants to acquire 208 shares of common stock with an exercise price of $0.30 per share. Note was converted into common stock in March 2013. An additional 208 warrants with an exercise price of $0.30 per share were granted in March 2013 as an inducement to the conversion.(2)	94	—
Convertible term note for $125 issued October 12, 2012, net of discount of $39, bears interest at 10% per annum, is convertible into shares of common stock at $0.30 per shares and matures April 10, 2013. Note was issued with warrants to acquire 208 shares of common stock with an exercise price of $0.30 per share. Note was converted into common stock in June 2013. An additional 208 warrants with an exercise price of $0.30 per share were granted in June 2013 as an inducement to the conversion. (1)(2)	86	—
Convertible term note for $100 issued December 31, 2012, net of discount of $55, bears interest at 10% per annum, is convertible into shares of common stock at $0.30 per share and matures June 30, 2013. Note was issued with warrants to acquire 150 shares of common stock with an exercise price of $0.30 per share. Note was converted into common stock in June 2013. An additional 150 warrants with an exercise price of $0.30 per share were granted in June 2013 as an inducement to the conversion.(1)(2)	45	—
Convertible term note for $50 issued December 31, 2012, net of discount of $28, bears interest at 10% per annum, is convertible into shares of common stock at $0.30 per shares and matures June 30, 2013. Note was issued with warrants to acquire 75 shares of common stock with an exercise price of $0.30 per share. Note was converted into common stock in June 2013. An additional 75 warrants with an exercise price of $0.30 per share were granted in June 2013 as an inducement to the conversion.(1)(2)	22	—

Total notes payable	404	—
Less: Current maturities	326	—

Note payable, long-term	$78	$—

Subordinated Convertible Note Payable elected at fair value:

Non-interest bearing subordinated convertible note payable with a principal amount of $3,300 dated December 3, 2012. Note is convertible into shares equal to 1/3 of the shares beneficially held by the CEO on the date of conversion. Note was amended in July 2013 to extend the maturity date to June 2015. The note was recorded at fair value and will be revalued each reporting period with changes in the fair value recorded as other expense/income.	$2,137	$—

(1) These notes have been issued to related parties. See Note 11.

(2) The warrants are more fully described in Note 7.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

The scheduled payments due based on maturities of current and long-term debt and at December 31, 2012 are presented in the following table:

Year:	Amount
(in thousands)
2013	$500
2014	100
2015	3,300

Total payments	$3,900

Interest expense was $0.1 million during the year ended December 31, 2012 of which approximately $31 thousand related to the beneficial conversion feature of the convertible notes. We did not incur any interest expense from December 14, 2011 (inception) to December 31, 2011. The weighted average effective interest rate was 37.62% for the year ended December 31, 2012.

6. Financial Instruments

Fair Value Measurements

We define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, we consider the principal or most advantageous market in which we would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

We apply the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

During 2012, we had no Level 1 or Level 2 assets or liabilities. The convertible note issued to SNC Holdings Corp., which has a convertible option embedded in the note, and the estimated royalty obligations were valued using Level 3 inputs.

Notes Payable and Long-Term Debt

The carrying amount approximates fair value based on management’s estimate of the applied discount rates and fair value adjustments. The subordinated convertible note with an embedded conversion option was discounted at 22.8% over 2 years.

Accounts Payable, Accrued Expenses, Liability to Related Party Under Shared Services Agreement

The carrying amount of these current liabilities approximates fair value because of the short term nature of these items.

Estimated Royalty Obligations

The carrying amount approximates management’s estimate of the present value of royalty obligations that will be paid, discounted at rates ranging from 25% to 60% for a period from 3 to 14 years.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

The liabilities measured at fair value are classified as follows (in thousands):

	December 31, 2012			December 31, 2011
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3

Liabilities:
Subordinated convertible note with an embedded conversion option	$—	$—	$2,137	$—	$—	$—
Estimated royalty obligations	$—	$—	$4,000	$—	$—	$—

The following is a summary of activity of Level 3 liabilities for the period from the dates of acquisition to December 31, 2012:

	Subordinated note with convertible option	Estimated Royalty Obligation

Fair value on dates of acquisition	$2,100	$4,000
Change in fair value	37	-

Balance at December 31, 2012	$2,137	$4,000

7. Stockholders’ Deficit

Common Stock

At December 31, 2012, we had authorized 50.0 million shares of common stock of which 36.8 million were issued and outstanding. Of the issued and outstanding stock, 29.2 million were issued to our founder and Chief Executive Officer. In February 2013, we increased the number authorized shares of common stock to 100.0 million.

Warrants

We have issued warrants exercisable for shares of common stock for consideration, as follows (in thousands, except exercise price):

				Balance
	Warrants	Warrants	Exercised/	December 31,	Exercise	Exercisable
Series / Issue Date	Authorized	Issued	Forfeited	2012	Price	Period (years)
Series A / June 2012	500	500	—	500	$0.07	3
Series B / September 2012	208	208	—	208	$0.30	3
Series C /October 2012	208	208	—	208	$0.30	3
Series D /December 2012	75	75	—	75	$0.30	5
Series E /December 2012	150	150	—	150	$0.30	5

	1,141	1,141	—	1,141

The Series A warrants, were issued in connection with a stock subscription agreement under which we also issued 0.2 million shares of our common stock to an investor. The Series A warrants are exercisable at any time during the exercisable periods. The Series A warrant agreement provides for the number of shares to be adjusted in the event of a stock split, a reverse stock split, a share exchange or other conversion or exchange event in which case the number of warrants and the exercise price of the warrants shall be adjusted on a proportional basis.

The Series B, C, D and E warrants were issued in connection with promissory notes, which are more fully described in Note 5. The warrants are exercisable at any time during the exercisable periods. The warrant agreements provide for the number of shares to be adjusted in the event of a stock split, a reverse stock split, a share exchange or other conversion or exchange event in which case the number of warrants and the exercise price of the warrants shall be adjusted on a proportional basis. The total value of these warrants of $0.1 million will be amortized to interest expense over the life of the promissory notes and accordingly, we recorded $31 thousand of non-cash interest expense related to these warrants during 2012.

We determined the value of the warrants issued in 2012 utilizing the following assumptions in the BSM valuation model:

	Dividend		Expected	Risk-Free	Date of the
Warrants Issued	Yield	Volatility	Lives (Yrs.)	Rate	Assumptions
Series A	0.00%	126.00%	3	.34%	June 1, 2012
Series B	0.00%	126.00%	3	.35%	September 25, 2012
Series C	0.00%	126.00%	3	.35%	October 12, 2012
Series D	0.00%	126.00%	5	.72%	December 31, 2012
Series E	0.00%	126.00%	5	.72%	December 31, 2012

Stock Option Plans

In accordance with the Compensation – Stock Compensation Topic of the Codification, awards granted are valued at fair value and compensation cost is recognized on a straight line basis over the service period of each award. Upon exercise of stock options, our policy is to issue new shares from our authorized but unissued balance of common stock outstanding that have been reserved for issuance under our stock option plans. A summary of the status of our two stock options plan as of December 31, 2012, is presented below.

With the acquisition of PAH in January 2012, we acquired a stock option plan, referred to as the PAH Plan. Under the PAH Plan, the number of shares authorized to be issued or sold, or for which options, Stock Appreciation Rights (“SARs”), or Performance Shares may be granted to our officers, directors, employees and consultants is approximately 6.9 million. As of December 31, 2012, approximately 6.7 million options have been granted, net of forfeitures, approximately 6.7 million options are outstanding, and 0.2 million shares are available for future issuance. The options were fully vested on the date of acquisition of PAH in January 2012. Of the outstanding options, 3.9 million expire in 2020 and 2.8 million expire in 2021.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

Under our 2012 Stock Plan, the number of shares authorized to be issued or sold, or for which options, SARs, or Performance Shares may be granted to our officers, directors, employees and consultants is approximately 10.0 million. As of December 31, 2012, 1.4 million options have been granted, net of forfeitures, 1.4 million options are outstanding, and 8.6 million shares are available for future issuance. The options vest as determined by our board of directors and expire, on average, five years from the date of grant.

Stock Option Activity

During 2012, the fair value of the options granted under the 2012 Stock Plan had a weighted average fair value of $0.17 per share. There were no stock options granted or outstanding from December 14, 2011 (inception) to December 31, 2011.

We account for our stock-based compensation plans in accordance with ASC 718-10, Compensation – Stock Compensation. Under the provisions of ASC 718-10, the fair value of each stock option is estimated on the date of grant using a BSM option-pricing formula, and amortizing that value to expense over the over the expected performance or service periods using the straight-line attribution method. The weighted average values of the assumptions used to value the options granted in 2012 under the 2012 Stock Plan were as follows: expected term of 5 years, expected volatility of 126%, risk-free interest rates of 0.67%, and expected dividend yield of 0%. The expected life represents an estimate of the weighted average period of time that options are expected to remain outstanding given consideration to vesting schedules and the Company’s historical exercise patterns. Expected volatility is estimated based on the historical volatility of similar companies’ common stock. The risk free interest rate is estimated based on the U.S. Federal Reserve’s historical data for the maturity of nominal treasury instruments that corresponds to the expected term of the option. The expected dividend yield is 0% based on the fact that we have never paid dividends and have no present intention to pay dividends. See Note 2 for the fair value of the options assumed in the PAH acquisition and the assumptions used in the BSM model used to value the options.

During the year ended December 31, 2012, we recorded approximately $0.4 million in compensation expense related to the stock options granted under the 2012 Stock Plan to our directors, employees and consultants (who provide corporate support services).

A summary of the stock option activity for our stock options plans for 2012 is as follows (shares in thousands):

	2012		2011
		Weighted-		Weighted-
		Average		Average
	Number	Exercise	Number	Exercise
	of Options	Price	of Options	Price

Outstanding on January 1	—	$—	—	$—
Assumed in PAH acquisition	6,850	0.01
Granted	2,400	0.20	—	—
Forfeited or expired	(1,225)	0.06	—	—
Outstanding at December 31	8,025	0.06	—	—

Exercisable at December 31(1)	6,625	0.01	—	—
Vested or expected to vest at December 31(2)	8,025	0.06	—	—
Shares available on December 31 for options that may be granted	8,825		—

(1)

The intrinsic value of a stock option is the amount by which the fair value of the underlying stock exceeds the exercise price of the option. The fair value of our common stock was $0.30 at December 31, 2012. As of December 31, 2012, the aggregate intrinsic value of options outstanding, exercisable and vested or expected to vest was $1.9 million.

(2)	The weighted average remaining contractual life for exercisable options is 7.9 years, and for options vested or expected to vest, is 7.3 years, as of December 31, 2012.

As of December 31, 2012, there was no unrecognized compensation cost related to unvested stock options granted under our plans, as all unvested options at December 31, 2012 vest on January 1, 2013. No options vested in 2012.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

The following table summarizes information about our stock options at December 31, 2012 (shares in thousands):

	Outstanding Options			Exercisable Stock Options
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
		Contractual	Exercise		Exercise
Range of Exercise Prices	Shares	Life in Years	Price	Shares	Price
$0.00 to $0.10	6,625	7.9	$0.01	6,625	$0.01
$0.11 to $0.20	—	—	—	—	—
$0.21 to $0.30	1,400	4.6	0.30	—	—
Total stock options	8,025	7.3	0.06	6,625	0.01

8. Income Taxes

The benefit for income taxes consists of:

	December 31, 2012	December 14, 2011 (Inception) to December 31, 2011
Current income tax benefit	—	—

Deferred income taxes benefit	800	—
Total income tax benefit	$800	$—

The income tax benefit for 2012 related to the recognition of a deferred tax liability associated with the PAH acquisition. We have incurred losses and therefore have provided a valuation allowance of approximately $0.1 million against our net deferred tax asset.

The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:

	2012	2011
Deferred tax assets:
Accrued compensation and stock-based compensation	$401	$—
Net operating loss carryforwards	454	7
Gross deferred tax assets	855	7
Valuation allowance	(152)	(7)
Deferred tax liabilities:
Amortization of intangible assets	(703)	—
Gross deferred tax liabilities	(703)	—
Net Deferred Tax Assets	$—	$—

The valuation allowance for deferred tax assets increased by $0.2 million in 2012, due primarily to the generation of net operating losses

At December 31, 2012, we had U.S. net operating loss carryforwards of approximately $1.2 million for income tax purposes, which expire in 2032.

The amount of any benefit from our U.S. tax net operating losses is dependent on: (1) our ability to generate future taxable income and (2) the unexpired amount of net operating loss carryforwards available to offset amounts payable on such taxable income. Any greater than a fifty percent change in ownership under IRC section 382 places significant annual limitations on the use of our U.S. net operating losses to offset any future taxable U.S. income we may generate. Certain transactions could cause a more than fifty percent ownership change in the future, including (a) additional issuances of shares of common stock by us or (b) acquisitions or sales of shares by certain holders of our shares, including persons who have held, currently hold, or accumulate in the future five percent or more of our outstanding stock.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

The reconciliation of the effective tax rate with the statutory federal income tax (benefit) rate is as follows:

	2012	2011
	%	%

Statutory tax/(benefit) rate	(35)	(35)
State income taxes, net of federal benefits	(4)	(4)
Change in deferred tax asset valuation allowance	6	39
	(33)	—

We file income tax returns in the U.S. federal jurisdiction and various states in which we operate. We have not yet filed our U.S. federal and state income tax returns for 2012 and we do not currently have any examinations ongoing. Tax returns for the years 2011 onwards are subject to federal, state or local examinations. The Company has no unrecognized tax benefits for the years ended December 31, 2012 and 2011.

9. Loss Per Share

A reconciliation of the numerator and denominator of basic and diluted loss per share is provided as follows, in thousands, except per share amounts:

	For the Year Ended December 31, 2012	For the Period from December 31, 2011 (Inception) to December 2011
Numerator for basic and diluted loss per share:
Loss from continuing operations	$(1,605)	$(18)
Denominator for basic and diluted loss per share:
Basic and diluted weighted-average shares outstanding (1)	34,211	—
Loss per share — basic and diluted
Total — basic and diluted	$(0.05)	$(0.00)

(1)The following stock options and warrants and shares issuable upon conversion of convertible notes payable outstanding at December 31, 2012 were not included in the computation of dilutive loss per share because the net effect would have been anti-dilutive:

	December 31, 2012	December 31, 2011
	(in thousands)
Stock options	8,025	—
Warrants	1,141	—
Shares issuable upon conversion of convertible notes payable	12,097	—
	21,263	—

10. Commitments and Contingencies

Rentals of space, a vehicle, and office equipment under operating leases amounted to approximately $11 thousand for the year ended December 31, 2012. We did not incur rent expense from December 14, 2011 (inception) to December 31, 2011. We lease our headquarter office facility under a lease expiring in May 2018.

Employment Arrangements

We had the following employment arrangements effective as of December 31, 2012:

Employment Agreement with Scott R. Silverman

Effective January 1, 2012, we and our CEO, Mr. Scott R. Silverman entered into the Employment and Non-Compete Agreement (the “2012 Employment Agreement”). The 2012 Employment Agreement terminated five years from the effective date. The 2012 Employment Agreement provided for an annual base salary in 2012 of $300,000 with minimum annual increases of 10% of the base salary and an annual bonus equal to the annual base salary then in effect. Mr. Silverman was also entitled to an annual non-allocable expense payment of $45,000 each year and other fringe benefits. If Mr. Silverman’s employment was terminated prior to the expiration of the term of the 2012 Employment Agreement, Mr. Silverman was to receive (i) all earned but unpaid salary and bonuses; (ii) the greater of the base salary from the date of termination through December 31, 2016 or two times the base salary; and (iii) the average bonus paid by us to Mr. Silverman for the last three full calendar years (or such lesser time period if the 2012 Employment Agreement was terminated less than three years from the effective date), plus certain fringe benefits required to be paid by us. In addition, the 2012 Employment Agreement contained a change of control provision that provided for the payment of five times the then current base salary and five times the average bonus paid to Mr. Silverman for the three full calendar years immediately prior to the change of control, as defined in the 2012 Employment Agreement. Any outstanding stock options and restricted stock held by Mr. Silverman as of the date of his termination or a change of control became vested and exercisable as of such date, and remained exercisable during the remaining life of the option. Mr. Silverman’s 2012 Employment Agreement was terminated effective July 8, 2013 at which time Mr. Silverman entered into a new employment agreement as more fully discussed in Note 13.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

Employment Agreement with Randolph Geissler

On January 2, 2013, we entered into an employment agreement with our president, Mr. Randolph Geissler with an effective date of September 1, 2012 (the “Geissler 2012 Agreement”). The Geissler 2012 Agreement called for an annual base salary of $200,000 and discretionary annual and incentive bonuses. The term of the Geissler 2012 Agreement was two years from the effective date and could be extended by mutual consent of the parties. The Geissler 2012 Agreement also provided for the issuance on January 2, 2013 of 4.5 million restricted shares of our common stock, which vested the earlier of January 2, 2015 or a change of control of the Company. Payments of compensation under the Geissler 2012 Agreement commenced within 30 days of us receiving a capital investment from any third party in excess of $5.0 million, the first payment of which was to be retroactive to September 1, 2012 and included any and all sums due and owing to Mr. Geissler at that time. Upon termination of the Geissler 2012 Agreement by Mr. Geissler or us, Mr. Geissler was entitled to receive any earned but unpaid salary and bonuses and all outstanding stock options and restricted stock was to be forfeited. Upon termination of the agreement by us without cause, Mr. Geissler was also entitled to receive certain fringe benefits through December 2014. Upon a change of control as defined in the agreement, Mr. Geissler was entitled to receive any earned but unpaid salary and bonuses and any outstanding stock options and restricted stock was to vest and the stock options were to remain exercisable through the life of the option. The Geissler 2012 Agreement was terminated effective July 8, 2013 at which time Mr. Geissler entered into a new employment agreement as more fully discussed in Note 13.

The approximate minimum payments required under operating leases and employment contracts that have initial or remaining terms in excess of one year at December 31, 2012, are as follows (in thousands):

	Minimum
	Rental	Employment
Year	Payments	Contracts
2013	$30	$972
2014	48	954
2015	47	948
2016	40	1,087
2017	42	—
Thereafter	17	—

	$224	$3,961

For purposes of the above schedule, it is assumed that payments under the employment agreement with Mr. Geissler commence in 2013.

11. Related Party Transactions

Shared Services Agreement with PSID

We entered into a shared services agreement (“SSA”) with PSID on January 11, 2012, pursuant to which PSID agreed to provide certain services, including administrative, rent, accounting, business development and marketing, to us in exchange for $30,000 per month. The SSA has also included working capital advances from time to time. The term of the SSA commenced on January 23, 2012. The first payment for such services was not payable until we received gross proceeds of a financing of at least $500,000. On June 25, 2012, the level of resources provided under the SSA was reduced and the agreement was amended, pursuant to which all amounts owed to PSID under the SSA as of May 31, 2012 were converted into 2,285,779 shares of our common stock valued at $0.2 million. In addition, effective June 1, 2012, the monthly charge for the shared services under the Shared Services Agreement was reduced from $30,000 to $12,000.

On August 28, 2012, the SSA was further amended to align with the level of services being provided, pursuant to which, effective September 1, 2012, the monthly charge for the shared services under the SSA was reduced from $12,000 to $5,000. As of December 31, 2012, we owed PSID $138 thousand, for shared services and working capital advances. On April 22, 2013, we and PSID entered into a non-binding letter agreement in which PSID agreed to provide up to an additional $60,000 of support during April and May 2013.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

Notes Payable

During 2012, we issued notes payable to certain directors, officers and a relative of a director. These notes are further discussed in Note 5.

Issuance of Shares to Blue Moon Energy Partners, LLC

In April 2012, we issued 1,142,857 shares to Blue Moon Energy Partners, LLC (“Blue Moon”) for a cash value of $80,000. Our chief executive officer is a manager and controlling person of R&R Consulting Partners, LLC which is a member with a 50% interest in Blue Moon.

12. Supplemental Cash Flow Information

We had the following non-cash operating, investing and financing activities (in thousands):

	For the year ended December 31, 2012	From December 14, 2011 (Inception) to December 31, 2011
Non-cash operating activities:
Issuance of shares of common stock to settle the partial payment under a shared services agreement	$160	$—
Non-cash investing and financing activities:
Acquisition of assets under asset purchase agreement for note payable and estimated royalty obligations	$5,820	$—
Acquisition of assets for common stock, stock options assumed and a promissory note	$1,200	$—

13. Subsequent Events

Share Exchange Agreement with Digital Angel

On June 24, 2013, we and our stockholders entered into a share exchange agreement (the “Exchange Agreement”) with Digital Angel Corporation (“Digital Angel”) and on July 8, 2013, we closed the transaction. Pursuant to the terms of the Exchange Agreement, we exchanged all of our issued and outstanding shares of common stock for 4,107,592 shares of Digital Angel’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”). On July 10, 2013, Digital Angel realized that it incorrectly issued the Series B Preferred Stock and as result, on July 12, 2013, it exchanged the Series B Preferred Stock for 410,759 shares of its newly created Series C convertible preferred stock, par value $10.00 (the “Series C Preferred Stock”). The terms of the Series C Preferred Stock are substantially similar to the Series B Preferred Stock, including the aggregate number of shares of common stock into which the Series C Preferred Stock is convertible. Each share of Series C Preferred Stock will be converted into twenty shares of Digital Angel’s common stock, par value $0.01 per share (the “Conversion Shares”), automatically upon the effectiveness of the Reverse Stock Split (as defined below) (such transaction is sometimes to referred to herein as the “Share Exchange”). In addition, all outstanding stock options to purchase shares of our common stock, whether or not exercisable or vested, will be converted into options to acquire shares of Digital Angel’s common stock (the “Substitute Options”), and all outstanding warrants to purchase shares of our common stock will be converted into warrants to purchase shares of Digital Angel’s common stock (the “Converted Warrants”). As a result of the Share Exchange and the issuance of the Substitute Options and the Converted Warrants, we became a wholly-owned subsidiary of Digital Angel, and our shareholders owned on July 12, 2013 approximately 91% of Digital Angel’s common stock, on an as converted, fully diluted basis (including outstanding stock options and warrants). Based on the terms of the transaction, we were the accounting acquirer and as a result, going forward, our operating results became the historical operating results of Digital Angel.

The Series C Preferred Stock consists of 500,000 authorized shares, 410,759 of which have been issued. The shares of Series C Preferred Stock issued to our shareholders in connection with the Share Exchange will, by their principal terms:

(a)

convert into a total of 8,215,184 Conversion Shares, at which time the Conversion Shares will constitute approximately 88% of the issued and outstanding shares of common stock of Digital Angel, following the “Reverse Stock Split” (as defined below);

(b)	have the same voting rights as holders of Digital Angel’s common stock on an as-converted basis for any matters that are subject to stockholder vote;
(c)	not be entitled to any dividends; and
(d)	be treated pari passu with the common stock on liquidation, dissolution or winding up of Digital Angel.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

On July 12, 2013, Digital Angel obtained approval from a majority of its shareholders for and will effectuate a one for thirty (1:30) reverse stock split (the “Reverse Stock Split”). The Reverse Stock Split would cause the total number of shares of common stock outstanding, including the shares underlying the Series C Preferred Stock, to equal 9,286,007 shares of Digital Angel based on the shares outstanding on September 4, 2013. The Reverse Stock Split will not affect the number of shares of Digital Angel’s authorized common stock.

In connection with the Share Exchange, Digital Angel is also going to change its name to “VeriTeQ Corporation.”

On July 12, 2013, pursuant to the Exchange Agreement, a majority of Digital Angel’s voting stockholders adopted resolutions by written consent approving the Digital Angel Corporation 2013 Stock Incentive Plan, under which employees, including officers and directors, and consultants may receive awards.

New Employment Agreements of Executive Officers

In connection with the closing of the transaction with Digital Angel, Digital Angel’s former board of directors approved employment agreements with Messrs. Silverman and Geissler.

Employment Agreement between Digital Angel and Scott R. Silverman

Effective with the closing of Exchange Agreement, Digital Angel and Mr. Silverman entered into a new employment agreement (the “Silverman Employment Agreement”) appointing Mr. Silverman as the chief executive officer of Digital Angel, effective as of July 8, 2013 until December 31, 2016. Under the Silverman Employment Agreement, Mr. Silverman will receive a base salary of $330,000, which base salary will be reviewed annually and is subject to a minimum increase of 5% per annum during each calendar year of the term. During the term, Mr. Silverman will be eligible to receive an annual bonus, subject to approval of the board, ranging from 0% to 100% of earned base salary based on performance metrics and goals determined annually by the board. Mr. Silverman is also entitled to (i) an annual non-allocable expense payment of $30,000 payable in two equal installments on or before April 1st and October 1st of each year; (ii) reimbursement of $1,000 per month towards automobile lease or financing payments; (iii) reimbursement of disability insurance of up to $1,000 per month; and (iv) reimbursement of health benefits of up to $5,000 per year.

Under the Silverman Employment Agreement, Digital Angel agreed to satisfy certain currently unpaid contractual obligations under Mr. Silverman’s 2012 Employment Agreement aggregating $912,116 (the “Silverman Contractual Obligations”) if Digital Angel receives gross proceeds of an aggregate of $3,000,000 in cash in any capital investment or capital raise or series of capital investments or capital raises. The Silverman Contractual Obligations shall be payable as follows: (i) one-third (1/3rd) in cash and (ii) two-thirds (2/3rds) in shares of restricted Digital Angel common stock, based on the closing price of a share of Digital Angel’s common stock on the closing date of the investment.

If Mr. Silverman’s employment is terminated prior to the expiration of the term, certain payments become due. In the event Mr. Silverman is terminated with cause or he terminates for any reason other than good reason, Mr. Silverman is entitled to receive (i) earned or accrued but unpaid, base salary, through the date of termination, (ii) any bonus earned or accrued and vested, but unpaid, (iii) the economic value of the employee’s accrued, but unused, vacation time, and (iv) any unreimbursed business expenses incurred by the employee (collectively, the “Accrued Obligations”). In the event Mr. Silverman is terminated without cause or he terminates for good reason, Mr. Silverman is entitled to receive the Accrued Obligations and a termination payment equal to his base salary from the date of termination through December 31, 2016, plus the average annual bonus paid over the last three (3) full calendar years (or 60% of his base salary if the Silverman Employment Agreement is terminated before Mr. Silverman has been employed for three full years), plus certain benefits as set forth in the Silverman Employment Agreement.

In addition, the Silverman Employment Agreement contains a change of control provision that provides for the payment of 299% of Mr. Silverman’s base salary plus 299% of the average annual bonus paid over the last three (3) full calendar years (or 60% of base salary if the Silverman Employment Agreement is terminated before Mr. Silverman has been employed for three full years). Any outstanding stock options and unvested restricted stock held by Mr. Silverman as of the date of termination (other than for cause or by Mr. Silverman without good reason) or a change of control shall become vested and exercisable as of such date, and remain exercisable during the life of the option. In the event Mr. Silverman is terminated for cause or terminates without good reason, any unvested options and restricted stock awards shall terminate and all vested options shall remain exercisable for a period of ninety (90) days. The Silverman Employment Agreement also contains non-compete and confidentiality provisions which are effective from the date of employment through eighteen months from the date the Silverman Employment Agreement is terminated.

VeriTeQ Acquisition Corporation

(A Development Stage Company)

Notes to Consolidated Financial Statements (continued)

Employment Agreement between the Company and Randolph K. Geissler

Effective with the closing of Exchange Agreement, Digital Angel and Mr. Geissler entered into a new employment agreement (the “Geissler Employment Agreement”) appointing Mr. Geissler as president of Digital Angel, effective as of July 8, 2013. The Geissler Employment Agreement is for a term of two (2) years and is renewable for additional one (1) year periods upon mutual agreement. Under the Geissler Employment Agreement, Mr. Geissler will receive a base salary of $200,000, which base salary will be reviewed annually and is subject to a minimum increase of 5% per annum each calendar year. Mr. Geissler will be eligible to receive an annual bonus, subject to approval of the board, ranging from 0% to 100% of earned base salary based on performance metrics and goals determined annually by the board.

Under the Geissler Employment Agreement, the Company agreed to satisfy certain currently unpaid contractual obligations under Mr. Geissler’s January 2, 2013 employment agreement of $166,666 (the “Geissler Contractual Obligations”) if Digital Angel receives gross proceeds of an aggregate of $3,000,000 in cash in any capital investment or capital raise or series of capital investments or capital raises. The Geissler Contractual Obligations shall be payable as follows: (i) one-third (1/3rd) in cash and (ii) two-thirds (2/3rds) in shares of restricted Digital Angel common stock, based on the closing price of a share of Digital Angel’s common stock on the closing date of the investment.

If Mr. Geissler’s employment is terminated for cause or he terminates for any reason other than good reason, Mr. Geissler is entitled to receive the Accrued Obligations. In the event Mr. Geissler is terminated without cause or he terminates for good reason, or is terminated as a result of a change of control, Mr. Geissler is entitled to receive the Accrued Obligations and a termination payment equal to his base salary plus a target bonus of 60% of his base salary. Any outstanding stock options and unvested restricted stock held by Mr. Geissler as of the date of termination (other than for cause or by Mr. Geissler without good reason) or a change of control shall become vested and exercisable as of such date, and remain exercisable during the life of the option. In the event Mr. Geissler is terminated for cause or terminates without good reason, any unvested options and restricted stock awards shall terminate and all vested options shall remain exercisable for a period of ninety (90) days. The Geissler Employment Agreement also contains non-compete and confidentiality provisions which are effective from the date of employment through one year from the date the Geissler Employment Agreement is terminated.

Investment from Digital Angel Corporation Director

Following Digital Angel’s approval of the Share Exchange, we approached Digital Angel for a small, short-term bridge loan or equity investment. In light of the many conditions to closing, Digital Angel’s board decided not to make the loan or investment. Digital Angel’s then interim chief executive officer and president and then chairman of Digital Angel’s board, Daniel E. Penni, agreed to make a $25,000 equity investment in us. As a result of such investment in June 2013, Mr. Penni owned 100,000 shares of our common stock, which have been exchanged for 954 shares of Digital Angel’s Series C Preferred Stock. Mr. Penni continues to serve as a member of Digital Angel’s board.

Letter Agreement with PSID

On July 8, 2013, we entered into a letter Agreement with PSID (the “July Letter Agreement”) to amend certain terms of several agreements between PSID and us. The July Letter Agreement amended certain terms of the SSA entered into between PSID and us on January 11, 2012, as amended, the APA entered into on August 28, 2012, as amended, and the PSID Note dated January 11, 2012, in favor of PSID in the principal amount of $200,000. Digital Angel has agreed to assume the obligations under the PSID Note in connection with the Share Exchange as of the date of the July Letter Agreement.

The July Letter Agreement defines the conditions of:

(iv)

The termination of the SSA, including payment of approximately $290,000 owed from us to PSID on July 8, 2013 as soon as possible with any unpaid balance due and payable upon our completing a capital raise in excess of $3 million. In the event the balance is unpaid at October 31, 2013, interest will accrue at a rate of 10% per annum.

(v)

The elimination of minimum royalties payable to PSID under the APA in their entirety. In the event that royalty payments under the APA based on our attainment of certain sales levels are not at least $800,000 for the calendar year 2014, PSID shall have the option to require us to transfer the patents acquired to PSID. If PSID chooses to not exercise this option, PSID shall have the option to receive a non-exclusive perpetual, worldwide, fully paid license to said patents.

(vi)

An amendment to the PSID Note, with a principal and interest balance of $228,000 on July 8, 2013, to provide that no interest will accrue on the PSID Note from July 8, 2013 to September 30, 2013 and to include a conversion feature under which the PSID Note may be repaid, at the Company’s option, in Digital Angel’s common stock in lieu of cash.

Pursuant to the terms of the July Letter Agreement, Digital Angel is in the process of issuing 1.5 million shares of its common stock in connection with the repayment of the PSID Note and has agreed to issue an additional 3,073,800 shares of common stock as soon as possible thereafter. The shares to be issued by Digital Angel to PSID under the July Letter Agreement will be issued in private placement in reliance upon the exemption from the registration requirements set forth in the Act provided for in Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated by the SEC thereunder.

Annex A

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
DIGITAL ANGEL CORPORATION

Digital Angel Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, (the “Corporation”) does hereby certify as follows:

FIRST: The name of this corporation is Digital Angel Corporation.

SECOND: The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was March 7, 2007 (as Applied Digital Solutions, Inc.) and which has been amended from time to time (as amended to date, the “Certificate of Incorporation”).

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Certificate of Incorporation as follows:

A.     Article One of the Certificate of Incorporation is hereby deleted and replaced with the following:

“The name of the corporation is VeriTeQ Corporation (the “Corporation”).”

B.     Article Three of the Certificate of Incorporation is hereby amended to provide that:

Effective at [ ].m. on [ ], 2013 (the “Effective Time”), every 30 shares of Common Stock issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into one (1) validly issued, fully paid and non-assessable share of Common Stock (“New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. No stockholder of the Corporation shall transfer any fractional shares of Common Stock. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock. A holder of Old Common Stock who otherwise would be entitled to receive fractional shares of New Common Stock because they hold a number of shares of Old Common Stock not evenly divisible by the Reverse Stock Split ratio will be entitled to receive a cash payment equal to the product obtained by multiplying (a) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest, by (b) the volume weighted average price of the Old Common Stock as reported on The OTC Market, or other principal market of the Old Common Stock, as applicable, on the date of the Effective Time of the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Old Common Stock (“Old Certificates”), shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by the Old Certificate shall have been combined. Except as set forth above in this paragraph, Article Three of the Certificate of Incorporation remains in full force and effect.

FOURTH: That, the stockholders of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware, by written consent of the holders of the number of shares of voting stock required to approve the action at a meeting, approved the amendments.

FIFTH: This Certificate of Amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, Digital Angel Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on October ___, 2013.

DIGITAL ANGEL CORPORATION

By:
Name:	Scott R. Silverman
Title:	Chief Executive Officer

Annex B

DIGITAL ANGEL CORPORATION
2013 STOCK INCENTIVE PLAN

1. Purposes of the Plan.  The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the long-term success of the Company’s business and to link participants’ directly to stockholder interests through increased stock ownership. Awards granted under the Plan may be Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Units, Performance Shares, Cash Awards and Other Stock Based Awards.

2. Definitions.  As used herein, the following definitions shall apply:

(a) “Affiliate” means a Parent, a Subsidiary, an entity that is not a Parent or Subsidiary but which has a direct or indirect ownership interest in the Company or in which the Company has a direct or indirect ownership interest, an entity that is a customer or supplier of the Company, an entity that renders services to the Company, or an entity that has an ownership or business affiliation with any entity previously described in this Section 2(a).

(b) “Applicable Law” means the legal requirements relating to the administration of the Plan under applicable federal, state, local and foreign corporate, tax and securities laws, and the rules and requirements of any stock exchange or quotation system on which the Common Stock is listed or quoted.

(c) “Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit or Performance Share, Cash Award or Other Stock Based Award granted under the Plan.

(d) “Award Agreement” means the agreement, notice and/or terms or conditions by which an Award is evidenced, documented in such form (including by electronic communication) as may be approved by the Committee.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash Award” means an award payable in the form of cash.

(g) “Change in Control” means the happening of any of the following:

(i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any third-party “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled generally to vote in the election of the Board (other than the occurrence of any contingency); or

(ii) the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, which is approved by the stockholders of the Company as may be required by law.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means the committee as defined under Section 4(a)(i) of the Plan.

(j) “Compensation Committee” means the Compensation Committee of the Board.

(k) “Common Stock” means the common stock, $0.01 par value, of the Company.

(l) “Company” means Digital Angel Corporation, a Delaware corporation.

(m) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate and who is compensated for such services, including without limitation non-Employee Directors. In addition, as used herein, “consulting relationship” shall be deemed to include service by a non-Employee Director as such.

(n) “Continuous Status as an Employee or Consultant” means that the employment or consulting relationship is not interrupted or terminated by the Company or Affiliate, as applicable. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved in writing by the Board or a person designated in writing by the Board as authorized to approve a leave of absence, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute, or (ii) transfers between locations of the Company or between the Company, a Parent, a Subsidiary or successor of the Company; or (iii) a change in the status of the Grantee from Employee to Consultant or from Consultant to Employee.

(o) “Covered Stock” means the Common Stock subject to an Award.

(p) “Date of Grant” means the date on which the Committee makes the determination granting the Award, or such other later date as is determined by the Committee. Notice of the determination shall be provided to each Grantee within a reasonable time after the Date of Grant.

(q) “Date of Termination” means the date on which a Grantee’s Continuous Status as an Employee or Consultant terminates.

(r) “Director” means a member of the Board of Directors of the Company.

(s) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(t) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Exchange Agreement” means the Share Exchange Agreement dated as of June 24, 2013 between the Company, VeriTeQ Acquisition Corporation (“VeriTeQ”) and the shareholders of VeriTeQ.

(w) “Fair Market Value” means the value of a share of Common Stock. If the Common Stock is actively traded on any national securities exchange, including, but not limited to, the NASDAQ Stock Market or the New York Stock Exchange, Fair Market Value shall mean the closing price at which sales of Common Stock shall have been sold on the date of determination, as reported by any such exchange selected by the Committee on which the shares of Common Stock are then traded. If the shares of Common Stock are not actively traded on any such exchange, Fair Market Value shall mean the arithmetic mean of the bid and asked prices for the shares of Common Stock on the most recent trading date within a reasonable period prior to the determination date as reported by such exchange. If there are no bid and asked prices within a reasonable period or if the shares of Common Stock are not traded on any exchange as of the determination date, Fair Market Value shall mean the fair market value of a share of Common Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Common Stock in the hands of the Grantee; provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of a share of Common Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Common Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value and provided further that, for purposes of granting Incentive Stock Options, Fair Market Value of a share of Common Stock shall be determined in accordance with the valuation principles described in the regulations promulgated under Code Section 422.

(x) “Grantee” means an individual who has been granted an Award.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means a stock option granted under the Plan.

(cc) “Other Stock Based Award” means an award that is valued in whole or in part by reference to, or is otherwise based on, Common Stock.

(dd) “Parent” means a corporation, whether now or hereafter existing, in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company holds at least 50 percent of the voting shares of one of the other corporations in such chain.

(ee) “Performance Based Compensation” means compensation which meets the requirements of Section 162(m)(4)(C) of the Code.

(ff) “Performance Based Restricted Stock” means an Award of Restricted Stock which meets the requirements of Section 162(m)(4)(C) of the Code, as described in Section 8(b) of the Plan.

(gg) “Performance Period” means the time period during which the performance goals established by the Committee with respect to a Performance Unit or Performance Share, pursuant to Section 9 of the Plan, must be met.

(hh) “Performance Share” has the meaning set forth in Section 9 of the Plan.

(ii) “Performance Unit” has the meaning set forth in Section 9 of the Plan.

(jj) “Plan” means this Digital Angel Corporation 2013 Stock Incentive Plan.

(kk) “Restricted Stock Award” means Shares that are awarded to a Grantee pursuant to Section 8 of the Plan.

(ll) “Reverse Stock Split” means the reverse stock split as contemplated in the Exchange Agreement.

(mm) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(nn) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(oo) “Stock Appreciation Right” or “SAR” means the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment, as set forth in Section 7 of the Plan.

(pp) “Subsidiary” means a corporation or other entity, domestic or foreign, of which not less than 50 percent of the voting shares or voting securities are held by the Company or a Subsidiary, whether or not such corporation or entity now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Stock Subject to the Plan.  Subject to the provisions of Section 13 of the Plan and except as otherwise provided in this Section 3, the maximum aggregate number of Shares that may be subject to Awards under the Plan since the Plan became effective is 5,000,000 Shares, of which 500,000 can be issued as Incentive Stock Options. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option or SAR expires or is terminated, surrendered or cancelled without having been fully exercised, if Restricted Stock Awards, Performance Shares or Performance Units are forfeited, or if any other grant results in any Shares not being issued, the Shares covered by such Award shall again become available for future Awards under the Plan (unless the Plan has terminated). Any Shares which are used as full or partial payment to the Company upon exercise of an Option or for any other Award that requires a payment to the Company shall be available for purposes of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i)  Administration.  The Plan shall be administered by the Compensation Committee, or a committee designated by the Board consisting of only “outside directors” of the Board as defined in Section 162(m) of the Code and to satisfy Applicable Law if there is not a Compensation Committee (collectively referred to as the “Committee”).

(ii) Rule 16b-3.  To the extent the Committee considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Section 162(m) of the Code.  To the extent the Committee considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Section 162(m) of the Code.

(b) Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(v) of the Plan;

(ii) to select the Grantees to whom Awards will be granted under the Plan;

(iii) to determine whether, when, to what extent and in what types and amounts Awards are granted under the Plan;

(iv) to determine the number of shares of Common Stock to be covered by each Award granted under the Plan;

(v) to determine the forms of Award Agreements, which need not be the same for each grant or for each Grantee, and which may be delivered electronically, for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan. Such terms and conditions, which need not be the same for each grant or for each Grantee, include, but are not limited to, the exercise price, the time or times when Options and SARs may be exercised (which may be based on performance criteria), the extent to which vesting is suspended during a leave of absence, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee shall determine;

(vii) to construe and interpret the terms of the Plan and Awards;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limiting the generality of the foregoing, rules and regulations relating to the operation and administration of the Plan to accommodate the specific requirements of local and foreign laws and procedures;

(ix) to modify or amend each Award (subject to Section 15 of the Plan). However, the Committee may not modify or amend any outstanding Option or SAR to reduce the exercise price of such Option or SAR, as applicable, below the exercise price as of the Date of Grant of such Option or SAR. In addition, no Option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or SAR or other Award having a lower exercise price;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

(xi) to determine the terms and restrictions applicable to Awards;

(xii) to make such adjustments or modifications to Awards granted to Grantees who are Employees of foreign Subsidiaries as are advisable to fulfill the purposes of the Plan or to comply with Applicable Law;

(xiii) to delegate its duties and responsibilities under the Plan with respect to sub-plans applicable to foreign Subsidiaries, except its duties and responsibilities with respect to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act;

(xiv) to provide any notice or other communication required or permitted by the Plan in either written or electronic form;

(xv) to correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Award Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and

(xvi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Committee’s Decision.  The Committee’s decisions, determinations and interpretations shall be final and binding on all Grantees and any other holders of Awards.

5. Eligibility and General Conditions of Awards.

(a) Eligibility.  Awards other than Incentive Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Award may be granted additional Awards.

(b) Maximum Term.  Subject to the following provision, the term during which an Award may be outstanding shall not extend more than ten years after the Date of Grant, and shall be subject to earlier termination as specified elsewhere in the Plan or Award Agreement.

(c) Award Agreement.  To the extent not set forth in the Plan, the terms and conditions of each Award, which need not be the same for each grant or for each Grantee, shall be set forth in an Award Agreement. The Committee, in its sole and absolute discretion, may require as a condition to any Award Agreement’s effectiveness that the Award Agreement be executed by the Grantee, including by electronic signature or other electronic indication of acceptance, and that the Grantee agree to such further terms and conditions as specified in the Award Agreement. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan and the Agreement shall be subject to all of the terms of the Plan.

(d) Termination of Employment or Consulting Relationship.  In the event that a Grantee’s Continuous Status as an Employee or Consultant terminates (other than upon the Grantee’s Retirement (defined below), death, Disability, or Termination by Employer Not for Cause (defined below)), then, unless otherwise provided by the Award Agreement or the Grantee’s employment agreement, if applicable, and subject to Section 13 of the Plan:

(i) the Grantee may exercise his or her unexercised Option or SAR, but only within such period of time as is determined by the Committee, and only to the extent that the Grantee was entitled to exercise it at the Date of Termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). In the case of an Incentive Stock Option, the Committee shall determine such period of time (in no event to exceed three months from the Date of Termination) when the Option is granted. If, at the Date of Termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after the Date of Termination, the Grantee does not exercise his or her Option or SAR within the time specified by the Committee, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan;

(ii) the Grantee’s Restricted Stock Awards, to the extent forfeitable immediately before the Date of Termination, shall thereupon automatically be forfeited;

(iii) the Grantee’s Restricted Stock Awards that were not forfeitable immediately before the Date of Termination shall promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee’s vested Restricted Stock Awards; and

(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the Date of Termination shall terminate immediately upon the Date of Termination.

(e) Disability of Grantee.  In the event that a Grantee’s Continuous Status as an Employee or Consultant terminates as a result of the Grantee’s Disability, then, unless otherwise provided by the Award Agreement or the Grantee’s employment agreement, if applicable, such termination shall have no effect on the Grantee’s outstanding Awards. The Grantee’s Awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an Incentive Stock Option, any option not exercised within 12 months of the date of termination of the Grantee’s Continuous Status as an Employee or Consultant due to Disability will be treated as a Nonqualified Stock Option.

(f) Death of Grantee.  In the event of the death of a Grantee, then, unless otherwise provided by the Award Agreement or the Grantee’s employment agreement, if applicable, such termination shall have no effect on Grantee’s outstanding Awards. The Grantee’s Awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an Incentive Stock Option, any option not exercised within 12 months of the date of termination of Grantee’s Continuous Status as an Employee or Consultant due to death will be treated as a Nonqualified Stock Option.

(g) Retirement of Grantee.  In the event that a Grantee’s Continuous Status as an Employee or Consultant terminates after the Grantee’s attainment of age 65 (hereinafter, “Retirement”), then, unless otherwise provided by the Award Agreement or the Grantee’s employment agreement, if applicable, such termination shall have no effect on Grantee’s outstanding Awards. The Grantee’s Awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an Incentive Stock Option, any option not exercised within 3 months of the termination of Grantee’s Continuous Status as an Employee or Consultant due to Retirement will be treated as a Nonqualified Stock Option.

(h) Termination by Employer Not for Cause.  In the event that a Grantee’s Continuous Status as an Employee or Consultant is terminated by the Employer without Cause (hereinafter, “Termination by Employer Not for Cause”), then, unless otherwise provided by the Award Agreement or the Grantee’s employment agreement, if applicable, such termination shall have no effect on Grantee’s outstanding Awards. Grantee’s Awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an Incentive Stock Option, any option not exercised within 3 months of the date of will be treated as a Nonqualified Stock Option. In the case of a Grantee who is a Director, the Grantee’s service as a Director shall be deemed to have been terminated without Cause if the Participant ceases to serve in such a position solely due to the failure to be reelected or reappointed, as the case may be, and such failure is not a result of an act or omission which would constitute Cause.

(i) Termination for Cause.  Notwithstanding anything herein to the contrary, if a Grantee is an Employee of the Company and is “Terminated for Cause”, as defined herein below, unless otherwise defined in a Grantee’s employment agreement, if applicable, or violates any of the terms of their employment after they have become vested in any of their rights herein, the Grantee’s full interest in such rights shall terminate on the date of such termination of employment and all rights thereunder shall cease. Whether a Participant’s employment is Terminated for Cause shall be determined by the Board. Unless otherwise defined in a Grantee’s employment agreement, if applicable, “Cause” shall mean gross negligence, willful misconduct, flagrant or repeated violations of the Company’s policies, rules or ethics, a material breach by the Grantee of any employment agreement between the Grantee and the Company, intoxication, substance abuse, sexual or other unlawful harassment, disclosure of confidential or proprietary information, engaging in a business competitive with the Company, or dishonest, illegal or immoral conduct.

(j) Nontransferability of Awards.

(i) Except as provided in Section 5(j)(iii) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative.

(ii) Except as provided in Section 5(j)(iii) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock Awards, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii) To the extent and in the manner permitted by Applicable Law, and to the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Grantee may transfer an Award to:

(A) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Grantee (including adoptive relationships);

(B) any person sharing the employee’s household (other than a tenant or employee);

(C) a trust in which persons described in (A) and (B) have more than 50 percent of the beneficial interest;

(D) a foundation in which persons described in (A) or (B) or the Grantee control the management of assets; or

(E) any other entity in which the persons described in (A) or (B) or the Grantee own more than 50 percent of the voting interests;

provided such transfer is not for value. The following shall not be considered transfers for value: a transfer under a domestic relations order in settlement of marital property rights, and a transfer to an entity in which more than 50 percent of the voting interests are owned by persons described in (A) above or the Grantee, in exchange for an interest in such entity.

6. Stock Options.

(a) Limitations.

(i) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Any Option designated as an Incentive Stock Option:

(A) shall not have an aggregate Fair Market Value (determined for each Incentive Stock Option at the Date of Grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under the Plan and any other employee stock option plan of the Company or any Parent or Subsidiary (“Other Plans”)), determined in accordance with the provisions of Section 422 of the Code, that exceeds $100,000 (the “$100,000 Limit”);

(B) shall, if the aggregate Fair Market Value of Shares (determined on the Date of Grant) with respect to the portion of such grant that is exercisable for the first time during any calendar year (“Current Grant”) and all Incentive Stock Options previously granted under the Plan and any Other Plans that are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be exercisable as follows:

(1) The portion of the Current Grant that would, when added to any Prior Grants, be exercisable with respect to Shares that would have an aggregate Fair Market Value (determined as of the respective Date of Grant for such Options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

(2) If, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section 6(a)(i)(B) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Nonqualified Stock Option at such date or dates as are provided in the Current Grant.

(ii) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares. The limitation described in this Section 6(a)(ii) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13 of the Plan. If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13 of the Plan), the canceled Option will be counted against the limitation described in this Section 6(a)(ii).

(b) Term of Option.  The term of each Option shall be stated in the Award Agreement; provided, however, that the term shall be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee and, except as otherwise provided in this Section 6(c)(i), shall be no less than 100 percent of the Fair Market Value per Share on the Date of Grant.

(A) In the case of an Incentive Stock Option granted to an Employee who on the Date of Grant owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110 percent of the Fair Market Value per Share on the Date of Grant.

(B) Any Option that is (1) granted to a Grantee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Grantee immediately prior to such Acquisition, and (3) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Option, may be granted with such exercise price as the Committee determines to be necessary to achieve such preservation of economic value.

(d) Waiting Period and Exercise Dates.  At the time an Option is granted, the Committee shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. An Option shall be exercisable only to the extent that it is vested according to the terms of the Award Agreement.

(e) Form of Consideration.  The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. The acceptable form of consideration may consist of any combination of the following: cash; pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Grantee by reason of such exercise (a “cashless exercise”); or subject to the approval of the Committee:

(i) by the surrender of all or part of an Award (including the Award being exercised);

(ii) by the tender to the Company of Shares owned by the Grantee and registered in his name having a Fair Market Value equal to the amount due to the Company;

(iii) in other property, rights and credits deemed acceptable by the Committee, including the Participant’s promissory note; or

(iv) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law and deemed acceptable by the Committee.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.

(A) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement.

(B) An Option may not be exercised for a fraction of a Share.

(C) An Option shall be deemed exercised when the Company receives:

(1) written or electronic notice of exercise (in accordance with the Award Agreement and any action taken by the Committee pursuant to Section 4(b) of the Plan or otherwise) from the person entitled to exercise the Option, and

(2) full payment for the Shares with respect to which the Option is exercised.

(D) Shares issued upon exercise of an Option shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

(E) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

7. Stock Appreciation Rights.

(a) Grant of SARs.  Subject to the terms and conditions of the Plan, the Committee may grant SARs in tandem with an Option or alone and unrelated to an Option. Tandem SARs shall expire no later than the expiration of the underlying Option. In no event shall the term of a SAR exceed ten years from the Date of Grant.

(b) Exercise of SARs.  SARs shall be exercised by the delivery of a written or electronic notice of exercise (in accordance with the Award Agreement and any action taken by the Committee pursuant to Section 4(b) of the Plan or otherwise), setting forth the number of Shares over which the SAR is to be exercised. Tandem SARs may be exercised:

(i) with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option;

(ii) only with respect to the Shares for which its related Option is then exercisable; and

(iii) only when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of the Option.

The value of the payment with respect to the tandem SAR may be no more than 100 percent of the difference between the exercise price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SAR is exercised.

(c) Payment of SAR Benefit.  Upon exercise of a SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the excess of the Fair Market Value of a Share on the date of exercise over the SAR exercise price; by

(ii) the number of Shares with respect to which the SAR is exercised;

provided, that the Committee may provide in the Award Agreement that the benefit payable on exercise of a SAR shall not exceed such percentage of the Fair Market Value of a Share on the Date of Grant, or any other limitation, as the Committee shall specify. The payment upon exercise of a SAR shall be in Shares that have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment.

(d) No Employee shall be granted, in any fiscal year, SARs with respect to more than 500,000 Shares. The limitation described in this Section 7(d) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13 of the Plan. If a SAR is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13 of the Plan), the canceled SAR will be counted against the limitation described in this Section 7(d).

8. Restricted Stock Awards.  Subject to the terms of the Plan, the Committee may grant Restricted Stock Awards to any Eligible Recipient, in such amount and upon such terms and conditions as shall be determined by the Committee.

(a) Committee Action.  The Committee acting in its sole and absolute discretion shall have the right to grant Restricted Stock to Eligible Recipients under the Plan from time to time. Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement, and each Restricted Stock Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Grantee’s interest in the related Stock will be forfeited. The Committee may make grants of Performance-Based Restricted Stock and grants of Restricted Stock that are not Performance-Based Restricted Stock.

(b) Performance-Based Restricted Stock.

(i) Effective Date.  A grant of Performance-Based Restricted Stock shall be effective as of the date the Committee certifies that the applicable conditions described in Section 8(b)(iii) of the Plan have been timely satisfied.

(ii) Share Limitation.  No more than 500,000 shares of Performance-Based Restricted Stock may be granted to an Eligible Recipient in any calendar year.

(iii) Grant Conditions.  The Committee, acting in its sole and absolute discretion, may select from time to time Eligible Recipients to receive grants of Performance-Based Restricted Stock in such amounts as the Committee may, in its sole and absolute discretion, determine, subject to any limitations provided in the Plan. The Committee shall make each grant subject to the attainment of certain performance targets. The Committee shall determine the performance targets which will be applied with respect to each grant of Performance-Based Restricted Stock at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance targets relate. The performance criteria applicable to Performance-Based Restricted Stock grants will be one or more of the following criteria: (1) stock price; (2) average annual growth in earnings per share; (3) increase in stockholder value; (4) earnings per share; (5) net income; (6) return on assets; (7) return on stockholders’ equity; (8) increase in cash flow; (9) operating profit or operating margins; (10) revenue growth of the Company; and (11) operating expenses. Each performance target applicable to a Cash Award intended to be Performance Based Compensation and the deadline for satisfying each such target shall be stated in the Agreement between the Company and the Employee. The Committee must certify in writing that each such target has been satisfied before the Performance Based Compensation award is paid.

The related Restricted Stock Agreement shall set forth the applicable performance criteria and the deadline for satisfying the performance criteria.

(iv) Forfeiture Conditions.  The Committee may make each Performance-Based Restricted Stock grant (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Committee acting in its sole and absolute discretion deems appropriate under the circumstances for Eligible Recipients generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Grantee’s nonforfeitable interest in the Shares related to a Performance-Based Restricted Stock grant shall depend on the extent to which each such condition is timely satisfied. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8(b)) to, or for the benefit of, the Grantee with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

(c) Restricted Stock Other Than Performance-Based Restricted Stock.

(i) Effective Date.  A Restricted Stock grant which is not a grant of Performance-Based Restricted Stock shall be effective (a) as of the date set by the Committee when the grant is made or (b) if the grant is made subject to one, or more than one, condition, as of the date the Committee determines that such conditions have been timely satisfied.

(ii) Grant Conditions.  The Committee acting in its sole and absolute discretion may make the grant of Restricted Stock which is not Performance-Based Restricted Stock to a Grantee subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition which the Committee deems appropriate under the circumstances for Eligible Recipients generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such grant condition.

(iii) Forfeiture Conditions.  The Committee may make each grant of Restricted Stock which is not a grant of Performance-Based Restricted Stock (if, when and to the extent that the grant becomes effective) subject to one, or more than one, forfeiture condition which the Committee acting in its sole and absolute discretion deems appropriate under the circumstances for Eligible Recipients generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Grantee’s nonforfeitable interest in the Shares related to a grant of Restricted Stock which is not a grant of Performance-Based Restricted Stock shall depend on the extent to which each such condition is timely satisfied. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8(c)) to, or for the benefit of, the Grantee with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

(d) Dividends and Voting Rights.  Each Restricted Stock Agreement shall state whether the Grantee shall have a right to receive any cash dividends which are paid with respect to his or her Restricted Stock after the date his or her Restricted Stock grant has become effective and before the first day that the Grantee’s interest in such stock is forfeited completely or becomes completely nonforfeitable. If a Restricted Stock Agreement provides that a Grantee has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Grantee will be eligible to receive one, or more than one, payment in the future to compensate the Grantee for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock when such dividends were paid. If a Restricted Stock Agreement calls for any such payments to be made, the Company shall make such payments from the Company’s general assets, and the Grantee shall be no more than a general and unsecured creditor of the Company with respect to such payments. If a stock dividend is declared on such a Share after the grant is effective but before the Grantee’s interest in such Stock has been forfeited or has become nonforfeitable, such stock dividend shall be treated as part of the grant of the related Restricted Stock, and a Grantee’s interest in such stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Share with respect to which the stock dividend was paid is forfeited or becomes nonforfeitable. If a dividend is paid other than in cash or stock, the disposition of such dividend shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Grantee shall have the right to vote the Shares related to his or her Restricted Stock grant after the grant is effective with respect to such Shares but before his or her interest in such Shares has been forfeited or has become nonforfeitable.

(e) Satisfaction of Forfeiture Conditions.  A Share shall cease to be Restricted Stock at such time as a Grantee’s interest in such Share becomes nonforfeitable under the Plan, and the certificate representing such share shall be reissued as soon as practicable thereafter without any further restrictions related to Section 8(b) or Section 8(c) and shall be transferred to the Grantee.

9. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares.  Subject to the terms of the Plan, the Committee may grant Performance Units or Performance Shares to any Eligible Recipient in such amounts and upon such terms as the Committee shall determine.

(b) Share Limitation.  The number of Shares covered by Performance Units and Performance Shares in any fiscal year shall not exceed 500,000.

(c) Value/Performance Goals.  Each Performance Unit shall have an initial value that is established by the Committee on the Date of Grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Committee shall set performance goals that, depending upon the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

(d) Payment of Performance Units and Performance Shares.

(i) Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payment based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, to the extent the corresponding performance goals have been achieved.

(ii) If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

(e) Form and Timing of Payment of Performance Units and Performance Shares.  Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. The Committee may pay earned Performance Units or Performance Shares in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10. Cash Awards.  The Committee may grant Cash Awards at such times and in such amounts as it deems appropriate.

(a) Annual Limits.  Notwithstanding the foregoing, the amount of any Cash Award in any fiscal year to any Grantee shall not exceed the greater of $100,000 or 100% of his cash compensation (excluding any Cash Award under the Plan) for such fiscal year.

(b) Restrictions.  Cash Awards may be subject or not subject to conditions (such as an investment requirement), restricted or nonrestricted, vested or subject to forfeiture and may be payable currently or in the future or both. The Committee may make grants of Cash Awards that are intended to be Performance Based Compensation and grants of Cash Awards that are not intended to be Performance Based Compensation; provided, however, that only the Committee may serve as the Committee with respect to grants of Cash Awards that are intended to be Performance-Based Compensation. The Committee shall determine the performance targets which will be applied with respect to each grant of Cash Awards that are intended to be Performance Based Compensation at the time of grant, but in no event later than 90 days after the beginning of the period of service to which the performance targets relate. The performance criteria applicable to Performance Based Compensation awards will be one or more of the following: (1) stock price; (2) average annual growth in earnings per share; (3) increase in stockholder value; (4) earnings per share; (5) net income; (6) return on assets; (7) return on stockholders’ equity; (8) increase in cash flow; (9) operating profit or operating margins; (10) revenue growth of the Company; and (11) operating expenses. Each performance target applicable to a Cash Award intended to be Performance Based Compensation and the deadline for satisfying each such target shall be stated in the Agreement between the Company and the Employee. The Committee must certify in writing that each such target has been satisfied before the Performance Based Compensation award is paid.

11. Other Stock Based Awards.  The Committee shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the Common Stock, and the grant of securities convertible into Shares.

12. Tax Withholding.  The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state, local or foreign government. Whenever the Company proposes or is required to issue or transfer Shares under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state, local and foreign withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Grantee may pay the withholding tax in cash, or, if the applicable Award Agreement provides, a Grantee may elect to have the number of Shares he is to receive reduced by the smallest number of whole Shares that, when multiplied by the Fair Market Value of the Shares determined as of the Tax Date (defined below), is sufficient to satisfy federal, state, local and foreign, if any, withholding taxes arising from exercise or payment of a grant under the Plan (a “Withholding Election”). A Grantee may make a Withholding Election only if the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee. The Committee may in its sole and absolute discretion disapprove and give no effect to the Withholding Election.

13. Adjustments Upon Changes in Capitalization or Change in Control.

(a) Changes in Capitalization.  Except in connection with the Reverse Stock Split as contemplated under the Exchange Agreement, and subject to any required action by the stockholders of the Company, the number of Covered Shares, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Covered Stock, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Covered Stock.

(b) Change in Control.  In the event of a Change in Control, unless otherwise provided in a Grantee’s employment agreement, if applicable, then the following provisions shall apply:

(i) all outstanding Options shall become fully exercisable, except to the extent that the right to exercise the Option is subject to restrictions established in connection with a SAR that is issued in tandem with the Option;

(ii) all outstanding SARs shall become immediately payable, except to the extent that the right to exercise the SAR is subject to restrictions established in connection with an Option that is issued in tandem with the SAR;

(iii) all Shares of Restricted Stock shall become fully vested;

(iv) all Performance Shares and Performance Units shall be deemed to be fully earned and shall be paid out in such manner as determined by the Committee; and

(v) all Cash Awards, Other Stock Based Awards and other Awards shall become fully vested and/or earned and paid out in such manner as determined by the Committee.

In addition to the provisions of Section 13(b) above and to the extent not inconsistent therewith the Committee, in its sole discretion, may: (1) provide for the purchase of any Award for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Award had such Award been currently exercisable or payable; (2) make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or (3) cause the Awards then outstanding to be assumed, or new Awards substituted therefore, by the surviving corporation in such change.

14. Term of Plan.  The Plan shall become effective upon its approval by the stockholders of the Company. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. The Plan shall continue in effect until the tenth anniversary of adoption of the Plan by the Board, unless terminated earlier under Section 15 of the Plan.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 or Section 162(m) of the Code (or any successor rule or statute) or other Applicable Law. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Committee, which agreement must be in writing and signed by the Grantee and the Company.

16. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares shall not be issued pursuant to an Award unless the exercise, if applicable, of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and any insider trading policy adopted by the Company, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Liability of Company.

(a) Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares.  If the Covered Stock covered by an Award exceeds, as of the date of grant, the number of Shares that may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Covered Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15 of the Plan.

18. Reservation of Shares.  The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Rights of Employees.  Neither the Plan nor any Award shall confer upon a Grantee any right with respect to continuing the Grantee’s employment relationship with the Company, nor shall they interfere in any way with the Grantee’s right or the Company’s right to terminate such employment relationship at any time, with or without cause.

20. Sub-plans for Foreign Subsidiaries.  The Board may adopt sub-plans applicable to particular foreign Subsidiaries. All Awards granted under such sub-plans shall be treated as grants under the Plan. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 3, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

21. Construction.  The Plan shall be construed under the laws of the State of Delaware, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

22. Certain Limitations on Awards to Ensure Compliance with Code Section 409A.  For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Grantee) being “permitted” under Code Section 409A mean, for a 409A Award (meaning an Award that constitutes a deferral of compensation under Code Section 409A and regulations thereunder), that the term or event will not cause the Grantee to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award (meaning all Awards other than 409A Awards), that the term or event will not cause the Award to be treated as subject to Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Grantee with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i).